  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1998.

                                                     REGISTRATION NO. 333-58731
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ----------

                            AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------
                    GENERAL AMERICAN RAILCAR CORPORATION II
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  ----------
               DELAWARE
    (STATE OR OTHER JURISDICTION OF                36-4247116
                                                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                            500 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60661
                                (312) 621-6451
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  ----------
                            DAVID B. ANDERSON, ESQ.
                               GATX CORPORATION
                            500 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60661
                                (312) 621-6495
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
        JENNIFER R. EVANS, ESQ.                TRAYTON M. DAVIS, ESQ.
       COURTNEY A. WILSON, ESQ.            MILBANK, TWEED, HADLEY & MCCLOY
   VEDDER, PRICE, KAUFMAN & KAMMHOLZ           1 CHASE MANHATTAN PLAZA
 222 NORTH LASALLE STREET, SUITE 2600         NEW YORK, NEW YORK 10005
        CHICAGO, ILLINOIS 60601                    (212) 530-5349
            (312) 609-7500
                                  ----------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                          AMOUNT       MAXIMUM      AMOUNT OF
        TITLE OF EACH CLASS OF            TO BE       AGGREGATE    REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED  OFFERING PRICE    FEE(1)
-------------------------------------------------------------------------------
Pass Through Certificates, Series
 1998-1............................... $167,000,000  $167,000,000    $49,265(2)
-------------------------------------------------------------------------------
Equipment Notes, Series 98-A, 98-B,
 98-C(3).............................. $160,000,000  $160,000,000    $47,200
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) Registration fee calculated pursuant to Rule 457(o) on the basis of the maximum principal amount of securities to be offered.

(2) Previously paid.

(3) The proceeds of the offering of the Pass Through Certificates will be used to purchase all of the Equipment Notes, and no separate consideration will be received for the Equipment Notes.
                                  ----------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 1998

PROSPECTUS

                               $159,574,146

                    GENERAL AMERICAN RAILCAR CORPORATION II
                           1998-1 PASS THROUGH TRUST

                 % PASS THROUGH CERTIFICATES, SERIES 1998-1

                                   --------

  Each Pass Through Certificate offered hereby will represent a fractional undivided interest in the General American Railcar Corporation II 1998-1 Pass Through Trust (the "Pass Through Trust") to be formed pursuant to a pass through trust agreement between General American Railcar Corporation II (the "Company"), a wholly-owned special purpose subsidiary of General American Transportation Corporation ("GATC") newly organized in July 1998 as a Delaware corporation, and State Street Bank and Trust Company ("State Street"), as Pass Through Trustee (the "Pass Through Trustee"). The property of the Pass Through Trust will consist of $159,574,146 aggregate principal amount of equipment notes (the "Equipment Notes") to be issued on a nonrecourse basis by the trustee of one or more owner trusts (the "Owner Trustee") in connection with one or more leveraged lease transactions to finance in each case not more than 80% of the cost of certain railroad tank cars and covered hopper cars (each railcar an "Equipment Unit" or "Unit" and, collectively, the "Equipment") that will be purchased in each transaction by the applicable Owner Trustee from the Company and leased back to the Company. Amounts unconditionally payable under each lease will be sufficient to pay in full when due all payments of principal of, if any, and interest on, the related Equipment Notes held in the Pass Through Trust. The Equipment Notes are not direct obligations of, nor are they guaranteed by, the Company.
                                                   (continued on following page)

  When issued, the Pass Through Certificates will be investment grade securities and are expected to be rated at least Aa2 and AA by Moody's and S&P, respectively. See "Ratings."

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PASS THROUGH CERTIFICATES.

                                   --------

THE PASS THROUGH CERTIFICATES ARE NOT OBLIGATIONS OF, NOR GUARANTEED BY, THE
                       COMPANY OR ANY AFFILIATE THEREOF.

                                   --------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  THESE SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED BY  THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION PASSED UPON  THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    INITIAL PRINCIPAL       FINAL
PASS THROUGH   PRINCIPAL   INTEREST   DISTRIBUTION       DISTRIBUTION      PRICE TO
CERTIFICATES     AMOUNT      RATE        DATE(1)           DATE(1)       PUBLIC(2)(3)
-------------------------------------------------------------------------------------
1998-1        $159,574,146     %    October 20, 2001  September 20, 2020     100%
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 (1) Based on the Rated Amortization Schedule. The initial principal distribution date and final distribution date based on the Scheduled Amortization Schedule are October 20, 1998, and September 20, 2017, respectively.
 (2) Plus accrued interest, if any, from September   , 1998.

 (3) The underwriting commission is $        , which constitutes     % of the
     principal amount of the Pass Through Certificates. The underwriting commission, and certain other expenses estimated at $1,000,000, will be payable by the Owner Trustees in the leveraged lease transactions. All of the proceeds from the sale of the Pass Through Certificates will be used to purchase the Equipment Notes.

                                   --------

  The Pass Through Certificates are offered by the Underwriters subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters. It is expected that delivery of the Pass Through
Certificates in book-entry form will be made on or before September   , 1998
through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

                                   --------

SALOMON SMITH BARNEY                                  MORGAN STANLEY DEAN WITTER

The date of this Prospectus is                , 1998

  Interest paid on the Equipment Notes held in the Pass Through Trust will be passed through to the Certificateholders on the 20th day of each month, commencing on October 20, 1998, at the rate per annum set forth above, and the principal of the Equipment Notes held in the Pass Through Trust is expected to be paid and passed through to the Certificateholders in scheduled amounts, if any, on the 20th day of certain months, commencing on October 20, 1998.

  The Equipment Notes will have a Rated Amortization Schedule and a Scheduled Amortization Schedule, as described herein. Failure to pay interest on the Equipment Notes or to pay principal on a cumulative basis in accordance with the Rated Amortization Schedule will constitute an Event of Default. Failure to pay principal on the Equipment Notes on a cumulative basis in accordance with the Scheduled Amortization Schedule will not constitute an Event of Default but will result in a premium being due and payable, as described herein. The Equipment Notes will mature, based upon the Scheduled Amortization Schedule, on September 20, 2017, and will mature, based upon the Rated Amortization Schedule, on September 20, 2020. Although neither the Pass Through Certificates nor the Equipment Notes are direct obligations of, or guaranteed by, the Company, the amounts of Basic Rent (as defined herein) unconditionally payable by the Company under the leases are intended to be sufficient to pay in full when due all payments of principal and interest on the related Equipment Notes in accordance with the Scheduled Amortization Schedule and the expenses of the Owner Trustees and the Pass Through Trustee. The Equipment Notes are non-recourse obligations of the applicable Owner Trust and do not represent obligations of, and are not guaranteed by GATC, the Company's parent corporation, or any affiliate thereof.

  In each transaction, the applicable Equipment Notes will be issued under an indenture and will be secured by a security interest in the Equipment leased by the Company under the related lease and by an assignment of certain of the Owner Trustee's rights under such lease, including the right to receive rent payable by the Company in respect of such Equipment pursuant to such lease.

                                 ------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PASS THROUGH CERTIFICATES, INCLUDING OVERALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE PASS THROUGH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Pass Through Certificates. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Pass Through Certificates and the Company, reference is made to the Registration Statement. Any statement contained herein concerning the provisions of any document is not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

  The Company will be subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission following this offering. Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. Such material also may be accessed electronically by means of the Commission's web site on the Internet at http://www.sec.gov, containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  Other than the pro forma balance sheet giving effect to the completion of this offering, no separate financial statements of the Company have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Certificates because the Company is a newly-formed special purpose entity, has had no prior operations and will not engage in any activity other than leasing the Equipment from the Owner Trusts, the purchase of which Equipment by the Owner Trusts is to be funded in substantial part with the proceeds of this offering, and the subleasing of such Equipment. In addition, the Company is a wholly-owned subsidiary of GATC which is itself a reporting company under the Exchange Act.

                 REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE

  State Street, as trustee under the Pass Through Trust Agreement, will provide to Certificateholders certain periodic statements concerning distributions made with respect to the Pass Through Trust. See "Description of the Pass Through Certificates--Statements to Certificateholders."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein. For an explanation of defined terms used in this Prospectus, please see the Glossary attached to this Prospectus as Appendix A.

                              TRANSACTION OVERVIEW

  The Pass Through Certificates are being offered (the "Offering") as part of a series of transactions that will close contemporaneously on the Closing Date of the Offering in connection with the financing of the acquisition of a fleet of railcars from GATC, as follows:

  . The Company will form a Pass Through Trust pursuant to a pass through trust agreement between the Company and State Street as pass through trustee (the "Pass Through Trustee").

  . Contemporaneously, GATC will sell the Equipment to the Company and assign to the Company the related Subleases previously entered into by GATC with its customers.

  . In three separate leveraged lease transactions, the Company will then immediately sell to each of three Owner Trusts a separate diversified group of the Equipment such that the Owner Trusts together will own all of the Company's railcar fleet.

  . Each Owner Trust will finance the acquisition of its respective Equipment
    Group by: (1) receiving at least 20% of the total Equipment Cost from an equity investment in such Owner Trust by the related owner participant, and (2) the sale to the Pass Through Trust of Equipment Notes at par representing in aggregate principal amount not more than 80% of the Equipment Cost of the related Equipment Group.

  . On the Closing Date, the Pass Through Trust will issue to investors the Pass Through Certificates representing fractional undivided interests in the assets of the Pass Through Trust.

  . Using all of the proceeds from the Offering, the Pass Through Trust will acquire all of the Equipment Notes issued by each of the Owner Trusts. The aggregate principal amount of the Equipment Notes will equal the aggregate face amount of the Pass Through Certificates and payments of principal and interest on the Equipment Notes will be passed through to holders of the Pass Through Certificates on the corresponding payment date.

  . Pursuant to the Leases, the Company will lease back from each Owner Trust all of the Equipment purchased by such Owner Trust.

  . On the Closing Date, the Company will enter into the Management Agreement and the Intercreditor Agreement with certain of the other parties as described below.

  Pursuant to an Operation, Maintenance, Servicing and Remarketing Agreement (the "Management Agreement"), the Company has engaged GATC to act as the manager of the fleet of railcars leased by the Company and to perform, on behalf of the Company, all services incidental to the management of the Company's fleet. Rental payments in respect of the Leases are expected to be, in the aggregate, sufficient to pay, among other things, interest and principal due in respect of the Equipment Notes according to the Scheduled Amortization Schedule (as defined herein) and all fees and expenses of the Pass Through Trustee and the Owner Trustee. The Pass Through Certificates and the Equipment Notes represent obligations of the Pass Through Trust and the Owner Trusts, respectively, and do not represent direct obligations of, and are not guaranteed by, the Company or GATC or any of their affiliates.

  In connection with the leveraged lease transactions described above, pursuant to the Collateral Agency and Intercreditor Agreement among the Company, the Owner Trustees, the Indenture Trustees, the Manager and the Insurance Manager, the Company will pledge to a Collateral Agent all of its rights, title and interests in the Collateral (including the Subleases and the rights to receive any payments thereunder) along with any amounts held in certain accounts to be maintained by the Collateral Agent. The parties to the Intercreditor Agreement agree that so long as the Equipment Notes are outstanding, all amounts due to the Company will flow through the Collateral Agent and will be disbursed according to the terms of the Intercreditor Agreement. The security interest of the Collateral Agent in the Collateral is subject to the terms of the Intercreditor Agreement, and under such agreement, the Collateral Agent's security interest in the Subleases will not be perfected. See "The Intercreditor Agreement."

                                 THE EQUIPMENT

  The equipment consists of 3,380 railroad tank cars and covered hopper cars newly manufactured by Trinity Industries Inc. ("Trinity") during 1997 or 1998. The fleet composition is approximately 75% tank cars and approximately 25% covered hopper cars. Tank cars are specialized railcars used for the transportation of a variety of products including chemicals, semi-gaseous or gaseous products and other types of industrial liquids. Covered hopper cars primarily carry plastic pellets, cement, grain and other granular products. The Equipment is further classified into one of six categories of railcars: general covered hopper, general service tank, high pressure tank, specialty covered hopper, alloy and specialty chemical (each, a "Car Type"). Each Owner Trust will purchase from the Company a portfolio of the Equipment (each, an "Equipment Group") consisting of a diverse selection of Car Types. See "The Equipment."

                                  THE COMPANY

  General American Railcar Corporation II, a Delaware corporation, was newly organized in July 1998 as a wholly-owned special purpose subsidiary of GATC, solely for the purposes of (i) entering into one or more sales and leasebacks of the Equipment, (ii) subleasing the Equipment to customers pursuant to subleases and (iii) engaging in such other activities as are necessary, convenient or incidental thereto. The Company has taken steps in structuring the transactions contemplated hereby so as to avoid any consolidation of its assets and liabilities with those of GATC in a GATC bankruptcy proceeding. See "The Company" and "Risk Factors--Certain Legal and Bankruptcy Considerations-- Bankruptcy of GATC." The Company will be capitalized with an equity contribution of $2,000,000 at the Closing Date. The Company's principal executive office is located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: 312-621-6451).

                   THE FULL SERVICE RAILCAR LEASING BUSINESS

  The Company will be engaged in the business of leasing specialized railcars to its customers primarily under full service leases. Under full service leases, the lessor maintains and services the railcars subject to the lease, pays ad valorem property taxes and provides several other ancillary services, including auditing of Railroad Mileage Credit payments due from railroads. See "--Summary of Principal Agreements--Railroad Mileage Credits." Pursuant to the Management Agreement, the Company has engaged the Manager to provide these services on the Company's behalf to the Company's customers. See "The Management Agreement" and "The Manager." The primary customers of the full service railcar leasing industry are large industrial companies that ship and use food products, chemicals, petroleum and other commodities. The full service railcar leasing industry is comprised principally of GATC, Union Tank Car Company ("Union Tank Car"), General Electric Railcar Service Corporation ("GE Railcar"), Shippers Car Line division of ACF Industries, Incorporated ("ACF"), Trinity and several smaller companies, including the Company. See "Railcar Leasing Industry."

                                  THE MANAGER

  GATC is principally engaged in leasing specialized railcars (primarily tank cars) under full service leases and the management of railcars. Through its wholly-owned subsidiary GATX Terminals Corporation

("Terminals"), GATC also is engaged in the operation of public bulk liquid storage terminals and domestic pipeline systems. GATC's principal executive office is located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: 312-621-6200). GATC is a wholly-owned subsidiary of GATX Corporation ("GATX").

                        THE SUBLEASES AND THE SUBLESSEES

  The Company will sublease the Equipment to its customers (the "Sublessees") pursuant to car service contracts and related riders (the "Subleases"). The initial Subleases, which will be assigned to the Company by GATC in connection with GATC's sale of the Equipment to the Company on the Closing Date, are contracts which GATC has entered into with customers over the last two years when the Equipment was newly delivered to GATC from the manufacturer. Most, if not all, of the Sublessees will also continue to be customers of GATC and/or other affiliates of GATC under separate agreements with respect to other railcars. At the Closing Date, the Company will have Subleases with 82 Sublessees whose businesses fall within the chemical, petroleum, agriculture and mineral industries. Currently, 51.6% of the Equipment is Subleased to Sublessees which are, or whose parent companies are, rated BBB- or Baa3 or higher (although the obligation of such Sublessees may not be guaranteed by their parent companies) and 32.2% are unrated by the Rating Agencies. As of September 1, 1998, each of the Sublessees was current in respect of its obligations under its Sublease. See "The Sublessees--Rating of Sublessees." The Management Agreement will contain provisions requiring the Manager to lease and re-lease the railcars it manages on behalf of the Company without regard to whether such railcars are part of the Company Fleet (as defined herein), or its own fleet or other fleets managed by the Manager. However, there can be no assurance that the composition of the pool of Sublessees will continue to have similar industry concentration, credit quality and other characteristics to that of the initial Sublessees. See "The Sublessees."

                           [Transaction Schematic]

                        SUMMARY OF PRINCIPAL AGREEMENTS

THE PASS THROUGH TRUST
 AGREEMENT................  The Pass Through Trust will be formed pursuant to the Pass Through Trust Agreement between the Pass Through Trustee and the Company. The Pass Through Trust will issue Pass Through Trust Certificates in the Offering and will use the proceeds of the Offering to purchase Equipment Notes from the Owner Trusts pursuant to the Participation Agreements.

THE INDENTURES............  Each Owner Trust will issue Equipment Notes pursuant to an Indenture between the related
                            Indenture Trustee and the related Owner Trustee. Each Indenture provides for a Scheduled Amortization Schedule and a Rated Amortization Schedule on the Equipment Notes as more fully described under "Description of the Equipment Notes--Principal and Interest Payments--Principal."

THE PARTICIPATION
 AGREEMENTS...............  The Pass Through Trust will agree to purchase the
                            Equipment Notes from each Owner Trust pursuant to a Participation Agreement among the Pass Through Trustee, the related Owner Trustee, the respective Owner Participant, the related Indenture Trustee, the Company and the Manager. Also, pursuant to the related Participation Agreement, each Owner Trust will agree to purchase an Equipment Group from the Company. Each Owner Trust will finance the purchase of its Equipment Group with the proceeds from the issuance of its Equipment Notes.

THE LEASES................  Each Owner Trustee will enter into a Lease with the
                            Company pursuant to which the Company will lease the Equipment Group owned by such Owner Trustee and agree to make payments of rent on such Equipment Group. The payments of Basic Rent for each Equipment Group are expected to be sufficient to allow payment on the related Equipment Notes in accordance with the Scheduled Amortization Schedule after payment of certain expenses of the related Owner Trust.

THE MANAGEMENT AGREEMENT..
                            The Company will engage GATC under a Management Agreement pursuant to which GATC will perform, on behalf of the Company, all of the Company's obligations under its Subleases with its customers and provide other services necessary for a company operating in the full service railcar leasing industry, effectively outsourcing all of the Company's day-to-day operations. Pursuant to the Management Agreement, but subject to the direction of the Company, GATC will also perform many of the Company's operational obligations under the other agreements to which the Company is a party. Under the terms of the Management Agreement, the Manager will receive a monthly fee consisting of a Base Component, an Incentive Component and a charge for reimbursable services. The Base Component will be the product of (i) a monthly fee payable per Equipment Unit (initially $20) multiplied by (ii) the number of Units managed. The Incentive Component will be $5 per Unit per month for the period from the Closing Date through December 31, 1999. Thereafter, the per Unit Incentive Component will be calculated based on the gross sublease revenues of the Company net of write-offs multiplied by .000238%, as more fully described under "The Management Agreement-- Compensation of Manager."

THE INTERCREDITOR
 AGREEMENT................  Pursuant to an Intercreditor Agreement among the
                            Company, the Owner Trustees, the Indenture
                            Trustees, the Manager, the Insurance Manager and The First National Bank of Chicago, as collateral agent (the "Collateral Agent"), the Company will pledge to the Collateral Agent all of its rights, title and interests under certain documents to which it is a party including the Subleases (as defined herein), including the right to receive any payments thereunder, along with any amounts held in certain accounts established by the Collateral Agent. Each of the parties to the Intercreditor Agreement will agree that, so long as any Equipment Notes are outstanding, all amounts due to the Company, including Sublease payments, will flow through the Collateral Agent to be disbursed in accordance with the terms of the Intercreditor Agreement.

THE INSURANCE AGREEMENT...
                            Pursuant to an Insurance Agreement between the Company and the Insurance Manager, the Insurance Manager will maintain or cause to be maintained, with insurers with whom the Insurance Manager or its affiliates insure equipment owned or managed by them, (i) public liability insurance in respect of the Equipment, in amounts not less than, and with deductibles or retentions not greater than, those customarily maintained by the Insurance Manager and its affiliates for similar equipment owned or managed by them, and (ii) casualty insurance, in amounts not less than, against risks and with deductible and retention amounts not greater than, those customarily maintained by the Insurance Manager or its affiliates for similar equipment owned or managed by them, subject, in each case, to compliance with certain insurance-related provisions in the Leases. Compensation to the Insurance Manager for its performance under the Insurance Agreement will be included in the Base Component under the Management Agreement so long as the Insurance Manager is acting as Manager under the Management Agreement. See "The Management Agreement."

THE SUBLEASES.............  The Company will sublease the Equipment to its customers pursuant to car service contracts and related riders (the "Subleases"). On the Closing Date, the Subleases will be assigned to the Company by GATC.

RAILROAD MILEAGE CREDITS..  Railcars are required to carry a "mark" consisting of letters registered in the name of the owner of the railcar mark and a car number (e.g., GATX 1234) (the "Mark"). Such Marks are stenciled on the side of each railcar.

                            Railroad Mileage Credits are cash credits paid by the railroads to the registered owner of the railcar Marks. The credit is a product of the number of loaded miles a railcar travels on a given railroad (which the railroad tracks by the Mark) and a specific amount determined by agreement with the railroads. The latter amount is based upon the original cost and age of the railcar. Accordingly, the more expensive a car is to manufacture and the newer the car, the higher will be the attributable amount of mileage credit.

                            Under the terms of the leases GATC enters into with its customers and under the terms of the Subleases, GATC and the Company, respectively, agree to pay to or credit their customers all of the payments received in respect of Railroad Mileage Credits with respect to the related railcars or Equipment Units. At or prior to the Closing Date, GATC's railcars and the Equipment will carry Marks registered with the AAR in the name of General American Marks Company, a Delaware business trust (the "Marks Company"). Payment in respect of Railroad Mileage Credits for GATC's customers and the Company's customers will be paid to the Marks Company. These payments will then be allocated between GATC and the Company in accordance with the respective railcars in the Company Fleet and the Manager's Fleet. GATC, as the Manager, will, in turn, credit such payments in accordance with the applicable Sublease against the Sublessee's account. Sublessees may either apply the amount of the credit to the amount due under their respective Subleases or request payment of the amount of such credit. See "Railcar Leasing Industry--Railroad Mileage Credits," "The Management Agreement" and "Collection and Application of the Company's Cash Flows--Collection of Railroad Mileage Credits."

GLOSSARY..................  Included at the end of this Prospectus as Appendix
                            A is a Glossary of all defined terms used herein.

                                  THE OFFERING

SECURITIES OFFERED........
                            $159,574,146   % General American Railcar
                            Corporation II Pass Through Trust Certificates, Series 1998-1 in denominations of $100,000 and $1,000 integral multiples in excess thereof.

RATINGS...................  It is expected that at the time of sale the Pass
                            Through Certificates will be investment grade securities with ratings of Aa2 by Moody's Investors Service, Inc. ("Moody's") and AA by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. ("Standard & Poor's" or "S&P"). The ratings on the Pass Through Certificates address only the payment of interest when due and the payment of principal on the Equipment Notes, which will be passed through to Certificateholders, according to the Rated Amortization Schedule of the Equipment Notes and do not address the payment of principal in accordance with the Scheduled Amortization Schedule or any other faster rate or the payment of any Make-Whole Amounts, Late Payment Premiums or interest on overdue amounts. A security rating is not a recommendation to buy, sell or hold securities, and such ratings may be subject to revision or withdrawal at any time.

USE OF PROCEEDS...........  The proceeds from the sale of the Pass Through
                            Certificates will be used by the Pass Through Trustee to purchase the Equipment Notes from the Owner Trustees. The Owner Trustees will use such proceeds to finance not more than 80% of the cost of the Equipment, representing in the aggregate the entire debt portion of one or more separate leveraged lease transactions. See "Use of Proceeds."

PASS THROUGH TRUST
 PROPERTY..................
                            The property of the Pass Through Trust will consist solely of Equipment Notes issued on a nonrecourse basis by the Owner Trustees pursuant to one or more separate leveraged lease transactions to finance not more than 80% of the cost of the Equipment and all funds deposited in the related Certificate Account, Special Payments Account and any other account maintained as a part of the Pass Through Trust, including any proceeds from the sale by the Pass Through Trustee of any Equipment Notes in an Event of Default. For a description of the Equipment securing the Equipment Notes, see "The Equipment." See "Description of the Pass Through Certificates--General" and "--Payments and Distributions."

PASS THROUGH CERTIFICATES:
 SCHEDULED MATURITY DATE... September 20, 2017 represents the Regular
                            Distribution Date (as defined herein) on which the Owner Trustee of the applicable Owner Trust will pay the final installment of principal, which will be passed through to Certificateholders by the Pass Through Trustee, if all payments of principal on the related Equipment Notes are made in accordance with the Scheduled Amortization Schedule set forth in Appendix B.

PASS THROUGH CERTIFICATES:
 SCHEDULED WEIGHTED AVERAGE
 LIFE......................
                            Assuming that payments on the Equipment Notes are made in accordance with the Scheduled Amortization Schedule, the scheduled weighted average life of the Pass Through Certificates will be 11.4 years.

PASS THROUGH CERTIFICATES:
 RATED MATURITY DATE....... September 20, 2020, which represents the Regular
                            Distribution Date by which the Owner Trustee of the applicable Owner Trust must pay all outstanding principal, which will be passed through to Certificateholders by the Pass Through Trustee, on the related Equipment Notes in accordance with the Rated Amortization Schedule set forth in Appendix B.

PASS THROUGH CERTIFICATES:
 DISTRIBUTIONS.............
                            Payments of interest on the Equipment Notes are scheduled to be received by the Pass Through Trustee on the 20th day of each month (a "Regular Distribution Date"), commencing October 20, 1998, and are to be distributed to Certificateholders on such dates. Payments of principal on the Equipment Notes held in the Pass Through Trust are scheduled to be received in specified amounts by the Pass Through Trustee on certain Regular Distribution Dates commencing October 20, 1998, and are to be distributed to the Certificateholders on such dates. Payments of principal, Make-Whole Amount, if any, and interest on the Equipment Notes resulting from prepayments thereof, if any, will be received and distributed on the 20th day of any month (a "Special

                            Distribution Date") except in the case of a refinancing which may occur on any Business Day. See "Description of the Pass Through Certificates-- Payments and Distributions."

PASS THROUGH CERTIFICATES:
 INTEREST.................  Interest on the Pass Through Certificates will be passed through to the Certificateholders at the rate per annum indicated on the cover of this Prospectus, which is the same interest rate borne by the Equipment Notes to be held by the Pass Through Trust. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Pass Through Certificates-- General."


PASS THROUGH CERTIFICATES:
 PRINCIPAL................  Scheduled principal payments made on the Equipment
                            Notes will be passed through to Certificateholders. The principal of the Equipment Notes is payable monthly in scheduled amounts (which may be zero) according to the Scheduled Amortization Schedule set forth in Appendix B. See "--Equipment Notes:
                            Scheduled Amortization."


EQUIPMENT NOTES:
 PROPERTY OF THE OWNER
 TRUSTS...................  The assets of each Owner Trust will consist of the
                            Equipment owned by it and the related Lease.

                            The Equipment Notes and the Pass Through
                            Certificates will not be obligations of, or guaranteed by, the Pass Through Trustee, any Indenture Trustee, any Owner Trustee in its individual capacity, the Collateral Agent, the Company, GATC or any of their respective affiliates. The Equipment Notes are the obligations solely of the related Owner Trust and not of the Owner Participants or the Owner Trustees in their individual capacities. The Pass Through Certificates are the obligations solely of the Pass Through Trust.


EQUIPMENT NOTES:
 INTEREST.................  Interest will be payable on each of the Equipment
                            Notes on the unpaid principal amount thereof on the 20th day of each month, or, if such date is not a Business Day, the next succeeding Business Day, commencing October 20, 1998.


EQUIPMENT NOTES:
 SCHEDULED AMORTIZATION...  It is anticipated that the Company's payments on the Leases will be made at a rate sufficient to permit payment of principal and interest on the Equipment Notes in accordance with the Scheduled Amortization Schedule. "Scheduled Amortization" is the amount of principal of the related Equipment Notes which an Owner Trustee must have paid (on a cumulative basis) through each Regular Distribution Date in order to avoid the payment of late payment premiums ("Late Payment Premiums"). The "Scheduled Amortization Amount" due on any Regular Distribution Date will equal the excess of (i) the cumulative amount of all Scheduled Amortization which is required to have been paid through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date. Failure to pay principal in accordance with the Scheduled Amortization Schedule will not result in a default under the Equipment Notes (provided that the cumulative amount of principal paid to date is at least equal to the cumulative amount of principal required to be paid to such date pursuant to the Rated Amortization Schedule), but will result in the incurrence of Late Payment Premiums. The Scheduled Amortization Schedule will be adjusted to reflect any partial prepayment of the Equipment Notes. See "Description of the Equipment Notes--Prepayments." For a description of certain structuring assumptions used in the transaction, see "Maturity, Payment and Yield Considerations" and "Structuring Assumptions."

EQUIPMENT NOTES:
 RATED AMORTIZATION.......  "Rated Amortization" is the minimum amount of principal of the related Equipment Notes which an Owner Trustee must pay on or prior to each Regular Distribution Date in order to avoid a payment default under the applicable Indenture. The "Rated Amortization Amount" due on any Regular Distribution Date will equal the excess, if any, of
                            (i) the cumulative amount of all Rated Amortization which is required to have been paid through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date. The Rated Amortization Schedule will be adjusted to reflect any partial prepayment of the Equipment Notes. See "Description of the Equipment Notes--Prepayments."


EQUIPMENT NOTES:
 LATE PAYMENT PREMIUMS....  If the amount of principal paid on any Regular
                            Distribution Date is less than the Scheduled
                            Amortization Amount as of such Regular Distribution Date, then the applicable Owner Trustee will be required to pay on the next Regular Distribution Date a Late Payment Premium. Late Payment Premiums will be payable only on the difference between (i) the greater of (a) the principal amount of the Equipment Notes paid on a Regular Distribution Date and (b) the Rated Amortization Amount payable on such Regular Distribution Date and (ii) the Scheduled Amortization Amount payable on such Regular Distribution Date (such difference, a "Payment Deficiency"), at a rate equal to 1.5% per annum (the "Late Payment Rate"). See "Description of the Equipment Notes--Principal and Interest Payments--Late Payment Premium."

                            Late Payment Premiums will be payable solely out of funds available after providing for payment of certain expenses and indemnities, all Basic Rent under the Leases in an amount sufficient to pay accrued and unpaid interest and principal then due on the Equipment Notes in accordance with the Scheduled Amortization Schedule and the equity portion of all scheduled payments of Basic Rent due and payable and after making the contributions required to be made to certain reserve accounts required to be maintained pursuant to the Intercreditor Agreement, and will be, in effect, subordinate to such payments. The ratings on the Pass Through Certificates do not address the payment of Late Payment Premiums. Any deficiency in the payment of Late

                            Payment Premiums will bear interest at the Late Payment Rate, and will be included in the Late Payment Premiums owing on subsequent Regular Distribution Dates.

EQUIPMENT NOTES:
 PREPAYMENT WITHOUT MAKE-
 WHOLE AMOUNT.............  The Equipment Notes may be prepaid in whole or in part without payment of the Make-Whole Amount under the following circumstances:

                            (a) Upon the occurrence of an Event of Loss (as
                                defined herein) with respect to an Equipment
                                Unit, if such Equipment Unit is not replaced within 120 days after knowledge of the Manager of such Event of Loss, the portion of the Equipment Notes related to such Equipment Unit is subject to prepayment without the payment of any Make-Whole Amount.

                            (b) At the option of an Owner Trustee, if under the
                                related Indenture any of the following shall have occurred (i) one or more Lease Events of Default under the related Lease shall have occurred and be continuing for 180 days or more, (ii) the Equipment Notes issued under such Indenture shall have been accelerated or
                                (iii) the applicable Indenture Trustee, as assignee of the related Lease, shall have declared such Lease to be in default and shall have commenced the exercise of any significant remedy in respect of the Equipment Units under such Lease, then such Owner Trustee may elect to purchase all of the then outstanding Equipment Notes issued under such Indenture at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, but without the payment of any Make-Whole Amount.

                            See "Description of the Equipment Notes--
                            Prepayments."

EQUIPMENT NOTES:
 PREPAYMENT WITH MAKE-
 WHOLE AMOUNT.............  The Equipment Notes may be prepaid in whole or in part with payment of the Make-Whole Amount under the following circumstances:

                            (a) In the event (i) (A) the Company elects to
                                exercise its right to terminate any Lease and purchase an Equipment Group as a result of a related Owner Participant or any affiliate thereof being engaged in a business that is in competition with the Company's or the Manager's railcar leasing business or (B) the Company exercises its option to purchase the Equipment in the event that the Company is unable to procure certain insurance coverages, and (ii) the Company elects not to assume the related Equipment Notes, such Equipment Notes will be prepaid on a Special Distribution Date together with accrued interest thereon, plus the Make-Whole Amount (if any).

                            (b) In the event of a refinancing, all (but not
                                less than all) of the Equipment Notes will be prepaid on the date of such refinancing, which may be any Business Day. In such case the prepayment price shall be equal to the unpaid principal amount of such Equipment Notes, together with accrued interest thereon, plus the Make-Whole Amount (if any).

                            (c) If, at any time on or after the seventh
                                anniversary of the Closing Date, the Company elects to exercise its right to terminate a Lease with respect to one or more Equipment Units within any Equipment Group because such Equipment Units have become obsolete or surplus to the Company's needs (the "Obsolescence Termination Option"), a portion of the Equipment Notes issued with respect to such Equipment Group will be prepaid together with accrued interest thereon plus the Make-Whole Amount.

                            (d) If (i) the Company exercises its rights on the
                                applicable date, occurring on or after the seventh anniversary of the Closing Date, to purchase all of the Equipment pursuant to the related Lease (each, an "Early Purchase Option") (and the Company elects not to assume the Equipment Notes), the related portion of the Equipment Notes will be prepaid together with accrued interest thereon plus the Make-Whole Amount.

                            (e) If under an Indenture all of the following
                                shall have occurred (i) one or more Lease
                                Events of Default under the related Lease shall have occurred and be continuing for less than 180 days, (ii) the Equipment Notes issued under such Indenture shall not have been accelerated and (iii) the applicable Indenture Trustee, as assignee of the related Lease, shall not have declared such Lease to be in default and shall not have commenced the exercise of any significant remedy in respect of the Equipment Units under such Lease, then the related Owner Trustee may elect to purchase all of the then outstanding Equipment Notes issued under such Indenture at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, plus the Make-Whole Amount.

                            See "Description of the Equipment Notes--
                            Prepayments" for a description of the manner of computing the Make-Whole Amount.


EQUIPMENT NOTES:
 ASSUMPTION...............  In the event that the Company elects, prior to the maturity of the Equipment Notes, to purchase all of an Equipment Group pursuant to the related Early Purchase Option or as a result of the related Owner Participant or any affiliate thereof being engaged in a business in competition with the Company's or the Manager's full service railcar leasing business or the Company being unable to procure certain insurance coverages, the Company will have the right to assume the related Equipment Notes. In the event of such an assumption, such Equipment Notes will become the sole obligation of the Company and would not in any way represent obligations of GATC or any of its affiliates, other than the Company. See "Description of the Equipment Notes--Assumption of Equipment Notes Under Certain Circumstances."

EQUIPMENT NOTES:
 SECURITY.................  The Equipment Notes issued under each Indenture will be equally and ratably secured by (i) a perfected, first priority security interest in the

                            Equipment leased by the Company under the Lease relating to such Indenture, (ii) a collateral assignment to the applicable Indenture Trustee of certain of the Owner Trustee's rights under the Lease covering such Equipment, including the right to receive certain rental payments from the Company in respect of such Equipment pursuant to such Lease, and (iii) a collateral assignment to the applicable Indenture Trustee of certain of the Owner Trustee's rights under the Intercreditor Agreement, including the right to receive payments on the Leases, pro rata, from the cash flows received by the Collateral Agent from rent payable by the Sublessees (after payment of certain expenses and indemnities) and certain reserve funds maintained by the Collateral Agent. See "Description of the Equipment Notes--Security" and "The Intercreditor Agreement."

                            The Equipment Notes issued under the Indentures are not cross-collateralized and, consequently, any Equipment Notes issued under an Indenture will not be secured by any of the Equipment securing another Indenture or by the Lease related thereto. There are no cross-default provisions in the Indentures, and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture. However, the terms of the Indentures are identical in all material respects and to the extent that an Event of Default arises under the terms of any Indenture, an Event of Default may also arise under the similar or same term in any other Indenture.


RESERVE AND OTHER
 COLLATERAL ACCOUNTS......  Pursuant to the Intercreditor Agreement, the
                            Collateral Agent will establish a Liquidity Reserve Account, a Stipulated Loss Value Deficiency Account, a Special Reserves Account and a Cash Trapping Account. See "The Intercreditor Agreement." On the Closing Date, the Liquidity Reserve Account will be funded in the amount of $500,000 out of the proceeds of the capital contribution to the Company by GATC. Thereafter, the Company will fund the Liquidity Reserve Account from available amounts with equal monthly deposits of $42,000 until such time as the balance in the Liquidity Reserve Account shall equal $2,000,000. At the Closing Date the balance in the Cash Trapping Account will be $0. Thereafter, the Company will fund the Cash Trapping Account from available amounts with equal monthly deposits of $109,100 until such time as the balance in the Cash Trapping Account equals $6,000,000. Upon the occurrence of certain Cash Trapping Events the amounts which would otherwise be available for payment of the Incentive Component of the Manager's fee and for distribution to the Company will be accumulated, for so long as such Cash Trapping Event is continuing, and held in the Cash Trapping Account, up to a maximum aggregate balance of $16,000,000. Amounts held in the Cash Trapping Account will be released to the Company, subject to a minimum balance requirement of $0 on the Closing Date and increasing to $6,000,000 after 55 months (i.e., increasing by $109,100 each month up to the $6,000,000), when no Cash Trapping Event or Cash Trapping Hold is continuing. See

                            "Collection and Application of the Company's Cash Flows--Cash Trapping Events; Required Cash Trapping Amount; Release From Cash Trapping Account."

CERTAIN COVENANTS.........  The Company has agreed to certain covenants in the transaction documents which require the Company to
                            (i) maintain its separate legal existence, (ii) maintain its status as a bankruptcy-remote entity,
                            (iii) not consolidate or merge, (iv) not engage in any other business, (v) limit transactions with affiliates, (vi) maintain insurance, (vii) not enter into, as lessee, additional leases without the consent of the Owner Trustees and only after obtaining Rating Agency Confirmation, and (viii) restrict the extent to which the Equipment is used outside the United States.


PASS THROUGH TRUSTEE,
 INDENTURE TRUSTEE AND
 COLLATERAL AGENT.........  State Street will act as Pass Through Trustee, as paying agent and registrar for the Pass Through Certificates, and as the Indenture Trustee under each Indenture. The First National Bank of Chicago will act as Collateral Agent pursuant to the Intercreditor Agreement. See "Risk Factors-- Potential Conflicts of Interest."

FEDERAL INCOME TAX
 CONSIDERATIONS...........  The Pass Through Trust will be classified as a grantor trust for federal income tax purposes, and each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and any other property held in the Pass Through Trust and will be required to report on its federal income tax return its pro rata share of income from such Equipment Notes and such other property in accordance with such Certificateholder's method of accounting. See "Federal Income Tax Considerations."

ERISA CONSIDERATIONS......  The Pass Through Certificates, with certain exceptions, are eligible for purchase by employee benefit plans. See "ERISA Considerations." Each Certificateholder will be deemed to have represented and warranted that either (i) no plan assets have been used to purchase such Pass Through Certificate or (ii) the purchase and holding of such Pass Through Certificate is exempt from the prohibited transaction restrictions of Section 406 of ERISA (as defined herein) and Section 4975 of the Code (as defined herein). See "ERISA Considerations." Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Pass Through Certificates.

                   SCHEDULED AND RATED AMORTIZATION SCHEDULES

  The preliminary Scheduled Amortization and Rated Amortization for the Equipment Notes as of the date shown for each year in which the Equipment Notes are outstanding, are set forth below (see "Appendix B" for a schedule of monthly amortization rates and Pool Factors (as defined herein)). These amortization schedules are subject to change based upon the interest rate established for the Equipment Notes and are included herein for illustrative purposes only. All principal payments on the Equipment Notes will be passed through to Certificateholders when received.

                  SCHEDULED AMORTIZATION*    RATED AMORTIZATION*
                  ------------------------ ------------------------
                                                                    CUMULATIVE
                                                                     EXCESS OF
                   PRINCIPAL   PRINCIPAL    PRINCIPAL   PRINCIPAL    SCHEDULED
         DATE       PAYMENT     BALANCE      PAYMENT     BALANCE    OVER RATED*
         ----     ----------- ------------ ----------- ------------ -----------
      Closing.... $       --  $159,574,146 $       --  $159,574,146 $       --
      9/20/99....   4,466,674  155,107,472         --   159,574,146   4,466,674
      9/20/00....   3,535,849  151,571,623         --   159,574,146   8,002,523
      9/20/01....   3,784,484  147,787,139         --   159,574,146  11,787,007
      9/20/02....   5,066,473  142,720,667   4,466,674  155,107,472  12,386,806
      9/20/03....   7,483,557  135,237,110   3,535,849  151,571,623  16,334,513
      9/20/04....   6,840,340  128,396,770   3,784,484  147,787,139  19,390,369
      9/20/05....   9,059,307  119,337,463   5,066,473  142,720,667  23,383,204
      9/20/06....   7,684,405  111,653,057   7,483,557  135,237,110  23,584,052
      9/20/07....   5,636,212  106,016,846   6,840,340  128,396,770  22,379,924
      9/20/08....   5,265,505  100,751,341   9,059,307  119,337,463  18,586,122
      9/20/09....   7,567,044   93,184,297   7,684,405  111,653,057  18,468,761
      9/20/10....   9,645,166   83,539,130   5,636,212  106,016,846  22,477,715
      9/20/11....  11,606,233   71,932,897   5,265,505  100,751,341  28,818,444
      9/20/12....  12,629,355   59,303,542   7,567,044   93,184,297  33,880,754
      9/20/13....  12,338,768   46,964,774   9,645,166   83,539,130  36,574,356
      9/20/14....   7,388,763   39,576,011  11,606,233   71,932,897  32,356,886
      9/20/15....  13,489,408   26,086,603  12,629,355   59,303,542  33,216,939
      9/20/16....  13,147,741   12,938,862  12,338,768   46,964,774  34,025,912
      9/20/17....  12,938,862          --    7,388,763   39,576,011  39,576,011
      9/20/18....         --           --   13,489,408   26,086,603  26,086,603
      9/20/19....         --           --   13,147,741   12,938,862  12,938,862
      9/20/20....         --           --   12,938,862          --          --

--------

   * Amounts may not total due to rounding.

                                 RISK FACTORS

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein. Certain statements contained in this Prospectus, including statements regarding the belief of the Company as to its future operating performance, utilization rates and other statements contained in this Prospectus that are not historical facts, are "forward-looking" statements. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in "Prospectus Summary," "Risk Factors," "The Subleases," "The Sublessees," "Collection and Application of the Company's Cash Flows," and "Maturity, Payment and Yield Considerations." These forward-looking statements are made as of the date of this Prospectus and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

CERTAIN LEGAL AND BANKRUPTCY CONSIDERATIONS

  Bankruptcy of GATC. The creation of the Company as a special purpose entity and other aspects of the structure of the transaction are intended to protect the Company, the Owner Trustees and the Indenture Trustees from the claims of creditors of GATC, any trustee in bankruptcy of GATC or any GATC Managed Subsidiary or GATC or any GATC Managed Subsidiary as a debtor-in-possession in the event of a bankruptcy of GATC. One such aspect is the use of the Marks Company to own the "marks" with respect to the Equipment Units and to collect, account for and disburse the Railroad Mileage Credits. Since all of the marks will be owned by the Marks Company, monies owed to the Company or a Sublessee in respect of Railroad Mileage Credits should not become property of the bankruptcy estate if GATC were to become a debtor in bankruptcy nor should monies owed to any Sublessee in respect of Railroad Mileage Credits become property of the bankruptcy estate if the Company were to become a debtor in bankruptcy. See "Collection and Application of the Company's Cash Flows-- Collection of Railroad Mileage Credits."

  Counsel to the Company, the Marks Company and GATC has delivered an opinion to the effect that in the event of a bankruptcy of GATC or any GATC Managed Subsidiary, a bankruptcy court, applying the principles serving as the basis for such opinion, (i) would not order the consolidation of the assets and liabilities of the Company or the Marks Company with those of GATC or any GATC Managed Subsidiary on the basis of the equitable bankruptcy doctrine commonly known as the substantive consolidation doctrine, and (ii) would not hold that the Subleases and Equipment transferred by GATC to the Company or the railcar identification marks relating to the Equipment transferred to the Marks Company are property of the estate of GATC in its bankruptcy case under
Section 541 of the Bankruptcy Code (as defined herein).

  Such opinion is based on and subject to a number of assumptions concerning facts and circumstances which have been noted, cited or acknowledged by courts applying the substantive consolidation doctrine and Section 541 and related authority in prior cases. Such opinion is also based on certain factual assumptions, including, but not limited to, the assumptions that: (i) GATC and the Company or the Marks Company, as the case may be, will observe certain formalities and operating procedures that are generally recognized requirements for maintaining the separate identity of legal entities; (ii) the assets and liabilities of the Company and the Marks Company can be identified as separate and distinct from those of GATC; (iii) creditors of the Company or the Marks Company will rely on the separate existence of the Company or the Marks Company in their dealings with the Company; (iv) the representations and warranties of the Company set forth in the Intercreditor Agreement are and will continue to be accurate and that the parties thereto will continue to be in compliance with their obligations thereunder; (v) the Equipment Cost to be paid for each Equipment Group by the related Owner Trust, and the form of consideration tendered in satisfaction of the Equipment Cost, represents a fair market value for the Equipment Group; and (vi) the transfer of the Subleases and Equipment to the Company or of the railcar identification marks to the Marks Company does not constitute a fraudulent conveyance or other voidable transfer under the Bankruptcy Code or other applicable state law. The certificate of incorporation of the

Company and the certificate of trust of the Marks Company require that the Company and the Marks Company conform substantially to several of the foregoing assumptions. However, as stated in such opinion of counsel, there is no controlling precedent in these areas. In addition, the adequacy of the formalities and operating procedures, and the characterization of the transfers, referred to above has not been considered by any court in the context of an entity such as the Company, the Marks Company or the Owner Trusts involved in a transaction similar to the one described herein. Based upon the present state of the case law, the separate legal existence of the Company and the Marks Company and the nature and circumstances of the transfers, the reliance by the Certificateholders on the existence of each of the Company and the Marks Company as being separate and distinct from that of GATC or any other subsidiary of GATC and the characterization of the pertinent transfers as being true contributions and not secured loans should effectively preclude (1) the substantive consolidation of the assets and liabilities of the Company or the Marks Company with those of GATC or any other subsidiary of GATC, (2) the characterization of the Subleases and Equipment initially transferred by GATC to the Company as property of the estate in the event of a GATC bankruptcy, or (3) the characterization of the railcar identification marks relating to the Equipment transferred by GATC to the Marks Company as property of the estate in the event of a GATC bankruptcy, however there can be no guarantee that a consolidation or property of the estate claim by a creditor or trustee in bankruptcy of GATC or GATC as a debtor-in-possession would not succeed under any set of circumstances. In addition, if such a creditor, trustee in bankruptcy or debtor-in-possession requests such an order of consolidation or order declaring such Subleases, Equipment or railcar identification marks to be property of GATC's bankruptcy estate, delays could occur in payments on the Equipment Notes, and consequently distributions in respect of the Pass Through Certificates, even if such request is ultimately denied, and if such consolidation is granted, delays in payments on the Equipment Notes would occur and possible reductions in the amount of such payments could occur.

  Counsel to the Company, the Marks Company and GATC has also delivered an opinion to the effect that based upon the present state of the case law, in the event that a bankruptcy court orders the substantive consolidation of the assets and liabilities of the Company with those of GATC and any other subsidiary of GATC, the bankruptcy court would nonetheless recognize the respective superior interests of the Owner Trustees and Indenture Trustees in the Equipment and the Collateral Agent in the Collateral as against creditors of the Company and the bankrupt or insolvent entity at least to the same extent as it would have in the absence of such consolidation.

  There can be no assurance, however, that a court would not decide any of the issues described above differently from the views expressed in counsel's opinions and such opinions represent only the best judgment of counsel and are not binding on the courts. In particular, such opinions depend on certain factual assumptions and the occurrence of different facts could lead a court to reach a different conclusion.

  Bankruptcy of an Owner Participant. In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and the Lease and the Equipment Notes related thereto might become part of, or otherwise be affected by, the bankruptcy proceeding. In such event, payments on such Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the related Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. See "Description of the Equipment Notes--Remedies."

ABILITY OF PASS THROUGH TRUST TO MAKE PAYMENTS ON THE PASS THROUGH
CERTIFICATES

  The ability of the Pass Through Trust to make distributions in respect of the Pass Through Certificates is directly dependent upon receipt by the Pass Through Trust of corresponding payments on the Equipment Notes. The Pass Through Trust will not have, nor is it permitted to have, any assets available for distributions on the Pass Through Certificates other than the Equipment Notes. Unless the Owner Trusts make payments as scheduled on the Equipment Notes, the Pass Through Trust will not have the funds necessary to make distributions of interest and principal to Certificateholders as contemplated herein. There can be no assurance that the Pass Through Trust will receive payment in full on the Equipment Notes.

ABILITY OF COMPANY TO MAKE PAYMENTS ON THE EQUIPMENT NOTES; LIMITED RESOURCES OF THE COMPANY

  Because the Company is a special purpose entity, its primary funding will consist of payments made to it under the Subleases. Accordingly, payments of rent under the Leases, and consequently principal, Late Payment Premiums or Make-Whole Amounts, if any, and interest on the Equipment Notes, are dependent on a number of factors, including: (i) the timing of receipt of rental payments from the Sublessees under the Subleases and the ability of such Sublessees to make such rental payments; (ii) the ability of the Manager, following the expiration or termination of the initial or any subsequent terms of the Subleases to re-lease a sufficient percentage of the Equipment, without excessive levels of downtime, at sufficient rental rates; (iii) the amount of maintenance and other obligations, including, but not limited to, management fees, insurance, improvement costs and taxes, of the Company related to the Equipment that the Company must pay; and (iv) whether the proceeds, if any, received by an Owner Trust as a result of an Event of Loss or other event impairing the Equipment, or giving rise to liability, whether from insurance or reimbursements by railroads or Sublessees or otherwise, are adequate to enable the Company to pay the amounts required under the related Lease, which are designed to allow such Owner Trust to prepay Equipment Notes as required by the related Indenture if replacement Equipment has not been provided by the Company. Significant negative variations with respect to one or more of these factors could create a situation in which the Company would be unable to make rental payments in respect of the Leases sufficient to satisfy the debt service requirements of the Equipment Notes as they become due.

FAILURE OF ACTUAL EXPERIENCE TO MATCH THE STRUCTURING ASSUMPTIONS

  In structuring the transaction and determining the Rated Amortization Schedule and the Scheduled Amortization Schedule, certain assumptions regarding utilization of the Equipment, Sublease rates, Sublease terms, operating and maintenance expenses and other expenses and other factors, including, but not limited to, casualty occurrences or write-offs for uncollectible Sublease payments, were made. The assumptions include, among other things, that all rent payments pursuant to the Subleases are received by the Company in a timely manner and that at the expiration of the initial or any subsequent Sublease terms the Equipment is re-leased at sufficient rental rates, without excessive levels of downtime. It is unlikely, however, that the assumptions will correspond to actual experience. It is possible, therefore, that funds may not be available to the Company in amounts which are sufficient to enable the Company to make rental payments which are sufficient to allow the Owner Trusts to pay the Equipment Notes in accordance with the Scheduled Amortization Schedule. In addition, the Equipment Notes are subject to payment, in certain circumstances, at levels which are faster or slower than those provided by the Scheduled Amortization Schedule, including prepayment in whole or in part at par, or, in certain circumstances, at par plus a Make-Whole Amount, (i) in connection with the Company's exercise of its Obsolescence Termination Option after the seventh anniversary of the Closing Date, (ii) in connection with the exercise by the Company of the Early Purchase Option relating to each Equipment Group on the specified Early Purchase Option Date, (iii) following payment of Stipulated Loss Value, and
(iv) in certain other circumstances described herein. See "Description of the Equipment Notes--Prepayments." Accordingly, payments of principal on the Equipment Notes and the corresponding distributions on the Pass Through Certificates may occur earlier (in certain limited circumstances) or later than assumed, which may affect the yield on the Pass Through Certificates. However, any such late payments would incur Late Payment Premiums. See "Maturity, Payment and Yield Considerations" and "Structuring Assumptions."

RELIANCE ON THE MANAGER

  The Company will have no employees of its own (although the Company will have a Board of Directors and officers) and, as such, the Company will rely upon GATC, as Manager pursuant to the Management Agreement, as Insurance Manager under the Insurance Agreement and as Administrator pursuant to an Administrative Services Agreement between the Company and GATC (the "Administrative Services Agreement"). The circumstances under which GATC or the Company may terminate the Management Agreement, the Insurance Agreement and the Administrative Services Agreement are limited and even in such limited circumstances no termination is effective until a successor manager, insurance manager or administrator, as the case may be, has been appointed. In the event that the Management Agreement, the Insurance Agreement or the Administrative Services Agreement is terminated, the Company would have to enter into one or more replacement agreements with one or more other railcar leasing companies or other service providers to perform some or all of such functions. The ability of the Company to enter into any such third-party agreement will, particularly in the case of the Management Agreement, depend on a number of factors, including the number of participants in the railcar leasing industry and the railcar leasing market in general at such time and may require payment of additional fees and expenses, particularly if more than one party is required to provide all necessary management and lease administration services. There can be no assurance that a suitable replacement manager or other service providers may be found, or found in a timely manner, and engaged on terms acceptable to the Company or that would not cause a reduction or withdrawal of the then current rating relating to the Pass Through Certificates. The Company's failure to contract with another railcar leasing company or other service provider to perform such services would, in the case of the Manager, and could, in the case of the Insurance Manager or the Administrator, have a material adverse impact on the Company's ability to meet its obligations under the Leases and the Subleases. See "The Management Agreement" and "The Insurance Agreement."

EFFECT OF YEAR 2000 UPON THE MANAGER

  GATC utilizes in-house developed software as well as vendor-produced software. Certain computer software GATC uses was written using two digits rather than four to define the applicable year in a date. As a result, dates beginning in the year 2000 and thereafter are not properly recognized by the software. Since the software is time-sensitive, a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities could result from the software's inability to recognize the correct date.

  GATC has completed an assessment and has begun modifying and replacing its in-house developed software as well as upgrading its vendor-supported software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Modification of GATC's software is expected to be completed during 1999, prior to any anticipated impact on its operating systems, and the cost thereof is estimated to be immaterial to GATC's results of operations. GATC believes that with modifications to existing software, upgrading vendor-supported software, and conversions to new software, the Year 2000 issue should not pose significant operational problems. However, the inability of the Manager to successfully address Year 2000 issues could result in interruptions in the Manager's and the Company's businesses and consequently could have a material adverse effect on both the Manager's and the Company's results of operations.

  Because the Company has been organized for the limited purpose of, and may not engage in any business activity other than, leasing the Equipment, and because the Company has effectively outsourced its operations to the Manager, it is not expected that the Company will otherwise be impacted directly by the Year 2000 issue.

POTENTIAL CONFLICTS OF INTEREST

  GATC, in addition to acting as Manager with respect to the Equipment, also is and will be engaged in the leasing of its own railcars, and those of affiliates, and providing railcar management and lease administration services with respect to railcars of third parties or affiliates. Therefore, GATC may from time to time have conflicts of interest in performing its obligations to the Company and the other entities to which it provides railcar management and lease administration services. Such conflicts may be particularly acute in situations involving railcars owned by GATC or its affiliates or investment vehicles sponsored by GATC or its affiliates to the extent such railcars are available for re-lease. As described below, the terms of the Management Agreement provide that GATC may not discriminate in any way in the management of the Company Fleet and the Manager's Fleet (as such terms are defined herein). The Company believes that adherence to such terms by GATC would minimize any adverse consequences that might result from such conflicts of interest. See "The Management Agreement."

  As of July 31, 1998, the portfolio of railcars owned or leased by GATC in the United States (the "Manager's Fleet") consisted of approximately 73,339 railcars, including railcars managed for other wholly-owned special purpose subsidiaries of GATC. At the Closing Date, the portfolio of railcars leased by the Company (the "Company Fleet") will be comprised of 3,380 railcars, or 4.6% of the aggregate of the Manager's Fleet and the Company Fleet (the "Total Managed Fleet"). From time to time, GATC will own, lease or manage additional railcars that will be included in the Total Managed Fleet. In addition, GATC may from time to time provide railcar management and lease administration services to additional third parties and sponsor additional railcar or equipment leasing programs, some of which may have investment objectives that are the same as, or similar to, those of the Company. It is likely that the railcars in any such programs will compete with the Equipment when the Equipment is being marketed for re-lease and such programs may create additional conflicts of interest with respect to the marketing of the Equipment for re-lease.

  Pursuant to the terms of the Management Agreement, GATC has agreed to perform the railcar management and lease administration services with respect to the Equipment at a level of care and diligence consistent with customary commercial practices as would be used by a prudent Person in the railcar leasing industry and the level of care and diligence utilized by the Manager in its business and in the management of the Manager's Fleet (the "Services Standard"). To the extent that any particular Equipment Units or the other railcars then managed by GATC are substantially similar in terms of objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, GATC has agreed in the Management Agreement not to discriminate between the Company Fleet and the Manager's Fleet on the basis of ownership, on the basis of fees payable in a particular transaction or on any other basis which could be considered discriminatory.

  The First National Bank of Chicago will act as the Collateral Agent and the Lockbox Bank. In addition, an affiliate of the parent of The First National Bank of Chicago is one of the Owner Participants. In the event any conflict or potential conflict of interest should arise due to the multiple capacities in which the bank serves or otherwise, the Collateral Agent may elect to resign or may be removed. Any delay in the appointment of a successor agent could adversely affect the interests of Certificateholders.

LIMITATION OF OBLIGATIONS OF THE MANAGER

  The duties and obligations of the Manager will be limited to those expressly set forth in the Management Agreement and the Manager will not have any fiduciary or other implied duties or obligations to any person, including any Certificateholder.

RISKS RELATED TO THE LEASES

  Sublease Renewals. The weighted average initial and remaining terms (as of July 31, 1998) of the Subleases are approximately 5.7 years and 5.1 years, respectively. Certain of the Subleases have early termination options, and if all of those were exercised such weighted average initial and remaining terms would be approximately 5.4 years and 4.8 years, respectively. Approximately 1%, 8%, 71% and 20% of the Equipment is subject to Subleases which will expire within the next three years, from three up to four years, from four up to five years, and five or more years, respectively, from July 31, 1998. Because the terms of the Subleases are shorter than the term of the Company's Leases with the Owner Trusts, the Company, during the term of the Leases, will need to obtain renewals from current Sublessees or obtain new Subleases from customers in sufficient numbers to allow the Company to meet its payment obligations under the Leases. GATC, as Manager pursuant to the Management Agreement, is obligated to comply with the Services Standard to re-lease the Equipment. During 1995 to 1997 an average of approximately 86% of the railcars in the Manager's Fleet that were re-leased with the same customer were at rents equal to or above those in the expired leases. Adverse market conditions in the railcar leasing market during a period when a substantial number of Subleases are due to terminate could have a material adverse impact on the re-leasing of the Equipment or on the rental rates that could be obtained for the Equipment. See "The Subleases--Term and Renewal."

  Competition in the full service railcar leasing business is based largely on the ability to (i) supply the desired type of railcar when requested by a customer, (ii) provide ongoing inspection and mandated testing, repair and mileage credit audit services, (iii) provide value-added services such as those which help customers track movement of their equipment or increase utilization of their fleets and (iv) competitively price leased railcars. The Company will rely on the Manager to supply such services to the Sublessees under the Subleases. See "--Reliance on the Manager."

  Industry Concentration. Approximately 42%, 28% and 29% of the covered hopper cars (25% of all railcars) included in the Equipment are currently leased to users in the plastics, minerals and food and agriculture industries, respectively, and approximately 64%, 26%, 7% and 4% of the tank cars (75% of all railcars) included in the Equipment are leased to users in the chemical, petroleum, food and agriculture, and mineral industries, respectively. Consequently, any significant economic downturn in these industries could have a material adverse effect on the creditworthiness of the Sublessees in these industries and on their ability to pay rent under the Subleases as well as on the Company's ability to re-lease the Equipment to those Sublessees.

  Customer Concentration. The Company will initially sublease the Equipment to 82 customers, none of which is expected to account initially for more than 8.5% of the Company's total railcar leasing revenues. Over time, however, the Company's customer base will vary, and there can be no assurance that one or more Sublessees may not in the future account for a larger percentage of the Company's revenues. All of the Company's current customers were customers of GATC prior to the Offering. It is expected that most or all of the Company's customers, both as of the Closing Date and thereafter, are and will continue to be customers of GATC or affiliates of GATC with respect to other railcars.

  Sublessee Defaults. The ability of each Sublessee to perform its obligations under its Sublease will depend primarily on such Sublessee's financial condition. A Sublessee's financial condition may be affected by various factors beyond the control of the Company, including competition, operating costs, general economic conditions and environmental and other governmental regulation of or affecting the Sublessee's industry. There can be no assurance as to the extent to which Sublessees will be able to perform their financial and other obligations under the Subleases.

RISKS RELATING TO THE EQUIPMENT

  Competing Railcars Available for Lease; Operational Restrictions. In connection with re-leasing of the Equipment, the Company may encounter competition from, inter alia, other railcars in the Total Managed Fleet, other railcar leasing companies (including Union Tank Car, GE Railcar, ACF and Trinity) and special purpose entities including other special purpose vehicles owned by GATC, formed for the purpose of acquiring, leasing and/or selling railcars, some or all of which may have investment objectives similar to those of the Company. Further, the market for full service railcar leasing services may also be affected to the extent that potential customers choose to own, rather than lease, their railcars. Competition in the railcar leasing business is primarily based on the ability to supply the desired type of railcar as and when needed by the customer and to provide related services. Although customer selection of full service railcar suppliers may be price driven, industry demand for full service railcar leases is not particularly price sensitive. Competitive factors do not generally affect early termination of Subleases or switching between railcars due to costs to the customer associated with the return of a railcar and to customization and delivery of a replacement railcar. To the extent competitive factors adversely affect the Company's utilization rates of the Equipment, the Company's revenues would be adversely affected. See "--Risks Related to the Leases--Sublease Renewals."

  The Company will be subject to restrictions in the Leases and the Intercreditor Agreement, including limitations on (i) the scope of the Company's business activity, (ii) the Company's ability to enter into other lease arrangements, (iii) the Company's ability to enter into transactions with affiliates and (iv) the Company's use of the Equipment. Such restrictions may impair the Company's operational flexibility as compared to its competitors, because the Company's competitors may not be subject to such limitations. As a result, the Company may in the future be less able than its competitors to offer flexible, market-driven, responses to commercial situations or provide financial services or other inducements to potential Sublessees. In addition, certain competing full service railcar leasing companies may have access to financial resources substantially greater than those of the Company.

  Limited Number of Potential Railcar Buyers. The re-sale market for previously leased railcars is limited. The limited number of potential purchasers, which could include other lessors and customers who seek to own their own railcars, could impair the ability of the Indenture Trustee to realize sufficient value upon a sale of the Equipment to satisfy an Owner Trust's obligations following an Event of Default in respect of the Equipment Notes.

  Uncertain Enforceability of Remedies Relating to Use of Railcars in Mexico and Canada. The Company may, subject to certain limits, sublease a portion of the Equipment Units to Mexican or Canadian Sublessees. However, the Leases impose a restriction, among others, that the Company may not simultaneously use more than 49% of the Equipment Units outside the continental United States. The Company is generally restricted to subleasing no more than 9% of the Company Fleet under each Lease to Mexican Sublessees and no more than 15% of the Company Fleet under each Lease to Canadian Affiliates, provided that the Company is permitted to sublease up to 20% and 30% of the Company Fleet to Mexican Sublessees and Canadian Affiliates, respectively, if it receives a Rating Agency Confirmation. In addition, under the Leases, the Company is not permitted to sublease more than 50 Equipment Units to any single Mexican Sublessee (other than (A) with Rating Agency Confirmation, to a Mexican Affiliate which is sub-subleasing such Equipment Units to Mexican sub-sublessees and which sub-sublessees satisfy either the 50 car limit with respect to each Mexican sub-sublessee or such Mexican sub-sublessee satisfies the credit test set forth next in this proviso, or (B) a Mexican Sublessee with a credit rating of at least BBB and Baa2 as determined by S&P and Moody's, respectively (or, in the event that either S&P or Moody's does not or ceases to provide a credit rating for such entity, a credit rating of at least BBB or Baa2 by S&P or Moody's, as the case may be)). See "The Leases-- Restrictions on Subleases."

  Upon any exercise of the remedies under the Indentures with respect to the Equipment Units then located outside of the United States, the Indenture Trustee will be required to enforce such remedies in the foreign jurisdiction or jurisdictions in which such Equipment Units are located. Due to differences in or an absence of Canadian and Mexican laws as compared to those of the United States, there can be no assurance that the Indenture Trustee will be able to enforce the remedies under the Indentures with respect to the Equipment Units in any Mexican or Canadian jurisdictions and, accordingly, collection of payments due under such foreign subleases, if any, may be more difficult than in the United States. However, to the extent a U.S. entity subleases Equipment and uses it outside of the continental United States, certain remedies should be available against such Sublessee in the United States. See "Description of the Equipment Notes--Security."

  Technological Obsolescence Risks. The Company's ability to sublease the Equipment may be affected to the extent that the availability for lease or sale of newer, more technologically advanced railcars makes the Equipment less competitive. The extent to which the Company is able to manage these technological risks through optional modifications to the Equipment may be limited. However, all of the Equipment is relatively new, having been manufactured in 1997 or 1998. Additionally, the Manager's Fleet currently has utilization rates which exceed 92% for railcars that have been in service for 21 to 30 years. See "The Subleases--Term and Renewal." Although the Company expects the utilization rates with respect to the Company Fleet to be substantially similar to utilization rates the Manager has historically experienced for the Manager's Fleet, there can be no assurance that the Company's utilization rates will be consistent with those of the Manager's Fleet either historically or on an ongoing basis. In the event that the Company were to exercise its Obsolescence Termination Option, which begins on the seventh anniversary of the Closing Date, with respect to all or any portion of an Equipment Group, the related portion of Equipment Notes would be prepaid with a Make-Whole Amount (if any) as described under "Description of the Equipment Notes--Prepayments."

RISKS RELATING TO REGULATION

  Regulatory Matters. The Equipment is subject to regulation by various governmental agencies and industry trade associations as described under "Railcar Leasing Industry--Regulation of the Railcar Leasing Industry." Regulations passed by government agencies have traditionally affected large numbers of railcars and required the modification of such railcars. However, the time period from original proposal of such regulation to passage as law has generally ranged from 18 months to 4 years and implementation periods have tended, in the Manager's experience, to allow sufficient time to perform the required modifications on such railcars. Regulation by the principal industry trade association, the Association of American Railroads ("AAR"), while usually affecting fewer railcars, often has had a shorter implementation period. Under the Leases the Company will be responsible for keeping the Equipment in compliance with any regulations affecting the Equipment. Both types of regulation can increase the costs of operating the Equipment and, as a result, may affect the Company's ability to make payments on the Leases. Further, if the Company is unable to keep any or all of the Equipment in compliance with any current or future regulation, the Company might be unable to sublease such portion of the Equipment which would also affect the Company's ability to make payments on the Leases.

  The Scheduled Amortization Schedule and Rated Amortization Schedule of the Equipment Notes were constructed after taking into account certain assumptions as to utilization of the Equipment and the costs associated with the operation of the Equipment, including certain assumptions regarding current regulatory requirements. Any negative variations in such assumptions caused by the Company's failure to comply with current or future regulations could adversely affect the Company's ability to make payments on the Leases and the Owner Trustees' ability to make payments on the applicable Equipment Notes and, subsequently, payments by the Pass Through Trustee on the Pass Through Certificates. Certain aspects of the transaction have been structured to mitigate the effects of any such regulation. Under the Intercreditor Agreement, the Collateral Agent upon the instruction of the Manager will periodically deposit available amounts into the Special Reserves Account (as defined herein) to fund the costs of any required (or in certain circumstances, optional) modifications to the Equipment. See "The Intercreditor Agreement--The Accounts," "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account" and "Collection and Application of the Company's Cash Flows--Required Special Reserves Amount." Additionally, the Company may in certain circumstances be able to pass the cost of any Required Modification through to the Sublessees over time in the form of increased Sublease rates.

  The Company cannot predict what laws and regulations, if any, will be adopted or how they will affect the Company and its ability to sublease the Equipment.

  Environmental Matters. The Company owns neither the Equipment nor the maintenance facilities providing services to the Equipment. However, the Company has agreed under the Participation Agreements to indemnify the Owner Participants, the Owner Trustees, the Indenture Trustees and the Pass Through Trustee against certain liabilities arising out of the use of the Equipment Units, including environmental liabilities. Also, as operator of the Equipment the Company may be liable under certain environmental statutes for claims arising from accidents, spills or other casualties involving the Equipment. Under certain of these statutes, including CERCLA (as defined herein), the Company could be held strictly liable for such claims. Such liability, in the case of CERCLA, would be joint and several among the Company and any other responsible parties. In such a case the Company could be responsible for all such liability if other potentially responsible parties were not financially capable of discharging their liability. Amounts available to the Company will generally be limited to payments made on the Subleases, the ability to collect on policies of insurance and payments from other responsible third parties such as the Manager, any railroad on which an accident occurs or a Sublessee. There can be no assurance that the Company will be able to obtain sufficient policies of insurance to protect against such risks, or that if available, such insurance will provide coverage for the specific risk giving rise to such liability. See "The Insurance Agreement."

LACK OF PRIOR TRADING MARKET

  There is currently no market for the Pass Through Certificates. Although the Underwriters have informed the Company that they currently intend to make a market in the Pass Through Certificates, they are not obligated to do so and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Pass Through Certificates. The Company does not intend to list the Pass Through Certificates on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

RATINGS

  Ratings are not a recommendation to purchase, hold or sell the Pass Through Certificates, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based on information furnished to Moody's and S&P by GATC and the Company and obtained from other sources, including the Structuring Assumptions used to develop the cash flow model on which the Rated Amortization Schedule has been based. The ratings may be changed, suspended or withdrawn at any time as a result of changes in, or unavailability of, such information.

                                USE OF PROCEEDS

  The Pass Through Certificates are being issued in order to facilitate the financing by the Owner Trustees of their purchase from the Company of the Equipment Groups to be leased back to the Company. All of the proceeds from the sale of the Pass Through Certificates will be used by the Pass Through Trustee on behalf of the Pass Through Trust to purchase the Equipment Notes issued by each Owner Trustee which, in turn, will use the proceeds, together with funds provided by the related Owner Participant, to purchase the related Equipment Group from the Company, on behalf of such Owner Participant. The amounts paid to the Company by the Owner Trustees will fund the Company's payment of its purchase price of the Equipment from GATC.

  The Equipment Notes will be issued under three separate Trust Indenture and Security Agreements (each an "Indenture"), each such Indenture being between State Street as trustee thereunder (in such capacity, the "Indenture Trustee"), and Wilmington Trust Company, not in its individual capacity (except as expressly set forth therein) but solely as Owner Trustee under each of three separate Delaware business trusts (one each for the benefit of a single Owner Participant). Each Owner Participant will provide from sources other than the Equipment Notes at least 20% of the Equipment Cost of the related Equipment Group as an equity investment. None of the Owner Participants who has agreed with the Company to participate in the leveraged lease transactions is related to the Company.

  Each of the three Equipment Groups (consisting of an aggregate of 3,380 railcars) to be purchased by the Owner Trustees and leased to the Company is expected to have approximately the same percentage composition of the six different railcar types to be included in the total Company Fleet. The aggregate Equipment Cost of the Equipment is anticipated to be approximately $209 million. See "The Equipment" for a description of the different railcar types.

                                  THE COMPANY

  The Company is a wholly-owned, special purpose subsidiary of GATC. The Company has been organized for the limited purposes of, and may not engage in any business activity other than, leasing the Equipment from the Lessors pursuant to the Leases, subleasing the Equipment pursuant to the Subleases, maintaining insurance for such Equipment, preserving, exercising and enforcing rights of the Company under any applicable agreements, applying funds and making payments in accordance with any applicable agreements and engaging in any activity necessary, convenient or advisable to accomplish the foregoing. The principal offices of the Company are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: (312) 621-6451).

  The Company has taken steps in structuring the transactions contemplated hereby that are intended to insure that the voluntary or involuntary application for relief by GATC under any Federal or state bankruptcy, insolvency, reorganization or similar law for the relief of debtors in effect from time to time (an "Insolvency Law") will not result in consolidation of the assets and liabilities of the Company with those of GATC. These steps include
(a) the creation of the Company as a special purpose subsidiary of GATC pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business and restrictions on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior affirmative vote of all of its directors, including, without limitation, the affirmative vote of its two independent directors), (b) the appointment of two independent directors to the board of directors of the Company, (c) the maintenance by the Company of separate records and books of account, and (d) the requirement that all transactions between the Company and its affiliates be on an arms'-length basis. However, there can be no assurance that the activities of the Company will not result in a court concluding that the assets and liabilities of the Company should be consolidated with those of GATC in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, delays in distributions on the Equipment Notes could occur or reductions in the amounts of such distributions could result which would lead to corresponding delays or reductions in payments on the Pass Through Certificates. See "Risk Factors-- Certain Legal and Bankruptcy Considerations--Bankruptcy of GATC."

  The Company expects to receive, concurrently with the issuance of the Pass Through Certificates, an opinion of counsel to the Company to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of the Company and to require the consolidation of the assets and liabilities of the Company with the assets and liabilities of GATC in the event of the application of any Insolvency Law to GATC. See "Risk Factors--Certain Legal and Bankruptcy Considerations--Bankruptcy of GATC." Among other things, such counsel will assume for the purposes of such opinion that the Company will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of GATC or any affiliate thereof, refraining from commingling its assets with those of GATC or any affiliate thereof (except for amounts held in the lockboxes established under the Management Agreement and the Servicing Agreement (as defined herein)) and refraining from holding itself out as having agreed to pay, or being liable for, the debts of GATC or any affiliate thereof. The certificate of incorporation of the Company requires the Company to conform substantially to several of the foregoing assumptions. Also, the Company intends to follow and will agree to certain covenants in the Intercreditor Agreement which require it to follow the procedures outlined above related to maintaining its separate identity.

  Pursuant to the Management Agreement, the Company will hire GATC, as Manager, to provide services with respect to the railcars leased to the Company and the related Subleases. Pursuant to the Management Agreement, the Manager will operate the Company Fleet in a manner substantially similar to the Manager's current practices, subject to compliance with criteria consistent with a bankruptcy remote subsidiary. See "The Management Agreement." As of the Closing Date, the Company Fleet will consist of 3,380 railcars, including 2,533 tank cars and 847 covered hopper cars.

  The following is a pro forma balance sheet of the Company as of the Closing Date giving effect to the minimum capital contribution to be made by GATC at or prior to the Closing Date:

      ASSETS:
        Cash........................................................ $        0
        Liquidity Reserve Amount....................................    500,000
        Cash Trapping Account.......................................          0
        Collection Account..........................................  1,500,000
        Accounts Receivable.........................................    210,100
                                                                     ----------
          Total Assets.............................................. $2,210,100
                                                                     ==========
      LIABILITIES AND EQUITY:
        Liabilities................................................. $        0
        Equity......................................................  2,210,100
                                                                     ----------
          Total Liabilities and Equity.............................. $2,210,100
                                                                     ==========

                                 THE EQUIPMENT

  Each of the 3,380 Equipment Units in the Company Fleet was newly manufactured by Trinity Industries Inc. during 1997 or 1998. The Company Fleet is composed of 75% tank cars and 25% covered hopper cars.

  Each Owner Trust will acquire a diversified portfolio of Equipment Units consisting of tank cars and covered hopper cars. Tank cars are specialized railcars used for the transportation of a variety of products including chemicals, semi-gaseous or gaseous products and other types of industrial liquids. Some of the tank cars have either exterior or interior heating coils, and can be insulated, depending on the product being transported. Covered hopper cars primarily carry plastic pellets, grain, cement and other dry products. Although there are additional types of railcars currently in use in the full service railcar leasing industry, the railcars included in the Company's Fleet consist of six Car Types (general covered hopper, general service tank, high pressure tank, specialty covered hopper, specialty chemical and alloy).

  General covered hopper cars are freight cars with capacities ranging from 3,000 to 6,200 cubic feet that primarily carry plastic pellets, grain, cement, soda ash and other dry commodities. General service tank cars are tank cars with capacities ranging from 13,000 to 30,000 gallons that carry a variety of liquid commodities including asphalt, caustic soda, lube oil additives, ethylene glycol and vegetable oil, among others. High pressure tank cars have capacities ranging from 17,200 to 33,500 gallons and carry products which require a pressurized state due to their liquid, semi-gaseous or gaseous nature, including, among others, anhydrous ammonia, propane, butane and carbon dioxide. Specialty covered hopper cars which have capacities ranging from 4,180 to 5,125 cubic feet, use air to assist unloading and carry primarily flour, sugar and corn starch. Alloy cars are tank cars made of aluminum or stainless steel which range in size from 12,000 to 26,000 gallons. Alloy cars carry products such as hydrogen peroxide, caprolactam and acetic acid. Specialty chemical cars are tank cars with capacities ranging from 13,000 to 20,000 gallons. Specialty chemical cars are cars dedicated to specific chemical products such as sulfuric acid or hydrochloric acid.

  In addition to being used for transporting commodities from one location to another, certain railcar types are often used for storage purposes by customers in certain industries. Covered hopper cars and, to a lesser degree, tank cars, are used as efficient alternatives to the construction of expensive storage facilities. Use of railcars for storage facilities allows customers to vary their storage capacity in accordance with current needs. Plastic pellet cars in particular are used to a large extent for long-term storage purposes. One reason for this is the inflexible production capacity of the plastic pellet industry; production remains relatively constant regardless of product demand, resulting in increased storage requirements for producers during periods of low demand. Other customers may use railcars for short-term storage.

  The Manager estimates that the average useful life of a railcar is approximately 30 years. The useful life is affected by a number of factors such as the commodity carried, structural components and market dynamics. A railcar's projected useful life will be taken into account when establishing the initial lease rate under a Sublease. Generally, newer railcars will be leased at higher rates than older railcars. However, the age of a railcar is usually not determinative of its utility.

  The following table reflects the composition of the Company Fleet categorized by the type of product typically transported by the cars initially comprising the Company Fleet:

                   PRODUCT DISTRIBUTION AMONG COMPANY FLEET

                                                                  NUMBER PERCENT
                                                                    OF     OF
      COMMODITY CARRIED                                            CARS   TOTAL
      -----------------                                           ------ -------
      Chemical................................................... 1,612    47.7%
      Petroleum..................................................   648    19.2
      Agricultural...............................................   431    12.7
      Mineral....................................................   331     9.8
      Plastics...................................................   358    10.6
                                                                  -----   -----
                                                                  3,380   100.0%
                                                                  =====   =====

  In certain instances, the past use of a railcar will determine the types of products that it can carry in the future. For example, industry and regulatory restrictions prohibit railcars from transporting food products if such railcars have previously transported products such as chemicals or fuel. However, such restrictions do not prohibit using railcars to transport chemical or fuel products if they were previously used to transport food products. Typically, clean or high-purity chemicals cannot be transported in a car that previously held petroleum. Cars can be reconfigured throughout their lives to take advantage of technological advancements or, within the restrictions described above, to change the type of commodity being carried.

CASUALTIES

  Historically, the impact of railcar casualties on the Manager's Fleet has been relatively small. The most common types of casualties are railroad accidents or derailments. Typical derailments result in minor railcar damage with little or no spillage of commodity. Upon the occurrence of a railroad accident, the Manager and the railroad will generally conduct a joint inspection of the resulting damage and consult to determine the extent of necessary repairs or, if a railcar is beyond repair, declare the railcar a total loss. If the accident has been caused by the railroad, once the Manager and the railroad reach agreement on the required repairs or agree to declare the railcar a total loss, the Manager will bill the railroad in accordance with AAR rules, which set forth rate schedules for repairs and reimbursement of total losses. Railroads are required to reimburse owners of totally destroyed railcars based on a depreciated value established by the AAR. Such depreciated value may not be sufficient to pay the Stipulated Loss Value with respect to an Equipment Unit. See "The Leases--Events of Loss." In most instances, the liability for casualties rests with a railroad. In other instances the liability will be allocated between the railroad and other participants, including the Manager, with the method and proportion of the allocation dependent upon the specific facts and circumstances of each instance. See "Casualty Experience of the Manager's Fleet" below. Under the Leases, the Company is required to carry insurance. See "The Leases-- Insurance" below.

  Because the railroads generally reimburse the Manager for damaged or destroyed railcars, it has not filed a property insurance claim with respect to a damaged or destroyed railcar since 1974. Set forth below is historical casualty experience (total loss of individual railcars) for the Manager's Fleet from January 1, 1993 to June 30, 1998. In isolated instances, a customer or other third parties may be responsible for damage to, or total loss of, a railcar, and is billed accordingly. The Manager believes that such instances, combined with instances where the Manager itself is liable, account for a very small percentage of the Manager's casualty experience. For a discussion of the Manager's liability incurred in connection with railcar accidents, see "The Manager--Recent Developments of the Manager." While the Company expects its casualty experience with respect to the Company Fleet to be similar to that of the Manager with respect to the Manager's Fleet, there can be no assurance that the casualty experience of the Company Fleet will be consistent with the historical experience of the Manager's Fleet.

                  CASUALTY EXPERIENCE OF THE MANAGER'S FLEET
                            (TOTAL RAILCAR LOSSES)

                           SIX MONTHS        YEAR ENDED DECEMBER 31,
                              ENDED     --------------------------------------
                          JUNE 30, 1998  1997    1996    1995    1994    1993
                          ------------- ------  ------  ------  ------  ------
Casualty Cars...........         64        155     153     136     141     108
Total Number of Cars in
 Manager's Fleet
 (at period end)........     72,815     70,689  66,775  64,866  59,808  55,763
Casualty Cars as a
 Percentage of Manager's
 Fleet..................       0.09%      0.22%   0.23%   0.21%   0.24%   0.19%

                           RAILCAR LEASING INDUSTRY

OVERVIEW

  The railcar leasing industry has experienced steady growth in the last decade. As of December 31, 1997, railcar ownership in the United States was split predominantly between the railroads and private railcar owners, with railroads owning approximately 690,000 railcars and private companies owning approximately 700,000 railcars. Railcar leasing companies participate primarily in the tank car and covered hopper car segments. There were approximately 226,000 tank cars and 380,000 covered hopper cars in use in the United States as of December 31, 1997.

  Full service lessors own approximately 72% of the nation's tank car fleet. As of July 1, 1997, the approximate percentage of tank cars owned in the United States by GATC, Union Tank Car, GE Railcar, ACF and Trinity was 27%, 21%, 16%, 2%, and 2%, respectively. Tank cars represent a specialized segment of rail transportation and, as such, both railroads and shippers have relied on full service lessors for their needs. Railroads have generally avoided owning tank cars because, among other things, tank cars are relatively expensive, railroads generally do not have the facilities or the requisite expertise to maintain and manage tank cars and tank cars make relatively fewer revenue trips annually than other types of railcars.

  Based on number of tank cars, GATC is the largest full-service tank car leasing and management company in the United States and in North America with 100 years of experience in the business. Historically, GATC, Union Tank Car and ACF have been involved in specialty railcars such as tank cars and have offered customers similar types of railcars. GE Railcar has historically offered a broader, less specialized spectrum of railcars. In March 1997, GE Railcar entered into a long-term lease agreement to manage a substantial portion of ACF's railcar fleet.

  The Manager estimates that full service lessors account for approximately 36% of the covered hopper fleet in the United States. As of July 1, 1997, the approximate percentage of covered hopper cars owned by GATC, Union Tank Car, GE Railcar, and ACF was 3%, 2%, 19%, and 3%, respectively. The covered hopper market includes a variety of car types including grain type cars, plastic pellet cars and cement cars. The railcar industry classifies covered hoppers by unloading systems which include pneumatic, fluidized, and gravity unloading.

  Demand for railcars is primarily driven by industrial production and economic growth. The principal customers of the full service railcar leasing companies are large industrial companies that ship and use food, chemicals, petroleum and other commodities. For 1997, approximately 54% of GATC's railcar leasing revenue was attributable to shipments of chemical products, 21% to petroleum products, 18% to food products, 6% to minerals and 1% to other products.

  A key factor affecting the demand for railcar leasing is a preference among certain businesses for leasing rather than owning railcars. There are several advantages to leasing railcars, including off-balance sheet financing, flexibility in increasing or decreasing railcar fleet size, reduction or elimination of the management of railcars, elimination of the monitoring of regulatory requirements and reduction of administrative costs.

  Generally customers in the railcar leasing industry do not maintain exclusive relationships to lease railcars from one company. Customers often prefer to have flexibility in meeting their railcar needs. The principal competitive factors in the railcar leasing industry include price, service and availability of railcars meeting customer specifications.

REGULATION OF THE RAILCAR LEASING INDUSTRY

  The primary regulatory and industry authorities involved in the regulation of the railcar industry are the Department of Transportation ("DOT"), including the Research and Special Programs Administration (the "RSPA") and the Federal Railroad Administration (the "FRA"), both of which are divisions of DOT and the AAR (together with DOT, RSPA and FRA, the "Regulators").

  The primary agencies with regulatory authority over commodities shipped in tank cars and tank car design are DOT and the AAR. The AAR is not a government agency but an industry trade association of the railroads which establishes standards and specifications for railroad operations. Many of these standards and specifications have been incorporated into DOT regulations. The AAR also has its own enforcement teams and inspectors that work in conjunction with DOT field inspectors to ensure compliance with requirements.

  The FRA has regulatory authority over railroad train operations in the United States and regulates the safety of railroad equipment, tracks and operation. The FRA creates rules which govern train equipment, braking systems and safety appliances. Compliance with the rules of FRA and RSPA are monitored through a network of regional field inspectors.

  All commodities transported in tank cars fall into one of two broad categories, "hazardous" or "non-hazardous." RSPA has regulatory authority over the movement of hazardous materials in the United States and creates rules pertaining to packaging and transportation requirements for hazardous materials (regardless of the mode of transportation). The rules created by RSPA affect the design of tank cars and the equipment permitted to be installed on tank cars. RSPA's rules are enforced by FRA field inspectors. Hazardous materials transported in covered hopper cars are generally packaged in drums. As a result, the railcar itself does not contain the hazardous materials and is therefore not subject to the same rules as tank cars carrying similar materials.

  In addition to DOT regulations for governing the shipment of hazardous materials, the AAR also has tank car specifications covering the shipment of both hazardous and non-hazardous commodities. These specifications are published by the AAR under the direction of the AAR Tank Car Committee and cover many aspects of tank car design, including welding, materials, fittings, repairs, testing, and stenciling or marking of the tank cars.

  From time to time, the Regulators will issue regulations requiring certain improvements designed to increase safety in the industry ("Required Modifications"). These regulations are of two types. The first type involves improvement programs mandated by DOT. DOT pronouncements have tended to require modifications to a large number of railcars. DOT is governed by the Administrative Procedures Act under which there is a statutory process DOT must follow in implementing a new regulation. Timing from original proposal of such regulation to adoption has historically ranged from 18 months to 4 years. It is the Manager's experience that participants in the railcar leasing industry have input in this process, either directly or through a railcar leasing lobbying specialist. Additionally, in the Manager's experience, affected parties can sometimes negotiate with DOT as to preferred effective dates and implementation periods.

  The second type of Required Modifications are those instituted by the AAR. The AAR is not a government agency and, therefore, is not subject to the same procedural requirements as DOT. As a result, in the Manager's experience, participants in the railcar leasing industry have had less input into the process as compared to the more formal process pursuant to which DOT regulations are promulgated. Further, AAR pronouncements generally have had shorter proposal to adoption times, and allow little latitude for industry participants in terms of implementation. AAR pronouncements have tended to affect only certain classes of cars, and generally have required inspection of such railcars.

  Three recent pronouncements issued by the Regulators have been directed to the types of railcars carrying or capable of carrying hazardous materials and limiting the types of railcars which can carry hazardous materials. The first rule, HM175A, sets forth crash worthiness requirements for tank cars. The rule became effective on July 1, 1996 and will be phased in over a ten-year period. The second rule, HM201, also became effective on July 1, 1996 and will be implemented in two steps the first of which begins on October 1, 1998 and the second begins on July 1, 2000. HM201 sets forth new requirements for the inspection and periodic requalification of tank cars. The new requirements define six tests which must be performed on a periodic basis during the life of the car to insure that the car may continue in service. The third rule, AAR Rule 88B, requires a thorough inspection and, if required, repair of the railcar structure. This inspection includes body bolsters, center sills, crossbearers, draft gears systems, end sills and trucks. Rules 88B and HM201 will apply to the Company Fleet; the Company Fleet is already in compliance with HM175A.

  In addition to the regulations described above, companies in the full service railcar leasing industry are subject to various regulations regarding air, water, solid waste, hazardous and toxic materials and noise pollution by applicable agencies of the federal government and those states in which they do business. The Manager, on behalf of the Company, is required under the Management Agreement to conduct the Company's operations in compliance with applicable laws and regulations, including environmental regulations. See "Environmental Matters." The Manager's policy is to monitor and actively address environmental concerns in a responsible manner.

ENVIRONMENTAL MATTERS

  The transportation by railcar of certain commodities raises potential risks in the event of a derailment, spill or other accident. Generally, liability under existing Federal, state and local laws in the United States for such an event depends upon the negligence of a party, such as the railroad, the shipper or the manufacturer of the railcar, unless the commodities being shipped are inherently dangerous in which case strict liability concepts may be applicable. Liability in the event of a spill or other accident that results in the exposure of persons or property to dangerous or toxic materials can result in the assessment of monetary damages for personal injury, property damage, emotional distress, lost profits and, in certain circumstances, punitive damages. Under a negligence theory it would be unlikely that the Company, as lessee under the Leases and sublessor under the Subleases, would have any liability for damages for such an occurrence unless the fault was found to have arisen in the performance of those maintenance and similar obligations retained by the Company under its Subleases and performed on its behalf by the Manager under the Management Agreement (although the Company has agreed to indemnify the Owner Participants, the Owner Trustees, the Indenture Trustees and the Pass Through Trustee against environmental liabilities arising out of the operation or use of the Equipment Units). However, liability under many Federal and state environmental laws is based on strict liability concepts which would, in certain circumstances, place liability upon the Company for such an event.

  The principal Federal statute governing liability for releases of hazardous substances into the environment is the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). CERCLA authorizes the Environmental Protection Agency ("EPA") to undertake investigation and cleanup, and to seek recovery from responsible parties of costs it incurred in connection with such investigation and cleanup, or to require responsible parties to themselves undertake investigation and cleanup of contamination when there has been release of "hazardous substances" into the environment. CERCLA also authorizes certain private parties to recover investigation and cleanup costs for releases of "hazardous substances." Damages for injury to or destruction or loss of natural resources may also be assessed against responsible parties. Costs under CERCLA for investigation and cleanup of contamination, or for damages to natural resources can be significant. Most states have laws similar to CERCLA.

  CERCLA liability is imposed on "responsible parties," including the current "owner and operator" of a facility, persons who arrange for the treatment, disposal or transport of hazardous substances, transporters of hazardous substances and persons who owned or operated the facility at the time of the release. Railroad rolling stock is a "facility" for purposes of CERCLA and a "release" is broadly defined to cover nearly any discharge of a hazardous substance into the environment. Liability under CERCLA is strict (meaning liability is assigned without fault) and joint and several. The defenses under CERCLA have been narrowly construed and are difficult to prove. Thus, the intent and operation of CERCLA puts an owner or lessee of a railcar at risk of strict joint and several liability for cleanup costs and natural resource damages in the event of a release from the car.

  The term "hazardous substance" under CERCLA does not include petroleum, natural gas or their fractions, although many comparable state laws do include such substances. Oil spills into or upon "the navigable waters or adjoining shorelines" are covered by the Oil Pollution Act of 1990. The Oil Pollution Act, which also covers discharges from railroad rolling stock, is in many respects similar to CERCLA though limited to discharges into water.

  The Company currently has liability insurance policies in place which it believes would be adequate to protect it in the event of a sudden and accidental release giving rise to an environmental claim. There can be no assurance, however, that such insurance coverage will continue to be made available to the Company. In addition, to the extent that any such environmental claim would arise out of the fault or negligence of GATC as Manager of the Units (or at a facility owned or controlled by the Manager), GATC has agreed under the Management Agreement to indemnify the Company against any such liabilities. For a discussion of a recent development relating to GATC's liability experience with the Manager's Fleet, see "The Manager--Recent Developments Relating to the Manager."

                                 THE SUBLEASES

GENERAL

  The information set forth below with respect to the Subleases, including, without limitation, information regarding lease rates, demand for Equipment Units, Sublease renewal and other customer preferences is based on the historical experience of the Manager in the management of the Manager's Fleet.

  The Subleases relating to the Company Fleet were originated by GATC with certain of its customers and, on the Closing Date, will be contributed to the Company by GATC, the Company's sole stockholder. New Subleases entered into by the Company will be arranged by the Manager pursuant to the Management Agreement using marketing systems and procedures substantially identical to those otherwise used by the Manager for the

Manager's Fleet. Under such procedures, railcars are leased to a customer pursuant to a car service contract which specifies general terms applicable to the sublease of all Equipment to be leased to such customer and one or more riders entered into from time to time which describe the specific Equipment Units to be leased by the customer, together with the applicable term and lease rates applicable to such Equipment Units (each a "Rider" or "Riders"), which together form a Sublease. Customers are invoiced monthly in advance. The Subleases are primarily "full service" leases in that the Company is responsible for maintaining and servicing the Equipment, paying applicable ad valorem taxes and providing many ancillary services to the customers. The level of service provided under each Sublease may vary by customer. Further, the Company (and the Manager on its behalf) may in the future offer fewer or additional services to the Sublessees in accordance with changes in industry practice or the Company's policies. All of these services, together with all invoicing, collection and record keeping with respect to the Subleases and the Equipment, will be provided on the Company's behalf by the Manager pursuant to the Management Agreement. See "The Management Agreement."

TERM AND RENEWAL

  The Manager typically leases new railcars to its customers for a term of five years or, in connection with the lease of certain specialized railcars, up to 10 or more years, with initial renewals typically being entered into for an additional five-year term. Some subleases may allow for an early return of the car under "early-out" options. In addition, under certain circumstances, customers may be permitted to return cars earlier than provided under the contractual lease terms if the Manager has an equivalent or better use for the car or on the basis of subsequent negotiations of early termination terms. Subsequent renewals and leases of used railcars are typically for periods ranging from less than a year to seven years, with an average renewal term of about three years. The renewal rate (the percentage of railcars for which expiring subleases are renewed with the same customer) for the Manager's fleet historically has been between 58% and 64%. Each Equipment Unit in the Company Fleet was manufactured by and acquired from Trinity during 1997 or 1998, and the entire Company Fleet is subject to Subleases.

  The initial Sublease terms average 5.7 years without taking into account the exercise of any "early-out" option and 5.4 years assuming the exercise of "early-out" options. As of July 31, 1998, the average remaining term for all Subleases with respect to the Company Fleet was approximately 5.1 years without taking into account the exercise of any "early-out" options and 4.8 years assuming the exercise of "early-out" options. As of July 31, 1998, 14% of the Subleases contained "early-out" options. The range of the Sublease terms with and without the exercise of the "early-out" options is as follows:

                     INITIAL SUBLEASE TERM STRATIFICATIONS

                                                            NUMBER OF EQUIPMENT
                                                                   UNITS
                                                            --------------------
      TERM                                                  FULL TERM EARLY-OUTS
      ----                                                  --------- ----------
      1 year...............................................       1        28
      2 years..............................................       0       128
      3 years..............................................      30       325
      4 years..............................................       0         0
      5 years..............................................   2,756     2,338
      6 years..............................................       8        13
      Over 6 years.........................................     585       548

  GATC currently uses a centralized asset management process in conjunction with a national sales force which together enable the Manager to allocate existing railcars to meet demands in various industries in an effort to ensure a high percentage of renewals and assignments and to locate new customers. Under the centralized asset management process, each Sublease will be examined one to two years prior to expiration for certain factors, including among other things, type of railcar, type of commodity or product transported and the customer's industry. This information allows the Manager to manage and allocate the future Subleases of a particular railcar type and minimize idle time. Ninety days prior to expiration, a Sublease will be examined again to quote renewal pricing. During this 90-day period, a higher short-term rate is established by the Manager which may be automatically charged to the customer 60 days after expiration of the Sublease term unless the railcar is returned or the Sublease renewed. Concurrently with securing renewals, the Manager's sales force seeks to meet new market demands for railcars.

  For most customers, the decision whether to renew a Sublease is based on a combination of need, convenience and price. While the customers' specific needs and lease economics will be principal factors, customers have an incentive to renew their Subleases in that failure to do so will require that each Equipment Unit be cleaned prior to return, resulting in a period of overlap during which the customer must pay for the new Equipment Unit while cleaning and transporting the old Equipment Unit. In addition to the required cleaning of Equipment Units, upon return each Equipment Unit is inspected and made ready for assignment to another customer. In certain instances an Equipment Unit may be leased "service to service," in which case the Equipment Unit is transported from one customer to another without spending time in a maintenance facility for inspection and maintenance. Some customers prefer to rent used equipment, for which lease rates tend to be lower and lease terms may be more flexible, while others prefer new cars. Pursuant to the Management Agreement, the Manager will undertake to remarket the Equipment Units with respect to which the related Sublease has expired or been terminated.

  As of December 31, 1997, the utilization rate for the Manager's Fleet was 96.4% and the utilization rate for all railcars owned or leased by the Manager (including those in Canada and Mexico) was 95.8%. A portion of the Manager's Fleet may remain idle (i.e., not subject to a sublease) at any time. Set forth below is the historical year-end utilization for all railcars owned or leased by the Manager (excluding those in Canada and Mexico) from 1979 through 1997, showing the percentage of all railcars owned or leased by the Manager (excluding those owned or leased in Canada and Mexico) subject to a sublease. While the Company believes that utilization rates for the Company Fleet will be similar to those of the Manager's Fleet at any particular time, there can be no assurance that the actual utilization rates for the Company Fleet in the future will be consistent with the historical experience of the Manager's Fleet.

                    YEAR-END UTILIZATION PERCENTAGE FOR ALL

           RAILCARS OWNED OR LEASED BY THE MANAGER IN THE U.S.

                                 [Line Graph]

SUBLEASE RATES

  The sublease rate with respect to each Sublease is established at the commencement of the related Sublease term. As of the Closing Date, all of the Equipment will be subject to Subleases. After the initial Sublease terms have expired, the Manager will establish renewal sublease rates for those Equipment Units for which the related Subleases are renewed and new sublease rates for Equipment Units that are assigned. While the initial sublease rates with respect to each Sublease will remain in effect through the initial (or current) Sublease term, renewal sublease rates are determined at the time of renewal, and are based primarily on (i) the initial sublease rate, (ii) market strength, (iii) customer demand, and (iv) the age of the applicable Equipment Unit. It has been the experience of the Manager that sublease rates generally increase with inflation and decrease with the aging of a railcar. However, sublease rate increases resulting from inflation have generally exceeded reductions in sublease rates resulting from aging.

  The initial Sublease rates average $622 per month per Equipment Unit and range as follows:

                     INITIAL SUBLEASE RATE STRATIFICATION

      LEASE RATE                                             # OF CARS % OF CARS
      ----------                                             --------- ---------
      Less than $500........................................      82      2.4%
      $500-$599.............................................   1,540     45.6%
      $600-$699.............................................   1,054     31.2%
      $700-$799.............................................     660     19.5%
      $800 and over.........................................      44      1.3%
                                                               -----    ------
          Total.............................................   3,380    100.0%
                                                               =====    ======

  Although there has been some correlation between industry growth and demand for railcars, the relationship is not linear. Increased production in a given industry may lead to increased demand by such industry for Equipment Units, resulting in upward pressure on applicable sublease rates. However, this pressure may be offset by lack of growth (or contraction) in other industries, in which case the demand for Equipment Units would not increase significantly. Similarly, if overall industry growth is anticipated by the railcar industry and supply is increased accordingly, sublease rates are not likely to increase. Additional factors affecting sublease rates in any given period are the number of railcars with expiring subleases in such period and the nature of such railcars.

  In order to continually monitor the strength of the railcar leasing market as well as industry supply and demand, the Manager currently conducts periodic market analyses including a comparison of industry-wide railcar registrations (the AAR requires such registration for all railcars to be moved in interchange service) versus registration trends in previous years, and a review of the level of order inquiries received by the Manager. The Manager's sales representatives assist in the monitoring process through regular interaction with customers. Since the Manager's market share typically does not change in a material fashion from month to month, the Manager believes these inquiries generally reflect overall market demand. The Manager believes that the combination of its analyses and the information obtained through its sales network allows it to develop a fair assessment of the state of the railcar leasing market at any time.

RENTAL PAYMENTS

  Rental payments under the Subleases commence upon delivery of the related Equipment Unit to the customer and continue to accrue (subject to Rent Abatement, as defined herein) until such Equipment Unit is returned to the Company in accordance with the terms of the Sublease. Delivery to a customer is usually deemed to occur (i) with respect to an Equipment Unit not in the customer's service, upon acceptance by a railroad of instructions to forward such Equipment Unit to a destination point designated by the related customer and (ii) with respect to an Equipment Unit already in the customer's service under an expiring Sublease or a Sublease being terminated by the new Sublease, immediately upon the expiration or termination, as the case may be, of such Sublease. Under the terms of the Sublease (i) each customer is required to inspect any Equipment Unit delivered within five days after receipt at the destination point designated by such customer, and (ii) failure of such customer to promptly report to the Manager any defect in such Equipment Unit constitutes acceptance of such Equipment Unit by such customer. An Equipment Unit will usually be deemed to have been returned to the Company upon release of such Equipment Unit by the customer to a forwarding railroad within the continental United States in accordance with instructions to such customer from the Manager. If a Sublease is not renewed and the Equipment Unit not returned within 60 days of expiration, the Sublease may be deemed by the Manager to have been converted to a month-to-month term at a monthly lease rate established by the Company and quoted to the customer prior to the expiration of the related Sublease term.

  Rental payments under the Subleases are billed monthly in advance. Although initially most of the Company's customers will also be customers of GATC under separate railcar leases with GATC, the terms of the Subleases prohibit any right to setoff obligations owing by any customer to the Company against obligations owing by GATC, as lessor, to such customer, including any Railroad Mileage Credits (as defined herein) or Rent Abatements. Notwithstanding the foregoing, some customers may net payments and offset between railcars leased from GATC and Equipment Units leased from the Company, in which case the Manager will reconcile the related account as described under "Collection and Application of the Company's Cash Flows--Collection of Sublessee Payments." Customers may net Railroad Mileage Credits owed to them by the Company against rental payments due under their Subleases.

  If a physical alteration or modification to any Equipment Unit is required by the AAR or any government, agency, group or committee exercising authority over the design or operation of any Equipment (any such alteration or modification, a "Required Modification"), the Manager will perform, or have a third party perform, such Required Modifications and the Manager may require, as is currently allowed under the Sublease, the customer to pay to the Company as additional rent an amount equal to the greater of (i) $1.50 per Equipment Unit per month for each $100 per Equipment Unit cost to perform such Required Modification and (ii) such additional monthly charge that will cover the cost of such Required Modification (including the Company's then current cost of money) over the estimated life of such Required Modification of the Equipment Unit. Any such charges become effective upon the date of acceptance by a railroad of instructions to forward such Equipment Unit to the related customer upon completion of the Required Modification. Rental charges with respect to any Equipment Unit related to such alteration or modification are not subject to abatement as described below.

RAILCAR MAINTENANCE AND MODIFICATIONS

  A railcar may require running repairs throughout its life to ensure safe operation. These repairs may be undertaken by a railroad when the car passes through interchange or by a mobile repair unit which can travel to the railcar location.

  Maintenance costs historically have been very low during the first five to eight years, until the railcar requires its first "major shopping", and increase somewhat thereafter. A major shopping may require routine maintenance such as truck and underframe work, component repair or replacement, airbrake work and periodic painting. Various railcar regulations require scheduled testing as well, including tank and safety valve testing. While a railcar is in a service center, Required Modifications or Optional Modifications may also be performed. Required Modifications are the consequences of rules and regulations promulgated by the Regulators, such as the AAR or the DOT, to enhance the safety record of railcars. These rules require that, if applicable, the railcar be modified as a condition of continued use or operation. Optional Modifications are requested by a specific customer or may be programs determined by the Manager designed to enhance the marketability of the railcar.

  Equipment Units are expected to be routed for maintenance under the following conditions: (i) the Manager will generally be contacted by a customer when it requires work to be performed on specified Equipment Units;
(ii) the Manager may require Required Modifications testing to be done with respect to an Equipment Unit; (iii) the Manager may repair an Equipment Unit between Subleases; and (iv) railroads will make running repairs as Equipment Units pass through interchange.

RENT ABATEMENTS

  In certain circumstances, customers whose Equipment Units are being serviced will not be required to pay rent on such Equipment Units for such service period (a "Rent Abatement"). Rent Abatements during maintenance apply whether the Equipment Unit is serviced at a facility run by the Manager or a third-party. Once the Manager determines the actual amount of idle time as a result of the related occurrence, the abatement may be adjusted and the customer invoiced accordingly. Rent Abatement for any Equipment Unit subject to a Sublease is adjusted or not granted, however, when such Equipment Unit is out of service (a) due to damage to such Equipment Unit for which the customer is responsible under the terms of the Sublease, (b) for lining application, maintenance, renewal or removal for which the customer is responsible, (c) during periods of delay in forwarding such Equipment Unit to a facility designated by the Manager where such delay is caused by the customer, (d) for work, other than normal maintenance, performed at the request of the customer,
(e) for any Required Modification or (f) when the customer has not caused the Equipment Unit to be properly cleaned in accordance with the terms of the Sublease.

CUSTOMER RESPONSIBILITY

  Under the Subleases, each customer is responsible for any loss of or damage to any Equipment Unit or any part thereof caused by the commodity contained therein or incurred in the process of loading or unloading such commodity or when abuse is evident, or caused by the chemical environment in which such Equipment Unit is loaded, unloaded or stored. Generally, each customer is also responsible for any risk of loss of, damage to, or destruction of any Equipment Unit, or part thereof, occurring while such Equipment Unit is located upon private tracks or premises (i.e., tracks or premises owned or leased by an entity other than a railroad), other than those of the Manager or an affiliate thereof. Each customer determines whether to insure against such risks and the Company is not named in or a party to such insurance. Under the Leases, the Company is required to carry insurance. See "The Leases-- Insurance" below. Each customer is further responsible for the cost of any customer owned interior lining of any Equipment Unit and must renew and maintain all such linings throughout the term of the Sublease. Upon expiration or termination of the related Sublease, all linings generally must be removed prior to return of the Equipment to the Company. In certain instances the Company may own some linings.

REMEDIES UPON DEFAULT

  Upon the failure by any customer to perform any of its obligations under a Sublease, the Company may (a) without notice or demand terminate such Sublease with respect to any or all of the Equipment Units subject thereto and take possession of any or all of such Equipment Units, (b) upon seven days prior written notice to the related customer, change the term of the related Sublease to a month-to-month term, subject to termination thereafter by either the customer or the Company upon 10 days prior written notice, or (c) permit the related customer to retain possession of any or all of the Equipment Units subject thereto provided that such customer must (i) within five days after written notice from the Company, cure any and all defaults under such Sublease, and (ii) within such five-day period, provide to the Company adequate assurances (including collateral security) of future performance under such Sublease. Each Sublease is, by its terms, subordinate to the related Lease.

USE OF EQUIPMENT

  Without the prior written consent of the Company, the Subleases provide that Equipment may not be utilized in unit train service, nor shall the average loaded mileage of all Equipment subject to a Sublease exceed 18,000 miles during any calendar year. Equipment Unit use is further limited to the continental United States, Canada and Mexico. Each customer is responsible for all taxes and duties, and for complying with all governmental requirements arising out of any Equipment Unit leaving, being outside of or returning to the continental United States. Pursuant to the terms of each Lease, there are certain restrictions on the Company's use of the Equipment Units outside the continental United States and upon subleasing Equipment Units to Canadian or Mexican Sublessees. See "The Leases--Restrictions on Subleases."

RAILROAD MILEAGE CREDITS

  Railcars are required to carry a Mark intended to designate the owner of such railcars. Railroad Mileage Credits are cash credits the registered owners (based on the "marks" thereon) receive from the railroads based on railcar mileage. Since the tariffs charged by most railroads include the railroads' "imputed" or "assumed" cost of the railroad owning the railcars, the Railroad Mileage Credits represent the "assumed ownership" portion of the tariff to the registered owners of the railcar Marks (whether or not the railcar is leased or owned by the owner of the related Marks). This "assumed ownership" portion of the railroad tariff is based in part on the original cost of the related railcar. Accordingly, more expensive tank and covered hopper cars, based on original cost, receive higher Railroad Mileage Credits than older or less expensive railcars. Railroad Mileage Credits are determined by the railroads, which track the mileage of railcars based on the markings on such railcars. Under the terms of the leases GATC enters into with its customers and under terms of the Subleases, GATC and the Company, respectively, agree to pay to their customers all payments in respect of Railroad Mileage Credits with respect to the related railcars or Equipment Units. At or prior to the Closing Date, GATC's railcars and the Equipment will carry Marks registered with the AAR in the name of the Marks Company. Payments in respect of Railroad Mileage Credits for GATC's customers and the Company's customers will be paid to the Marks Company. These payments will then be allocated between GATC and the Company in accordance with the respective railcars in the Company Fleet and the Manager's Fleet. GATC, as Manager will, in turn, credit such payments under the applicable Sublease against the Sublessee's account resulting in a reduction of the amount due from such Sublessee. Sublessees may either apply the amount of the credit to the amount due under their respective Subleases or request payment of the amount of such credit. See "The Management Agreement" and "Collection and Application of the Company's Cash Flows--Collection of Railroad Mileage Credits."

  Movement information with respect to each Equipment Unit is provided to GATC, as servicer for the Marks Company, by the railroads. The Company will agree to use its best efforts to collect Railroad Mileage Credits as paid by the railroads to the Marks Company for all car movements during the term of each Sublease and to credit such amounts to the related Sublessee's account. From time to time a railroad may also assess certain charges on the Equipment to the Marks Company as owner of the marks. Any such charges imposed by a railroad against the Marks Company with respect to the Equipment will be paid by the Manager as a reimbursable item under the Management Agreement.

INDEMNIFICATION OF THE COMPANY

  The terms of the Subleases require each Sublessee to indemnify the Company from and against any and all liabilities, charges, costs, losses, damages, expenses or demands (including reasonable attorneys' fees and court costs) (together, "claims") made against the Company or which the Company may incur arising out of such Sublessee's failure to comply with the terms and conditions of a Sublease, unless (i) such claim results directly from the negligent act or omission of the Company or (ii) such claim is a claim for which one or more railroads is responsible and has satisfied such responsibility.

  The Subleases also require each Sublessee to indemnify the Company from and against any and all claims made against the Company or which the Company may incur resulting from (a) any condition which was, or should have been, determined upon visual inspection by the Sublessee of any Equipment Unit prior to the loading of such Equipment Unit, (b) any loss of or damage (including corrosion damage) to any Equipment Unit or any part thereof caused by the commodity contained therein or incurred in the process of loading or unloading such commodity, or caused by the chemical environment in which such Equipment Unit is loaded, unloaded or stored, unless such claim results directly from the negligent act or omission of the Company, and (c) any claims made against the Company or which the Company may incur arising out of any taxes, duties or compliance with any governmental requirements arising out of any Equipment Unit leaving, being outside of or returning to the continental United States.

TAXES

  If the railcar is subject to a "full service" lease, the applicable Sublease currently requires the Company to pay all ad valorem property taxes levied upon the related Equipment Units and to file all necessary returns and reports for such taxes. Each Sublessee must pay, cause to be paid or reimburse the Company for all other taxes, including but not limited to sales, use, rental, gross income and excise taxes (except net income taxes) as may be levied or assessed against the Company or the Sublessee in connection with such Sublease, or arising out of any sale, lease, rental, use, operation, ownership, payment, shipment or delivery of any related Equipment.

  Currently 34 states and 3 Native American tribes tax railcars on an ad valorem (according to value) basis. The Manager is responsible for the filing of returns, payment of taxes and, when necessary, contesting such taxes in an appropriate forum in connection with the Company Fleet. Although the railcars' owners (for tax purposes) are responsible for payment of taxes, the taxing authorities levy the taxes on the owner of the marks on the individual railcars. Accordingly, all ad valorem taxes with respect to the Equipment will be assessed to the Marks Company, and GATC, as servicer of the Marks Company, will apportion the taxes allocable to the Equipment and bill the Company. As the ad valorem taxes cannot readily be traced to individual Equipment Units, the Company will, under the Management Agreement, reimburse the Manager for its proportionate share of the taxes assessed on the Company Fleet as a percentage of the Total Managed Fleet. The Company expects ad valorem property taxes initially to be approximately $640,000 per full calendar year based on current tax rates and, since such taxes are based upon the value of the railcars, expects that such amounts will generally decline over time.

                                THE SUBLESSEES

  The Company's customers will initially use its Equipment to ship a wide variety of different commodities, primarily chemicals, petroleum, food products and minerals. Many of these products require cars with special features; the Company offers a variety of sizes and Car Types to meet these needs. See "--Description of the Equipment." At closing, the Company will be leasing Equipment to approximately 82 customers, including major chemical, petroleum, food and agricultural companies. Based on the Subleases currently in effect, no single customer will initially account for more than 8.5% of the Company's total railcar leasing revenue.

  All of the Company's customers are, or were, prior to the contribution of the Subleases by GATC to the Company, customers of GATC. The Company's customer base will vary over time as Subleases expire or are terminated and the related Equipment Units are re-leased to other current customers of the Company and of GATC or new customers. As of the Closing Date, approximately 48% of the Company's customers will be engaged in the chemical products industry, 19% in the petroleum products industry, 13% in the food products industry, 11% in the plastics industry and 10% in the mineral industry. For 1997, approximately 54% of GATC's railcar leasing revenue was attributable to customers in the chemical products industry, 21% to the petroleum products industry, 18% to the food products industry and 7% to other industries. There can be no assurance that the Company's customer base will be comparable to that of GATC. See "The Leases--Restrictions on Subleases" regarding subleases to Canadian or Mexican Sublessees.

  On the Closing Date, the Company's Sublessees will consist of entities rated by S&P and/or Moody's (or, in certain instances, entities whose parents are rated by S&P and/or Moody's) as well as unrated entities. Parent companies of Sublessees may not have guaranteed the obligations of their subsidiaries. All new customers will be subject to prior credit approval, while in the case of Sublease renewals existing customer approval will be based on the size of such entity, payment history and the number of Equipment Units to be leased. All credit approval, processing and reviewing of the Company's customers is the responsibility of the Manager under the Management Agreement. The Manager typically obtains Dun & Bradstreet reports ("D&B") and other financial information (including audited financial statements when available) for all new customers. If a new customer is a privately held company and sufficient financial information is not publicly available, the Manager will contact other creditors of such company to discuss its credit history. In some instances, even if the Manager is satisfied with the results of discussions with other creditors, financial information may still be requested from the customer. In cases where the financial condition of a customer is not as strong as the Manager desires, a security deposit of from 3 to 6 months rent may be required, subject to the marketability of the Equipment Unit to be leased, as described below. During sub-optimal market conditions, the Manager may become more flexible in its credit requirements with respect to leasing the Equipment, so as to maximize utilization. Set forth below are the ratings concentrations, by number of Equipment Units, as of July 31, 1998, for the Sublessees or their parents, as applicable.

                           RATINGS OF SUBLESSEES(1)
                              AS OF JULY 31, 1998

            MOODY'S
--------------------------------
                    # OF   % OF
RATING              CARS  RATED
------              ----- ------
Aaa................     2   0.09
Aa1................    45   1.96
Aa2................   114   4.97
Aa3................   632  27.56
A1.................    65   2.83
A2.................    56   2.44
A3.................   255  11.12
Baa1...............   142   6.19
Baa2...............   205   8.94
Baa3...............    56   2.44
Ba1................   132   5.76
Ba2................    82   3.58
Ba3................   200   8.72
B1.................   114   4.97
B2.................   189   8.24
B3.................     4   0.17
                    ----- ------
   Total Rated..... 2,293 100.00%
                    ===== ======
Total Rated........ 2,293  67.84
Non-Rated.......... 1,087  32.16
                    ----- ------
   Total Railcars.. 3,380 100.00%
                    ===== ======

              S&P
--------------------------------
                    # OF   % OF
RATING              CARS  RATED
------              ----- ------
AAA................    47   2.21
AA+................     5   0.24
AA.................   109   5.13
AA-................   590  27.75
A+.................    44   2.07
A..................   103   4.84
A-.................   153   7.20
BBB+...............   216  10.16
BBB................   259  12.18
BBB-...............   132   6.21
BB+................    40   1.88
BB.................    25   1.18
BB-................   328  15.43
B+.................    65   3.06
B..................    --     --
B-.................    10   0.47
                    ----- ------
   Total Rated..... 2,126 100.00%
                    ===== ======
Total Rated........ 2,126  62.90
Non-Rated.......... 1,254  37.10
                    ----- ------
   Total Railcars.. 3,380 100.00%
                    ===== ======

--------
(1) For unrated Sublessees whose parent companies are rated, the ratings set forth are those of the rated parent. There can be no assurance that the ratings assigned to the parent are reflective of the creditworthiness of the Sublessee.

  The Manager will conduct an annual credit review that will usually be limited to Sublessees with a delinquent payment history. Such review generally will consist of reviewing the D&B reports for such Sublessees and the periodic "flagging" of delinquencies greater than 90 days. Certain customers seeking to increase significantly the amount of their monthly obligations to the Company will be reviewed more closely, similar to the process employed for new customers, while the highly rated Sublessees and those with good payment histories will require a less detailed review.

  The Manager's experience has been that repossession of an Equipment Unit is rarely necessary, seldom exceeding 50 railcars per year in the Manager's Fleet. Although the Company expects similar collection and repossession experience to that of the Manager's Fleet, there can be no assurance that the Company's collection and repossession experience with respect to the Company's Fleet will be similar to the Manager's experience with respect to the Manager's Fleet, either historically or on an ongoing basis.

MANAGER'S DELINQUENCY AND WRITE-OFF EXPERIENCE; HISTORICAL RENT ABATEMENTS

  The following tables set forth certain information with respect to the amount of writeoffs of the Manager in respect of its railcar lease receivables for its fiscal years ended December 31, 1993 to December 31, 1997, and for the six-month period ended June 30, 1998, and the aging of the Manager's railcar lease receivables at June

30, 1998, and at the end of each of such years. On the Closing Date, the Subleases will consist of Subleases originated by the Manager that have been assigned to the Company. There can be no assurance that the performance of the Sublessees under the Subleases will be similar to the Manager's experience with respect to the Manager's Fleet, either historically or on an ongoing basis.

                    MANAGER'S FLEET RECEIVABLES WRITE-OFFS
                             (DOLLARS IN MILLIONS)

                                                                          % OF
                                                           LEASE  WRITE-  LEASE
PERIOD                                                    REVENUE  OFFS  REVENUE
------                                                    ------- ------ -------
Six months ended 06/30/98................................  $210   $0.163  0.08%
Year ended 12/31/97......................................   406    0.306  0.07%
Year ended 12/31/96......................................   391    0.913  0.23%
Year ended 12/31/95......................................   354    1.232  0.35%
Year ended 12/31/94......................................   318    0.604  0.19%
Year ended 12/31/93......................................   296    0.069  0.02%

     ACCOUNTS RECEIVABLE AGING OF MANAGER'S FLEET AS A PERCENTAGE OF TOTAL
                                  RECEIVABLES
                            (DOLLARS IN THOUSANDS)

                               NUMBER OF DAYS
            ------------------------------------------------------
                                                       OVER 90
            0-30 DAYS(1)   31-60 DAYS   61-90 DAYS     DAYS(2)         TOTAL
            ------------- ------------ ------------ --------------   MANAGER'S
                    % OF         % OF         % OF           % OF      FLEET
DATE        AMOUNT  TOTAL AMOUNT TOTAL AMOUNT TOTAL AMOUNT   TOTAL  RECEIVABLES
----        ------  ----- ------ ----- ------ ----- -------  -----  -----------
06/30/98... $13,771 129.7 $2,806 26.4  $1,403 13.2  $(7,365) (69.4)   $10,615
12/31/97...  12,836 102.9  3,319 26.6     300  2.4   (3,979) (31.0)    12,476
12/31/96...  12,632  64.1  5,022 25.6   1,956  9.9       85    0.4     19,695
12/31/95...  11,078  50.5  4,736 21.6   3,210 14.6    2,911   13.3     21,935
12/31/94...   9,921  55.3  3,716 20.7   2,798 15.6    1,493    8.3     17,928
12/31/93...   5,297  44.4  3,915 32.8   2,464 20.7      251    2.1     11,927

--------
(1) The receivables aging set forth above begins on the day that the related invoice was generated, typically the first day of a calendar month. The Manager invoices its customers in advance for the use of the railcar during that month.

(2) The credit balance for the period ending June 30, 1998 in the over 90 days past due column represents unapplied mileage credits paid to the manager by the railroads and passed on to customers in the form of invoice credits. Included as part of that net credit balance is $6.5 million of accounts due from, or in dispute with, customers.

  The level of past due receivables has not resulted in a high level of write-offs (see table above). The majority of write-offs by the Manager have not been the result of customer credit problems, but rather from billing disputes related to Rent Abatement, car receipt or release dates, customer liability, maintenance and cleaning charges, where a credit to adjust billing is being processed and will not result in the write-off of such amount. Customers from time to time dispute the railroads' calculation of mileage credit amounts as well as the Manager's allocation thereof, and often adjust their lease payments accordingly. From time to time, disputes arise over the number of days the applicable railcars were not in service due to discrepancies in effective dates, release dates and shipping dates. Rent Abatements result from GATC's policy not to charge its customers rent during the time that a railcar is not in use for certain maintenance conducted by the Manager. No Rent Abatements are granted when repairs or maintenance are conducted by customer initiated contract shop repairs, where the Manager is not properly notified in advance or for repairs that take approximately one day.

  Set forth below is historical Rent Abatement data for the Manager's Fleet for the years ended December 31, 1993 to December 31, 1997 and the six months ended June 30, 1998. The reduction in Rent Abatements over this period is due primarily to the reduction in service center turnaround time. Turnaround time has decreased due to major upgrades at all of the Manager's U.S. service centers and the Manager's added focus on the scheduling and railcar repair process. The Equipment Units subject to the Subleases will be subject to Rent Abatements, and there can be no assurance that the Rent Abatement experience of the Company with respect to the Company Fleet will be similar to the Manager's experience with respect to the Manager's Fleet, either historically or on an ongoing basis.

                          HISTORICAL RENT ABATEMENTS
                                MANAGER'S FLEET
                             (DOLLARS IN MILLIONS)

                                 SIX MONTHS    YEAR ENDED DECEMBER 31,
                                 ENDED JUNE ----------------------------------
                                  30, 1998  1997  1996  1995  1994  1993  1992
                                 ---------- ----  ----  ----  ----  ----  ----
Rental Revenue..................    $210    $406  $391  $354  $318  $296  $285
Rental Abatements...............     2.9     6.5   6.4   7.1   8.2   8.0   8.3
Rent Abatement as a % of
 Revenue........................    1.38%   1.60% 1.64% 2.01% 2.58% 2.70% 2.91%
Average Maintenance Turnaround
 Time (days)....................      33      32    32    38    54    52    55

                                  THE MANAGER

  GATC will act as the Manager for the Company pursuant to the Management Agreement. GATC is primarily engaged in leasing specialized railcars, primarily tank cars and, to a lesser extent, covered hopper cars, including specialty covered hopper, grain and plastic pellet cars, under full service leases similar to the Subleases. GATC also manages a fleet of railcars leased by General American Railcar Corporation, a separate wholly-owned special purpose subsidiary of GATC formed in 1997 and may in the future manage fleets of railcars owned or leased by other GATC affiliates. The Manager's wholly-owned subsidiary, GATX Terminals Corporation, is engaged in the operation of public bulk liquid terminals and domestic pipeline systems. The Manager is the largest lessor of railroad tank cars in the United States, and Terminals is one of the largest independent operators of public bulk liquid terminals in the world. The principal offices of the Manager are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: 312-621-6200).

  The Manager is a wholly-owned subsidiary of GATX Corporation ("GATX"). GATX is also the parent of GATX Financial Services, which through its principal subsidiary, GATX Capital Corporation as well as its other subsidiaries and joint ventures, arranges and services the financing of equipment and other capital assets on a worldwide basis, American Steamship Company, a shipping company which operates self-unloading vessels on the Great Lakes, and GATX Logistics, Inc., which provides distribution and logistics support services, warehousing facilities, and related real estate services throughout North America.

  In addition to its corporate headquarters in Chicago, Illinois, the Manager maintains six business offices in three national regions to manage customer accounts. (The Manager's Midwestern regional office is in Chicago, Illinois, its eastern regional offices are in Hackensack, New Jersey, Pittsburgh, Pennsylvania and Atlanta, Georgia and its southwestern regional offices are located in Houston, Texas and Valencia, California.)

  The Manager maintains, repairs and modifies railcars at service centers in Texas, Georgia, California and Indiana. At June 30, 1998, the Manager's "Field Service Network" included 39 mobile units operated out of 22 locations, including several locations where repairs are completed inside customer plants.

  In the area of railcar service, the Manager concentrates on maximizing in-service time for customers' railcars. Training programs utilizing the Manager's Tank Trainer and School House cars are intended to educate customers regarding applicable government regulations and proper use and handling of equipment. The Manager's owned service center network provides "one-stop shopping" and environmentally responsible service. This network employs closed loop car cleaning technology along with modern equipment for repairing and painting railcars. Through its Field Services Network, the Manager performs minor repairs at customer plants or railyards. This network eliminates the time and expense associated with moving cars to major service locations and has the effect of reducing the amount of Rent Abatements. Railroads complete repairs to the "running" components of the cars (wheels, axles, brakes, couplers, etc.) under the AAR Interchange Rules and then pass on the cost of such repairs to the owner of the marks contained on the repaired railcars. The Manager has a process in place for monitoring and auditing these "running repair" expenses.

  The Manager also has several operating agreements with "preferred contract shops." These preferred contract shops provide customer information including repair estimates and repair status of the railcars. The Manager periodically audits these preferred contract shops to monitor the quality of repairs and compliance with applicable environmental regulations.

  In the area of supplying railcars, the Manager utilizes its industry expertise and design system to design railcars that efficiently transport a wide variety of bulk products. Railcars designed by the Manager are built primarily by Trinity. In addition to supplying new equipment to the marketplace, the Manager utilizes its engineering, fleet management and service expertise to provide customers with a supply of properly designed, well conditioned used cars to meet their needs.

RECENT DEVELOPMENTS RELATING TO THE MANAGER

  In September of 1987, a tankcar fire occurred in the City of New Orleans. The fire was caused by a leak of butadiene from a railcar owned by the Manager. The fire resulted in no deaths or significant injuries, and only minor property damage, but did result in the overnight evacuation of a number of residents from the surrounding area. Immediately after the fire a number of lawsuits (representing approximately 8,000 claims) were brought against a number of defendants, including the Manager and its wholly-owned subsidiary GATX Terminals Corporation ("Terminals"). The suits were ultimately consolidated into a class action brought in the Civil District Court in the Parish of Orleans (the "Trial Court"). A trial of the claims of twenty of the plaintiffs resulted in a jury verdict in September 1997 which awarded the twenty plaintiffs approximately $1.9 million in compensatory damages plus interest from the date of the accident. In addition, the jury awarded, and the Trial Court entered judgment on, punitive damages totaling $3.4 billion against five of the nine defendants, including $190 million as to Terminals. Subsequently, the Louisiana Supreme Court granted a writ filed by one of the defendants, CSX Transportation, Inc., vacating the punitive damage judgments and indicating that a judgment could not be entered until all liability issues relating to all 8,000 class members have been adjudicated. Having vacated the entire judgment in the process, the Louisiana Supreme Court thus effectively precluded the defendants from seeking immediate post-trial review of the finding of liability for punitive and compensatory damage. Accordingly, the defendants filed a motion asking that the Trial Court enter a judgment only on liability, and without reference to the amount of damages, thereby permitting the defendants to seek review of the compensatory and punitive liability findings but not the amount of damages.

  In response to the defendants' motion, on June 18, 1998, the Trial Court entered a judgment (a) finding each of the defendants responsible for compensatory damages to the members of the plaintiff class in the specified percentages in the jury verdict, including twenty percent as to the Manager and ten percent to Terminals, but without specifying the quantum of damages; and (b) finding five of the defendants, including Terminals, liable for punitive damages in favor of the plaintiff class. The Trial Court designated the judgment to be final and appealable. On June 25, 1998, the defendants filed post judgment motions seeking a new trial or alternatively seeking to overturn the finding of punitive liability.

  Pursuant to a motion filed on behalf of the plaintiffs, the Trial Court also ordered the commencement of trials of the claims of other members of the class, and directed the defendants to show cause why there should not be a court appointed statistician designated to assist the court in selecting representative plaintiffs for such trials. The plaintiffs had asked the Trial Court to conduct a sufficient number of trials of representative plaintiffs in order to validate the findings of punitive damages. The defendants had urged the Trial Court not to order additional trials until the defendants' Motion for a New Trial addressing the errors attributable to the conduct of the plaintiffs' attorneys had been resolved. It is not clear from the Trial Court's order when such trials are to commence, the manner in which they are to proceed, or what issues are to be tried. Terminals will oppose any attempt to enter judgment as to the amount of punitive damages prior to the resolution of all liability issues with respect to the remaining 8,000 claims.

  The Manager and Terminals believe that the compensatory damages awarded to the 20 plaintiffs are excessive, and intend to pursue post-judgment review of the awards, and if necessary, vigorous appeals of any final judgment. The Manager and Terminals believe that the damages, if any, that are awarded to the remaining plaintiffs, whether by the trial or appellate courts, will, on average be substantially less than the damages awarded to the 20 plaintiffs whose claims have been tried. Terminals also believes that the punitive liability judgment is unsupported by law and evidence. Accordingly, Terminals intends to pursue vigorous appeals of the punitive damages liability judgment if it survives post-judgment review. In addition, Terminals further believes that the punitive damages awards rendered by the jury are clearly excessive. If a judgment on the award against Terminals is entered by the Trial Court, Terminals intends to pursue post-judgment review in the Trial Court, and if necessary, vigorous appeal of that judgment as well. While the amounts claimed are substantial and the ultimate liability with respect to such litigation and claims cannot be determined at this time, the Manager does not expect the result of the litigation to have a material adverse effect on its ability to perform under the Management Agreement, the Insurance Agreement, the Administrative Services Agreement or the Servicing Agreement.

  Since 1990, the Manager has made payments or otherwise agreed to a settlement in connection with liability claims resulting from railcar accidents in 60 cases. The amounts paid by the Manager and its insurer with respect to such accidents have ranged from $700 to approximately $6.6 million, with over 88% of such incidents requiring payments of less than $250,000. In most of these cases, the Manager, as the owner or sublessor of the railcar, has been one of a number of defendants, along with its customer, the railroad, a shipper and a manufacturer, and liability, whether upon judgment or pursuant to a settlement, has been apportioned among the parties. While the Company expects its liability claim experience to be similar to that of the Manager, there can be no assurance that the Company's experience will actually reflect that of the Manager, either historically or on an ongoing basis.

IMPACT OF YEAR 2000

  The Manager utilizes in-house developed software as well as vendor-produced software. Certain of the Manager's computer software was written using two digits rather than four to define the applicable year in a date. As a result, dates beginning in the year 2000 and thereafter are not properly recognized by the software. Since the software is time-sensitive, a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities could result from the software's inability to recognize the correct date.

  The Manager has completed an assessment and has begun modifying and replacing its in-house developed software as well as upgrading its vendor-supported software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Modification of the Manager's software is expected to be completed during 1999, prior to any anticipated impact on its operating systems, and the cost thereof is estimated to be immaterial to the Manager's results of operations. The Manager believes that with modifications to existing software, upgrading vendor-supported software, and conversions to new software, the year 2000 issue should not pose significant operational problems.

AVAILABLE INFORMATION RELATING TO THE MANAGER

  The Manager is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports and other information with the Securities and Exchange

Commission (the "Commission"). Such reports and other information concerning the Manager may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Room 1028, Seven World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov.) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                           THE MANAGEMENT AGREEMENT

  The following summary relates to, and makes use of terms defined in, the Management Agreement. Section references in parentheses are to the relevant sections of the Management Agreement unless otherwise indicated. The statements under this caption are a summary of the material terms of the Management Agreement.

GENERAL

  Under the Management Agreement, the Manager has authority generally to manage and administer the Equipment, the Leases and the Subleases. (Management Agreement, Section 2.1) The Manager will perform various services for the Company, including, without limitation: (i) monitoring the creditworthiness and performance of Sublessees; (ii) discharging the Company's obligations under the Subleases and collecting Sublease Payments and other payments due with respect to Equipment; (iii) accounting for and remitting all amounts due to the Company; (iv) maintaining the Equipment pursuant to the terms of the applicable Lease and Sublease with reasonable care and diligence consistent with customary commercial practices as would be used by a prudent person in the full service railcar leasing industry; (v) preparing tax returns with respect to the Equipment and paying such taxes on behalf of the Company using Company funds; (vi) monitoring and recording movements of the Equipment Units;
(vii) crediting Railroad Mileage Credit adjustments and other compensation received with respect to the Equipment to the appropriate Sublessee; (viii) maintaining, to the extent practicable, separate records of all transactions relating to the Equipment, including with respect to maintenance, repair and Subleases; (ix) providing railcar market industry research reports to the Company as reasonably requested; (x) causing each Equipment Unit to be numbered with an appropriate reporting mark; (xi) investigating Events of Loss and providing recommendations to the Company regarding actions to be taken subsequent to such Event of Loss; (xii) terminating Subleases for cause and recovering possession of such Equipment Units, and otherwise generally enforcing all rights of the Company with respect to such Subleases; (xiii) negotiating renewals of expired Subleases or remarketing the related Equipment Units; (xiv) storing or arranging for the storage of an Equipment Unit upon expiration or termination of its related Sublease until re-lease of such Equipment Unit or until it is no longer subject to the Lease; (xv) taking such actions as the Manager deems necessary or appropriate to keep the Company in compliance with its obligations under the Lease, the Participation Agreement and the Subleases; (xvi) making recommendations to the Company as to whether to (a) terminate any Lease with respect to obsolete or surplus Equipment Units, (b) exercise the Company's purchase options for Equipment Units under the Lease or (c) exercise the Company's renewal options for Equipment Units under the Lease; (xvii) complying with the return conditions under the Lease with respect to any Units which are being returned to the Lessor thereunder; (xviii) taking such actions as the Manager shall deem necessary or appropriate to keep the Company in compliance with all laws, rules and regulations applicable to the Company and the Equipment; (xix) enforcing on behalf of the Company the warranties with respect to all repairs, maintenance and modifications made with respect to the Equipment Units; (xx) making any optional modifications or alterations to an Equipment Unit or any Required Modifications, so long as such modifications and alterations are not economically impractical; and (xxi) performing such other services as may be reasonably necessary in connection with the operation and maintenance of the Equipment or the providing of the Equipment to Sublessees or the entering into of Subleases. (Management Agreement, Sections 2.2, 4.1 and 4.2) Under the Management Agreement, the Manager has no obligation to procure or maintain insurance on the Equipment; such services are to be provided to the Company under the Insurance Agreement. (Management Agreement, Section 2.2(t)) See "The Insurance Agreement."

  In performing its duties and obligations under the Management Agreement, the Manager is required to comply with the Services Standard. (Management Agreement, Section 3.1) Under the Management Agreement, the Manager is entitled to employ its standard collection procedures for late payments with respect to the Equipment or Subleases, although the Manager is not responsible for the failure of a Sublessee to make timely payments. Unless otherwise directed by the Company, the Manager is also not required to threaten or commence any legal or other proceeding on the Company's behalf if in the Manager's reasonable judgment the potential expense or risk of such action is significantly prohibitive. Acts beyond the reasonable control of the Manager may excuse the Manager from full performance in limited circumstances. However, the Manager must exercise reasonable efforts to mitigate or limit damages to the Company and must resume the performance of its obligations as soon as practicable. The Management Agreement allows the Manager to make decisions with respect to Equipment Units to reflect Sublessee preferences and other factors it considers with respect to railcars in its fleet of a similar type, condition and location. Nonetheless, the Manager may not, without the Company's consent, enter into a Sublease which would result in a Unit subject thereto being used in a manner inconsistent with the provisions of the Lease, including, without limitation, that the term of such Sublease not extend beyond three years after the Basic Term of the related Lease, nor shall the Manager create or permit to be created any lien, charge or encumbrance on any Equipment Unit other than a Permitted Lien. (Management Agreement, Section 3.1)

  The Manager will not have any fiduciary or other implied duties or obligations to the Company or any other party except the duties and obligations expressly set forth in the Management Agreement. One such obligation prohibits the Manager from discriminating between the Units and any other railcars in the Manager's Fleet on the basis of ownership or any other potentially discriminatory basis. (Management Agreement, Section 3.2) However, nothing in the Management Agreement prevents, prohibits or restricts the Manager or any affiliate of the Manager from manufacturing, selling, owning, leasing, managing or otherwise dealing with other railcars. (Management Agreement, Section 3.4)

COMPENSATION OF MANAGER

  As compensation to the Manager for its services under the Management Agreement, the Company will pay the Manager a monthly Management Fee consisting of a Base Component, an Incentive Component and a charge for reimbursable services. (Management Agreement, Section 5.1) The Base Component will be the product of (i) a monthly fee payable per Equipment Unit, which shall initially be $20 per Unit, adjusted annually to reflect inflation and changes in costs, multiplied by (ii) the number of Units managed under the Management Agreement, each as determined on the first day of each month. (Management Agreement, Section 5.2) The per Unit Incentive Component will be $5 per month for the period from the Closing Date through and including December 31, 1999, and shall thereafter be calculated based on the gross sublease revenues of the Company for the preceding calendar month net of write-offs multiplied by .000238%. (Management Agreement, Section 5.3) The Incentive Component will only be paid upon satisfaction of certain performance criteria and only after payments of all other amounts owing by the Company. See "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account." In addition to the Base and Incentive Components, the Company will reimburse the Manager for costs and expenses, including, without limitation: (i) maintenance, modification and repair expenses; (ii) all taxes (other than income taxes) paid by the Manager with respect to the Equipment; (iii) switching and storage expenses; and (iv) the amount of fines, penalties, judgements or similar charges paid by the Manager to governmental authorities arising out of or in connection with the use and operation of the Units, but excluding fines, penalties and judgments resulting from the Manager's negligence or wilful misconduct. (Management Agreement, Section 5.4)

SUBLEASE PAYMENTS

  All Sublease payments from Sublessees and all other amounts relating to the Equipment which are invoiced by GATC on behalf of the Company will be deposited in the Sublease Lockbox. The name of the Sublease Lockbox will include GATC, as trustee for itself individually and for the Company and may include other entities

(including affiliates of GATC) for which GATC manages railcars and invoices customers. The Manager shall not create or permit to exist any lien, charge or encumbrance on the Sublease Lockbox. The Manager will invoice each Sublessee pursuant to a single invoice. Each invoice will separately designate amounts owing to GATC with respect to its own fleet for which payments are due to GATC in its capacity as the provider of the railcars and services from amounts owing which are attributable to railcars, including the Equipment Units, for which GATC acts as manager or agent for the party who has contracted with the customer with respect to the car. Each invoice will provide a detailed listing of the railcars, and the applicable amounts due and owing with respect to each railcar, to which the invoice relates (including in each case the Equipment Units). The Equipment Units will be sufficiently identified in the detail of the invoice, by serial or other identification number, to allow the parties to specifically identify the amounts which are due to the Company. The invoice will instruct the Sublessee to make all payments directly to the Lockbox. The Manager will allocate amounts on deposit in the Sublease Lockbox as described under "Collection and Application of the Company's Cash Flows--Collection of Sublessee Payments." (Management Agreement, Section 6.2)

OTHER MATTERS

  In connection with the performance of its services under the Management Agreement, the Manager will furnish to the Company, the Owner Trustees, the Owner Participants, the Collateral Agent and the Rating Agencies monthly and annual reports covering, among other things, amounts collected from Sublessees and other sources, reimbursable services paid, and known material defaults under any Subleases. (Management Agreement, Sections 7.1 and 7.2) Furthermore, the Manager will provide on or before April 30 of each year a detailed Equipment report to the Owner Trustees, Owner Participants and Indenture Trustees, which report shall be as of the preceding December 31 and shall show, among other things, the amount, description and reporting marks of the Units then leased under the applicable Lease and the amount, description and reporting marks of all Units subject to such Lease that may have suffered an Event of Loss during the calendar year ending on such December 31. (Management Agreement, Section 7.3) The Manager shall also furnish to each Owner Participant on behalf of the Company unaudited quarterly comparative financial statements, audited annual comparative financial statements, copies of documents filed by the Company with the Securities and Exchange Commission, and certain other information and reports. (Management Agreement, Section 7.5)

  The term of the Management Agreement shall continue in effect until all the obligations of the Company under any Operative Agreement have been satisfied or waived or assumed by the Manager under an agreement in form and substance satisfactory to each of the Owner Participants and the Indenture Trustees. (Management Agreement, Section 8.1) The Manager's services under the Management Agreement may, however, be terminated by the Company upon certain events, including: (i) the Manager's failure to perform any of its obligations under the Management Agreement where such failure materially and adversely affects the rights of the Owner Trustees, the Owner Participants, the holders of any Equipment Notes or any Certificateholders, and such failure is not remedied within 60 days of receipt of written notice, subject to certain conditions and exceptions; (ii) the Manager's failure to deliver to the Collateral Agent any applicable Sublease payment or other payments actually received, which failure remains uncured for five Business Days after the Manager becomes aware of such failure, including as a result of written notice from any Owner Trustee or Owner Participant or the Collateral Agent; (iii) certain events involving the voluntary or involuntary bankruptcy of the Manager, subject to certain conditions and exceptions; (iv) the Manager's ceasing (other than pursuant to the Management Agreement) to be actively involved in the railcar management or maintenance businesses; or (v) under certain circumstances, if any representation or warranty made by the Manager in the Operative Agreements is untrue or incorrect in any material respect and the Manager fails to remedy the untruth or incorrectness. (Management Agreement, Section 8.2)

  Upon the occurrence and during the continuation of a default by the Manager, the Company, in its sole discretion, may (i) terminate the Management Agreement, in certain circumstances, (ii) proceed by appropriate court action to enforce performance of the Management Agreement, and/or (iii) sue to recover actual direct damages which result from a breach by the Manager. (Management Agreement, Section 8.3) However, the Manager may not resign nor may it be terminated in whole or in part unless a Successor Manager has been appointed by the Company with the approval of the Owner Trustees, the Owner Participants and the Indenture Trustees, and such Successor Manager has accepted such appointment and, the Company has received written confirmation from the Rating Agencies that no lowering or withdrawal of the then current ratings on the Certificates will occur. (Management Agreement, Section 8.4) Any Successor Manager must be
(i) a nationally known corporation incorporated in the United States which is engaged in the railcar leasing or management business, (ii) be capable of performing the services under the Management Agreement and (iii) have a net worth in excess of $50,000,000. (Management Agreement, Section 8.4)

  The Manager is required to indemnify the Company, the Owner Trustees, the Owner Participants, the Indenture Trustee, the Collateral Agent and their respective affiliates and the directors, officers, employees and agents of each thereof for any claims relating to any inaccuracy in any representation or warranty made by the Manager, any failure by the Manager to perform any of its covenants or obligations, the presence, discharge, spillage, release or escape of hazardous substances or damage to the environment at a facility owned or controlled by the Manager or any affiliate of the Manager or for the negligence, recklessness or wilful misconduct of the Manager. (Management Agreement, Section 9.1) Similarly, the Company is required to indemnify GATC for any claims relating to any inaccuracy in any representation or warranty made by the Company, any failure by the Company to perform any of its covenants or obligations or for the negligence, recklessness or wilful misconduct of the Company. (Management Agreement, Section 9.2) In a third party claim giving rise to indemnification under the Management Agreement, the indemnifying party will have the right to defend such claim, at its expense, by giving notice of such claim and acknowledging liability in respect to such claim; provided however, the indemnifying party shall not be entitled to control and assume responsibility for the defense of any claim, if in the good faith opinion of the party to be indemnified, there exists an actual or potential conflict of interest such that it is advisable for such party to retain control of such proceeding, in which circumstances the party to be indemnified shall be entitled to control and assume the responsibility for the defense of such claim at the expense of the indemnifying party. (Management Agreement, Section 9.4)

                          THE INTERCREDITOR AGREEMENT

GENERAL

  The Company, the Owner Trustees, on behalf of the applicable Owner Trusts, the Indenture Trustees, the Manager, the Insurance Manager and The First National Bank of Chicago, not in its individual capacity but solely as collateral agent (the "Collateral Agent"), will enter into a Collateral Agency and Intercreditor Agreement dated as of September 1, 1998 (the "Intercreditor Agreement"). Pursuant to the Intercreditor Agreement, the Company will grant a security interest in and pledge to the Collateral Agent for the benefit of the Lessors, the Manager and the Insurance Manager (the "Beneficiaries") of all of its right, title and interest in and to (i) the Subleases, the Insurance Agreement, the Management Agreement, the Administrative Services Agreement, the Transfer and Assignment Agreement and any other document (other than the Operative Agreements) to which the Company is or becomes a party or under which the Company has rights as a third party beneficiary or otherwise (collectively, the "Company Documents") including the right to receive payments thereunder, (ii) its rights in the accounts established pursuant to the Intercreditor Agreement (provided that only the specific Beneficiary to which any Non-Shared Payment relates will have the benefit of the security interest in the related Non-Shared Payments Account) including any securities purchased with funds on deposit therein and all income from the investment of funds therein and (iii) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property, now owned or hereafter acquired, of the Company described in (i) and (ii) above (including any claims for indemnity thereunder and payments with respect thereto and any property pledged as security for any Sublease) (the "Collateral"). Under the terms of the Intercreditor Agreement, the Collateral Agent's security interest in the Subleases will not be perfected.

  The Intercreditor Agreement will provide that so long as any Equipment Notes issued by any Owner Trustee which is a party to the Intercreditor Agreement are outstanding, (i) each Owner Trustee will be entitled to a pro rata portion of all cash flows receivable by the Company pursuant to the Company Documents, after payment of certain expenses of the Company, as described in "Collection and Application of the Company's Cash Flows--

Application of Amounts in the Collection Account," (ii) the cash flows of the Company shall be collected and applied as set forth under "Collection and Application of the Company Cash Flows," and (iii) as a condition to the Company, as lessee, entering into any railcar leases in the future, the lessor under any such lease shall be required to become a designated party to the Intercreditor Agreement and agree to be bound by the provisions thereof.

THE ACCOUNTS

  The Collateral Agent will establish the following interest bearing accounts (the "Accounts") under the Intercreditor Agreement:

    (i) the "Collection Account" into which all amounts received by the Collateral Agent in respect of Collateral will be deposited;

    (ii) the "Operating Account" into which amounts owing with respect to certain administrative, operating and other expenses of the Company will be transferred from the Collection Account;

    (iii) the "Stipulated Loss Value Deficiency Account" into which amounts will be deposited and withdrawn as described under "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account";

    (iv) the "Liquidity Reserve Account" into which amounts will be deposited and withdrawn as described under "Collection and Application of the Company Cash Flows--Application of Amounts in the Collection Account";

    (v) the "Special Reserves Account" into which amounts will be deposited and withdrawn in connection with certain Required Modifications or Programmatic Optional Modifications (as herein defined) of the Equipment or the payments of insurance deductibles with respect to casualty events involving the Equipment;

    (vi) the "Cash Trapping Account" into which amounts will be deposited and withdrawn in connection with the occurrence or discontinuance of a Cash Trapping Event;

    (vii) the "Excess Cash Account" into which any amounts remaining in the Collection Account after distributions to the other Accounts will be deposited;

    (viii) the "Special Insurance Reserves Account" into which amounts required to be held due to the occurrence of the unavailability of certain insurance required under the Leases will be deposited (Lease, Section 12.3(c)) for the benefit of the Lessor and Owner Participant;

    (ix) the "Non-Shared Payments Account" into which amounts with respect to contributions by GATC to the capital of the Company subsequent to the Closing Date made expressly for the purpose of paying the Stipulated Loss Value related to an Event of Loss or Termination Value pursuant to a Lease, insurance or other proceeds received with respect to any loss or damage to any Equipment, proceeds of the sale of any Equipment, or excess cash available to the Company in the Excess Cash Account that the Company requests the Collateral Agent to transfer to the Non-Shared Payments Account for the express purpose of paying the Stipulated Loss Value related to Events of Loss or Termination Value pursuant to a Lease (the "Non-Shared Payments") will be deposited; and

    (x) the "Post Lease Term Reserve Account" into which up to $8,000,000 will be deposited following the later to occur of the date of payment of the Equipment Notes and the return of all the Equipment to be returned under any Lease.

  The Collateral Agent will establish sub-accounts related to each Lease in the Stipulated Loss Value Deficiency Account and the Non-Shared Payments Account as the need requires. All amounts held in the Accounts will be held in the name of the Collateral Agent for the benefit of the Beneficiaries. All amounts held in a sub-account of the Non-Shared Payments Account will be held in the name of the Collateral Agent for the benefit of the related Beneficiary for which any such Non-Shared Payment was made. Amounts on deposit in the Accounts will be invested in Permitted Investments at the direction of the Company, which may, in the case of (i) the Cash Trapping Account, include investing up to $3,000,000 of such amounts in obligations of GATC, and (ii) the Special Insurance Reserve Account, include investing all such amounts in the obligations of GATC, and any amounts earned in respect of such investments will be deposited in the Collection Account.

ACTIONS UPON A LEASE EVENT OF DEFAULT

  The Intercreditor Agreement provides that any rights or remedies a Beneficiary may have with respect to the Collateral will be subject to the provisions of the Intercreditor Agreement. The Intercreditor Agreement also provides that upon the occurrence of a Lease Event of Default pursuant to any Lease, the Collateral Agent will exercise the rights and remedies available to the Beneficiaries under the Intercreditor Agreement at the direction of the Required Beneficiaries. Any proceeds received by the Collateral Agent from the liquidation of any or all of the Collateral will be applied by the Collateral Agent in the order of preference described under "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account" unless at the time of such application no Equipment Notes shall be outstanding in which case such proceeds will be applied as otherwise provided in the Intercreditor Agreement.

CERTAIN COVENANTS IN THE INTERCREDITOR AGREEMENT

  Pursuant to the Intercreditor Agreement the Company will agree to certain covenants designed to protect the Beneficiaries' interests in the Collateral. Those covenants include, but are not limited to, restrictions on the Company's ability to (i) declare dividends unless funds are available therefor in the Excess Cash Account, (ii) engage in business activities other than the leasing and subleasing of the Equipment and certain activities related thereto, (iii) incur additional indebtedness and (iv) enter into transactions with any affiliates of the Company, including GATC, other than on an arm's-length basis. The Company will be prohibited from issuing any additional stock to any Person other than GATC, making any loan or providing any guarantee to any Person and from merging or consolidating with, or selling any of its assets to, any Person except in accordance with the Intercreditor Agreement. The Company will also covenant that it will at all times be a party to the Management Agreement, Administrative Services Agreement and an Insurance Agreement or replacement agreements substantially similar thereto.

  In addition to the covenants described above, the Company will agree to certain covenants designed to protect the Company's assets from creditors of GATC in the event of a bankruptcy of GATC. These covenants include, but are not limited to, requirements that the Company (i) conduct its business separate from GATC and any of GATC's affiliates and hold itself out as a separate and distinct entity from any Person, (ii) maintain its own financial statements, books and records, accounts and business forms, (iii) maintain an "arm's-length relationship" with its affiliates, (iv) observe all corporate formalities required by the laws of the State of Delaware, and (v) not commingle its assets with those of any Person, including any affiliate, except with respect to the Accounts.

  Pursuant to the Intercreditor Agreement the Company will also agree to certain covenants with respect to its operation of the Equipment. These covenants include, but are not limited to, covenants by the Company that it will not (i) exercise any purchase or termination option under the Leases unless funds are available to the Company therefor (x) in the Excess Cash Account, (y) from the proceeds of any sale of the Equipment or insurance proceeds related to the Equipment or (z) from a capital contribution by GATC;
(ii) assume the Equipment Notes unless the Company receives confirmation from the Rating Agencies that the then current ratings on the Pass Through Certificates will not be reduced after giving effect to any proposed assumption and the Company receives an opinion of counsel that the assumption of such Equipment Notes will not result in a consolidation of the Company's assets with those of GATC in the event of a GATC bankruptcy; and (iii) act as lessee under any additional leases with any Person unless such additional leases are consented to by the Owner Participants and the Company receives from the Rating Agencies the confirmation described in (ii) above.

            COLLECTION AND APPLICATION OF THE COMPANY'S CASH FLOWS

COLLECTION OF SUBLESSEE PAYMENTS

  Pursuant to the Management Agreement, the Manager will deliver an invoice monthly to each of the Sublessees as described under "The Subleases--Rental Payments." Many, or all, of the Sublessees are also customers of GATC's railcar leasing business, or are customers of third parties or affiliates of GATC for whom GATC manages their railcars, and will, therefore, be billed by a single invoice which will designate the amount of rent owed: (i) to GATC (in its individual capacity and not as Manager for the Company or as manager for any other entity) under leases maintained by GATC with such Sublessee (the "GATC Leases") and (ii) in the aggregate the amount of rent owed with respect to railcars (including the Equipment Units) for which GATC is acting as manager or agent with respect to such railcars (the "GATC Managed Leases"). All payments made by the Sublessees under the Subleases, the GATC Leases and other GATC Managed Leases will be deposited into a lockbox account (the "Sublease Lockbox") in the name of "GATC, as Trustee for GATC, individually, General American Railcar Corporation, General American Railcar Corporation II" and other persons as their interests may appear and will be on deposit at The First National Bank of Chicago, as lockbox bank (the "Lockbox Bank"). Interests in the Sublease Lockbox may include other affiliates of GATC for which GATC manages railcars and invoices customers.

  Payments under each of the Subleases and the GATC Leases are payable monthly in advance. By 1:00 p.m. on each Business Day, or as soon as practicable thereafter, the Lockbox Bank will deliver to the Manager information with respect to payments received in the Sublease Lockbox from 12:00 noon of the previous Business Day through 12:00 noon of such Business Day. Using such information, the Manager will segregate the amounts owing to: (i) GATC under the GATC Leases, (ii) General American Railcar Corporation, and (iii) others (including the Company) under the GATC Managed Leases. If such information is insufficient to determine the allocation as between the Company, GATC and others of any amounts in the Sublease Lockbox, the Manager will use such other information as is available and conduct such other procedures as it deems appropriate to determine the proper allocation of such amounts. In certain circumstances a Sublessee which is a customer of more than one of the Company, GATC or others for whom GATC manages railcars, may make payment of amounts owed under the Subleases, the GATC Leases and/or the GATC Managed Leases by means of a single payment which may be insufficient to pay the full amounts billed in respect of the Subleases, the GATC Leases and the other GATC Managed Leases, if the Sublessee disputes the amount billed for Equipment Units or other railcars leased to it. Disputes typically arise, for example, when an Equipment Unit is not being used because it is in a maintenance shop and the customer's record of the number of days of Rent Abatement that should apply differs from the records maintained by the Manager. In such cases, the Manager will use the information provided by the Lockbox Bank, together with information gathered by contacting the Sublessee, to determine the appropriate allocation of such payment between the Company, GATC and others. By the close of business on the second Business Day following receipt of the information by the Manager from the Lockbox Bank, the Manager will transfer to the Collection Account and one or more accounts designated by GATC all funds identified as belonging to the Company, GATC and others, respectively. In the event that the Manager is unable to determine the proper allocation of any amounts in the Sublease Lockbox through the process described above, the Manager will allocate the remaining unallocated funds to the Company, GATC and others pro rata based on the original amounts billed to each such customer with respect to the Equipment and the other railcars reflected in the invoice. If upon further investigation or otherwise the Manager determines that such pro rata allocation did not accurately represent the actual allocation of such funds between the parties, then the Manager will cause payment to be made among the parties with an interest in the Sublease Lockbox in amounts sufficient to reflect the actual allocation.

  If GATC is terminated as Manager, a successor Manager (the "Successor Manager") will be appointed and the Sublease Lockbox will be retitled in the name of a third party as trustee for GATC, General American Railcar Corporation, the Company and other affiliates of GATC which have an interest in amounts in the Sublease Lockbox. Separate invoices for the Subleases will be prepared which will refer to the Successor Manager, as Agent for the Company. Following any such termination, the Successor Manager, the Company, GATC and other applicable affiliates of GATC will each use commercially reasonable efforts to implement a process on a timely basis whereby mutual customers of GATC, the Company and such other affiliates will be invoiced separately. Until such time as separate invoicing is accomplished, GATC and the Successor Manager will each submit reports to the third party trustee indicating the amount billed to customers in respect of the GATC Leases, the GATC Managed Leases and the Subleases, respectively. The third party trustee will first allocate cash received to the Company and the GATC Managed Leases in an amount equal to the Company's and the GATC Managed Leases total reported billings and will allocate the balance to GATC. In instances where the payment is insufficient to pay in full the amounts due to the Company and with respect to the GATC Managed Leases, unless it is manifestly clear to which party the shortfall should be allocated, any such shortfall will be allocated pro-rata (based upon reported billings) between such parties and GATC shall receive no payment. GATC will have the right to investigate the reason for any shortfall and, if it is able to demonstrate to the reasonable satisfaction of the third party trustee that the shortfall should have been allocated to the Company or another party with an interest in the Sublease Lockbox, the Company or such other party will refund such amount to GATC, subject to a right to review the determination made by GATC.

COLLECTION OF RAILROAD MILEAGE CREDITS

  Railroad Mileage Credits are paid by the railroad to the registered owner of the "marks" carried by a railcar. Railcars owned or leased by GATC and its affiliates, including the Equipment Units to be leased to the Company carry marks that are registered with the AAR as being owned by the Marks Company, a Delaware business trust formed in 1997 to own the marks registered to GATC, and its affiliates or the marks relating to certain cars managed by GATC or its affiliates. All of the marks relating to the Equipment are owned by the Marks Company. As a result, monies owed to the Company or a Sublessee in respect of Railroad Mileage Credits should not become property of the bankruptcy estate if GATC were to become a debtor in bankruptcy. Payments of Railroad Mileage Credits in respect of railcars carrying such marks (whether such cars are part of the Equipment or are owned or leased by or to GATC and/or its affiliates) will be directed to a lockbox account (the "Mileage Credits Lockbox") designated by the Marks Company, which is maintained in the name of "General American Marks Company, as agent for the beneficiaries of the Railroad Mileage Credits as their interests may appear." Pursuant to a management and servicing agreement between GATC and the Marks Company dated as of September 30, 1997, as to be supplemented with respect to the Equipment to be leased to the Company (the "Servicing Agreement"), GATC acts as servicer (the "Servicer") for the Mileage Credits Lockbox. Within two Business Days of receipt of payments, the Servicer will allocate mileage credits to the beneficiaries (including the Company) on a cumulative, historical experience basis. The Servicer will make month-end settlements once it is able to determine the allocation of mileage credit receipts based on then available current information. Any final adjustments will be made quarterly. All mileage credits received by the Company will be deposited in the Collection Account maintained pursuant to the Intercreditor Agreement. The Servicing Agreement contains provisions providing for the termination of such agreement upon a bankruptcy of the Servicer (unless the Servicing Agreement is affirmed by the trustee in such bankruptcy and the Marks Company is not liquidated). It is anticipated that after such a termination a successor servicer would be selected to service the Mileage Credits Lockbox pursuant to an agreement similar to the Servicing Agreement.

APPLICATION OF AMOUNTS IN THE COLLECTION ACCOUNT

  The Collection Account will be assigned to the Collateral Agent for the benefit of the Beneficiaries. See "The Intercreditor Agreement." By 1:00 p.m. on the 20th day of each month (a "Monthly Transfer Date") the Collateral Agent will withdraw amounts on deposit in the Collection Account as of the close of business on the last day of the calendar month immediately preceding such Monthly Transfer Date (the "Calculation Date") and distribute such amounts in the order of priority set forth below but, in each case, only to the extent that all amounts ranking prior thereto have been paid in full:

    First, to the Manager, for distribution to the Sublessees, if any, whose payments in respect of the applicable Subleases are not made net of any Railroad Mileage Credits due and owing to such Sublessee, an amount equal to the Railroad Mileage Credits due to such Sublessees for which an allocation has not previously been made pursuant to this clause as certified to the Collateral Agent by the Manager not later than the Monthly Report Date, see "Subleases--Railroad Mileage Credits";

    Second, to the Operating Account, an amount which, together with any amounts on deposit therein, is sufficient to pay (a) all Operating Expenses of the Company which the Manager certifies to the Collateral

  Agent not later than the Monthly Report Date are due or are to become due on or before such Monthly Transfer Date, (b) the Base Component of the fee payable pursuant to the Management Agreement (provided, that if a Lease Default or a Lease Event of Default shall have occurred and be continuing during any time when GATC is the Manager, then the Base Component of the fee payable pursuant to the Management Agreement shall be paid pursuant to clause Thirteenth below) and (c) any amounts that have been previously requested to pay Operating Expenses that have not been paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency first, from the Cash Trapping Account and then from the Liquidity Reserve Account, if necessary, and transferring such amount pursuant to this clause;

    Third, to each Lender Agent or Lessor Agent an amount sufficient to pay
  (a) the amount certified to the Collateral Agent by an Authorized Representative of each such Lender Agent or Lessor Agent not later than the applicable Monthly Report Date to be the amount of Category 1 Supplemental Expenses due or to become due pursuant to its related Loan Documentation, Lender Document or Lease on or before such Monthly Transfer Date and which are not payable to the Person to which such expenses are owed directly from the proceeds of insurance obtained by or on behalf of the Company pursuant to any Operative Agreement or are not then being satisfied from the Special Reserves Account, and (b) any amounts that have been previously requested pursuant to this clause and not paid, less amounts, if any, then on deposit in the Special Reserves Account and being applied for such purpose; provided that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency first by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and then from the Liquidity Reserve Account and being applied, if necessary, and transferring such amount pursuant to this clause; provided, further, that if the aggregate of all amounts available for transfer pursuant to this clause shall continue to be insufficient, then the Collateral Agent shall transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the Category 1 Supplemental Expenses requested by each Lender Agent or Lessor Agent bears to the total amount of Category 1 Supplemental Expenses requested by all agents with respect to such Monthly Transfer Date;

    Fourth, (a) to each Lessor Agent an amount sufficient to pay any Rated Rent certified to the Collateral Agent by an Authorized Representative of each such Lessor Agent not later than the applicable Monthly Report Date to be the amount of Rated Rent due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, (b) to each Lender Agent any principal and interest due in respect of any Assumed Debt certified to the Collateral Agent by an Authorized Representative of each such Lender Agent not later than the applicable Monthly Report Date to be the amount of principal and interest due or to become due pursuant to the Loan Documentation related to such Assumed Debt on or before such Monthly Transfer Date (but only to the extent the failure to pay such principal or interest prior to the next Monthly Transfer Date would result in an event of default with respect to such Assumed Debt), and (c) without duplication of amounts specified above in this clause, to each Lessor Agent and each Lender Agent any amounts pursuant to this clause that have been previously requested in respect of Rated Rent or Assumed Debt and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency first, from the Cash Trapping Account and then from the Liquidity Reserve Account, if necessary, and transferring such amount pursuant to this clause; provided, further, that if the aggregate amount available for transfer pursuant to this clause shall continue to be insufficient to make all transfers required pursuant to this clause, then the Collateral Agent will transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the amount due pursuant to this clause related to each Agent bears to the total amount due under this clause to all such Agents on such Monthly Transfer Date;

    Fifth, to the appropriate sub-account of the Stipulated Loss Value Deficiency Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit in such sub-account, to be at least equal to the Required Stipulated Loss Value Deficiency Amount; provided, that, if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount to the applicable sub-accounts of the Stipulated Loss Value Deficiency Account; provided, further that, if the failure to pay such Required Stipulated Loss Value Deficiency Amount on or before such Monthly Transfer Date would result in a Lease Event of Default under the related Lease or Assumed Debt, then the Collateral Agent will make up such insufficiency by withdrawing from the Liquidity Reserve Account, an amount which, after making the other transfers required pursuant to this clause, would prevent such Lease Event of Default and depositing such amount in the applicable sub-account of the Stipulated Loss Value Deficiency Account;

    Sixth, to the Liquidity Reserve Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Liquidity Reserve Amount; provided, that if the amounts available in the Collection Account are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount in the Liquidity Reserve Account;

    Seventh, (a) to each Lessor Agent an amount sufficient to pay any Scheduled Rent as certified to the Collateral Agent by an Authorized Representative of each Lessor Agent not later than the applicable Monthly Report Date to be the amount of Scheduled Rent due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, (b) to each Lender Agent, an amount sufficient to pay any principal or interest due in respect of any Assumed Debt certified to the Collateral Agent by an Authorized Representative of such Lender Agent to be the amount of principal and interest due or to become due pursuant to the Loan Documentation related to such Assumed Debt on or before such Monthly Transfer Date (but only to the extent such amount has not been paid pursuant to clause Fourth, above) and (c) without duplication of amounts specified above in this clause, to each Lessor Agent and Lender Agent any amounts pursuant to this clause that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and transferring such amount pursuant to this clause; provided, further, that if the aggregate amount available for transfer pursuant to this clause shall continue to be insufficient to make all transfers required pursuant to this clause, then the Collateral Agent will transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the amount due pursuant to this clause related to each Agent bears to the total amount due under this clause to all such Agents on such Monthly Transfer Date;

    Eighth, (a) to each Lessor Agent an amount sufficient to pay the Accumulated Equity Deficiency Amount under each Lease certified to the Collateral Agent by an Authorized Representative of such Lessor Agent not later than the applicable Monthly Report Date to be the amount of the Accumulated Equity Deficiency Amount due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, and (b) without duplication of amounts specified in this clause, to each Lessor Agent any amounts pursuant to this clause that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and transferring such amount pursuant to this clause, provided, further, that if the aggregate amount available for transfer pursuant to this clause shall continue to be insufficient to make all transfers required pursuant to this clause, then the Collateral Agent shall transfer the amounts then available for transfer pro rata among the Lessor Agents in the same proportion that the amount due pursuant to this clause related to each Lessor Agent bears to the total amount due under this clause to all such Lessor Agents on such Monthly Transfer Date;

    Ninth, to the Special Reserves Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Special Reserves Amount; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount in the Special Reserves Account;

    Tenth, to each Lender Agent or Lessor Agent an amount certified to the Collateral Agent by an Authorized Representative of each such Agent not later than the applicable Monthly Report Date to be the amount sufficient to pay (a) Category 2 Supplemental Expenses due or to become due pursuant to its related Lender Documents, Lease or Loan Documentation on or before such Monthly Transfer Date, and (b) any amounts of Category 2 Supplemental Expenses that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall pay such amounts pro rata among the Agents in the same proportion that the Category 2 Supplemental Expenses requested by each Lender Agent and Lessor Agent bears to the total amount of Category 2 Supplemental Expenses requested by all Agents with respect to such Monthly Transfer Date;

    Eleventh, to the Cash Trapping Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Cash Trapping Amount;

    Twelfth, to each Person entitled to receive Category 3 Supplemental Expenses an amount certified to the Collateral Agent by an Authorized Representative of such Person not later than the applicable Monthly Report Date to be the amount sufficient to pay (a) Category 3 Supplemental Expenses due or to become due pursuant to any Company Document or any Operative Agreement to which the Company is a party on or before such Monthly Transfer Date, and (b) any amounts of Category 3 Supplemental Expenses that have been previously certified and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause, the Collateral Agent shall pay such amounts pro rata among such Persons in the same proportion that the Category 3 Supplemental Expenses requested by each Person bears to the total amount of Category 3 Supplemental Expenses requested by all Persons with respect to such Monthly Transfer Date;

    Thirteenth, unless a "Manager Default" (as defined in the Management Agreement) has occurred and is continuing, to the Manager, an amount certified to the Collateral Agent by the Manager not later than the applicable Calculation Date to be sufficient to pay (a) the Base Component of the Management Fee if not paid pursuant to clause Second, above, as a result of a Lease Default or a Lease Event of Default having occurred and continuing during a time when GATC is the Manager, (b) the Incentive Component of the Management Fee due or to become due on or prior to such Monthly Transfer Date, and (c) any portion of the Base Component or Incentive Component of the Management Fee previously requested and not paid;

    Fourteenth, to the Special Insurance Reserves Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Special Insurance Reserves Amount; and

    Fifteenth, and if (a) the amounts on deposit in the Stipulated Loss Value Deficiency Account (including each sub-account thereof), the Liquidity Reserve Account, the Special Reserves Account, the Special Insurance Reserves Account and the Cash Trapping Account are at least equal to the Required Stipulated Loss Value Deficiency Amount, Required Liquidity Reserve Amount, the Required Special Reserves Amount, the Required Special Insurance Reserves Amount and the Required Cash Trapping Amount, respectively, and (b) no Lease Default with respect to payment or bankruptcy or Lease Event of Default shall have occurred and be continuing, to the Excess Cash Account any remaining amounts on deposit in the Collection Account; provided that if any Lease Default with respect to payment or bankruptcy or Lease Event of Default shall have occurred and be continuing, all remaining amounts shall remain on deposit in the Collection Account for application as provided above on the next succeeding Monthly Transfer Date.

  Set forth opposite the following page is a diagram depicting the typical anticipated cash flows as described above. The explanatory notes should be read in connection with the diagram. The diagram illustrates the typical operating cash inflows that are anticipated to occur between each Monthly Transfer Date (i.e., Sublease revenues and Railroad Mileage Credit collections) and the application of such amounts on each Monthly Transfer Date. The diagram does not illustrate each of the possible cash flow application scenarios. In particular, the diagram does not illustrate the funding of the Post Lease Term Reserve Account. All transfers described in
(c)-(p) below are anticipated to occur on each Monthly Transfer Date to the extent applicable.

EXPLANATORY NOTES

 Sublease Payments:

(a) All payments by Sublessees under the Subleases, the GATC Leases and other GATC Managed Leases are deposited into the Sublease Lockbox in the name of GATC, as trustee for itself, General American Railcar Corporation, the Company and other persons as their interests may appear.

(b) On a daily basis, amounts on deposit in the Sublease Lockbox will be segregated by the Manager and allocated among GATC, General American Railcar Corporation, the Company and the other beneficiaries of the Sublease Lockbox. Not later than the second Business Day after receipt, amounts allocable to the Company will be transferred to the Collection Account maintained with the Collateral Agent.

(c) To the extent required to allow the Manager to pay Sublessees entitled to receive Mileage Credit payments from the Company in respect of their Subleases, amounts in the Collection Account are transferred by the Collateral Agent to the Manager to make such payments.

(d) To the extent amounts are available after making the transfer required above, amounts are transferred from the Collection Account to the Operating Account to pay Operating Expenses and the Base Component of the Management Fee.

(e) To the extent amounts are available after making the transfers required above, amounts are transferred from the Collection Account to each Lender Agent or Lessor Agent to pay Category 1 Supplemental Expenses.

(f) To the extent amounts are available after making the transfers required above, amounts are transferred from the Collection Account to each Lessor Agent to pay an amount equal to Rated Rent and to each Lender Agent to pay principal and interest payable in respect of Assumed Debt. All such amounts paid to the Agents will be passed through to Certificateholders.

(g) To the extent amounts are available after making the transfers required above, amounts, if any are required, are transferred from the Collection Account to the Stipulated Loss Value Deficiency Account so that the balance in such account is at least equal to the Required Stipulated Loss Value Deficiency Amount.

(h) To the extent amounts are available after making the transfers required above, amounts, if any are required, are transferred from the Collection Account to the Liquidity Reserve Account so that the balance in such account is at least equal to the Required Liquidity Reserve Amount.

(i) To the extent amounts are available after making the transfers required above, amounts are transferred from the Collection Account to each Lessor Agent to pay an amount equal to Scheduled Rent and to each Lender Agent an amount sufficient to pay principal and interest due on any Assumed Debt. All such amounts paid to the Agents will be passed through to Certificateholders.

(j) To the extent amounts are available after making the transfers required above, amounts are transferred from the Collection Account to each Lessor Agent which are sufficient to pay the Accumulated Equity Deficiency Amount.

(k) To the extent amounts are available after making the transfers required above, amounts, if any are required, are transferred from the Collection Account to the Special Reserves Account so that the balance in such account is at least equal to the Required Special Reserves Amount.

(l) To the extent amounts are available after making the transfers required above, amounts are transferred from the Collection Account to each Lender Agent or Lessor Agent to pay Category 2 Supplemental Expenses.

(m) To the extent amounts are available after making the transfers required above, amounts, if any are required, are transferred from the Collection Account to the Cash Trapping Account, up to the Required Cash Trapping Amount.

(n) To the extent amounts are available after making the transfers required above, amounts are transferred from the Collection Account to each Person entitled to receive Category 3 Supplemental Expenses.

(o) To the extent amounts are available after making the transfers required above, amounts are transferred from the Collection Account to the Manager to pay the Incentive Component of the Management Fee, if any.

(p) To the extent amounts are available after making the transfers required above, amounts, if any are required, are transferred from the Collection Account to the Special Insurance Reserves Account.

(q) To the extent amounts are available after making the transfers required above, and if (i) amounts on deposit in the Stipulated Loss Deficiency Account, the Liquidity Reserve Account, the Special Reserves Account, the Special Insurance Reserves Account and the Cash Trapping Account are each at least equal to the balances required to be maintained in each such account, and (ii) no Lease Event of Default or Lease Default relating to payments or bankruptcy has occurred and is continuing, all remaining available cash from the Collection Account is transferred to the Excess Cash Account.

(r) Amounts on deposit in the Excess Cash Account will be transferred at the direction of the Company from time to time to GATC in respect of its 100% ownership interest in the Company.

 Mileage Credits Payments:

(1) The Railroads will pay to the Mileage Credits Lockbox all Railroad Mileage Credits payable in respect of the Marks registered in the name of the Marks Company (including the Marks on the Company Fleet).

(2) GATC, as Servicer for the Marks Company, will allocate amounts received in the Mileage Credits Lockbox among GATC, General American Railcar Corporation, the Company and the other beneficiaries of the Mileage Credits Lockbox. Amounts payable to the Company are transferred to the Collection Account maintained by the Collateral Agent.

                   [Diagram of Typical Operating Cash Flows]

CASH TRAPPING EVENTS; REQUIRED CASH TRAPPING AMOUNT; RELEASE FROM CASH TRAPPING ACCOUNT

  Under the Intercreditor Agreement, upon the occurrence of any of the following events (each a "Cash Trapping Event") the Required Cash Trapping Amount shall be determined as described below. A Cash Trapping Event shall exist for a Monthly Transfer Date if:

    (a) the Monthly Average Lease Rate as of the related Calculation Date:
  (i) shall have decreased by 10% or more as compared to the Monthly Average Lease Rate calculated as of the related Calculation Date for the same month of any of the immediately preceding five years, and (ii) is less than $536; or

    (b) the Monthly Utilization Rate for the immediately preceding calendar month shall have been 86% or less; or

    (c) (i) any Coverage Ratio shall be less than 1.15:1 (a "Level 1 Cash Trapping Event"), or (ii) any Coverage Ratio shall be less than 1.10:1 (a "Level 2 Cash Trapping Event").

  As used above, the following terms have the meanings set forth below.

  "Monthly Average Lease Rate" means for any calendar month, the aggregate monthly rental rates with respect to the Total Managed Fleet for such calendar month divided by the total number of railcars in the Total Managed Fleet which are subject to a lease or sublease with respect to which the Manager, the Company or any Affiliate thereof is lessor or sublessor (as applicable) on the last day of such calendar month.

  "Monthly Utilization Rate," for any calendar month, means the percentage determined by dividing (i) the total number of railcars in the Total Managed Fleet which are subject to a lease or sublease with respect to which the Manager, the Company or any Affiliate thereof is lessor or sublessor (as applicable) on the last day of such calendar month, by (ii) the total number of railcars in the Total Managed Fleet on the last day of such calendar month.

  "Coverage Ratio" means either the Historical Coverage Ratio or the Projected Coverage Ratio where, as of any Calculation Date (1) "Historical Coverage Ratio" means the ratio of (i) the sum of Available Amounts as of the Calculation Date for each of the six calendar months immediately preceding such Calculation Date to (ii) the sum of Basic Rent that was paid or payable on the Rent Payment Dates which occurred or occur immediately after such Calculation Dates, as such amounts are certified to by an Authorized Representative of each of the Company and the Manager, and (2) "Projected Coverage Ratio" means the ratio of (i) the sum of projected Available Amounts for the six month period immediately succeeding such Calculation Date to (ii) the sum of Basic Rent and principal and interest on any Assumed Debt due or to become due and payable on the six consecutive Rent Payment Dates which occur following such Calculation Date, as such amounts are certified to by an Authorized Representative of each of the Company and the Manager.

  "Available Amounts" means, in respect of any Calculation Date, the amount in the Collection Account on such Calculation Date, less the amounts which would be allocated on the next succeeding Monthly Transfer Date pursuant to clauses First, Second, Third, Fifth and Sixth of "Applications of Amounts in Collection Account" without giving effect to any transfers from any other Account.

  Upon the occurrence or cessation of a Cash Trapping Event, the amount required to be on deposit in the Cash Trapping Account (the "Required Cash Trapping Amount") will be determined as follows for each Monthly Transfer
Date:

    (i) if no Cash Trapping Event or, following a Cash Trapping Event, no Cash Trapping Hold exists with respect to such Monthly Transfer Date, an amount equal to $109,100 as of the first Monthly Transfer Date following the Closing Date and thereafter increasing by $109,100 on each succeeding Monthly Transfer Date until such time as such amount shall equal or exceed $6,000,000 and thereafter $6,000,000; or

    (ii) if for such Monthly Transfer Date a Cash Trapping Event exists, an amount equal to $10,500,000, provided that in the event that a Level 2 Cash Trapping Event exists such amount shall equal $15,000,000;

  provided further that if a Forecasting Error exists as of such Monthly Calculation Date, the amount will be increased to $11,500,000 (for a Level 1 Cash Trapping Event) or $16,000,000 (for a Level 2 Cash Trapping Event); or

    (iii) if, following a Cash Trapping Event, a Cash Trapping Hold exists with respect to such Monthly Transfer Date, the amount then on deposit in the Cash Trapping Account at the time such Cash Trapping Event ceased to exist (but in no event less than the amount required pursuant to clause (i) above).

  A "Cash Trapping Hold" shall exist on a Calculation Date when there has previously been a Cash Trapping Event and with respect to such Cash Trapping
Event: (a) if such Cash Trapping Event related to the Monthly Average Lease Rate, the Monthly Average Lease Rate on such Calculation Date is less than $536, (b) if such Cash Trapping Event related to the Monthly Utilization Rate, the Monthly Utilization Rate is less than 90% for such Calculation Date, or
(c) if such Cash Trapping Event is related to any Coverage Ratio (i) with respect to a Level 1 Cash Trapping Event any Coverage Ratio on such Calculation Date is less than 1.165:1 (a "Level 1 Cash Trapping Hold"), or
(ii) with respect to a Level 2 Cash Trapping Event any Coverage Ratio on such Calculation Date is equal to or less than 1.14:1 (a "Level 2 Cash Trapping Hold"). On each Monthly Transfer Date amounts on deposit in the Cash Trapping Account will be applied as provided in "--Application of Amounts in the Collection Account." In addition, on each Calculation Date, provided that no Cash Trapping Event or Cash Trapping Hold exists on such Calculation Date, amounts on deposit in the Cash Trapping Account in excess of the then applicable Required Cash Trapping Amount shall be released from the Cash Trapping Account in equal installments over 12 months (provided that no Cash Trapping Event occurs during such period and such installments will be reduced by amounts otherwise drawn from the Cash Trapping Account during such time period) and transferred by the Collateral Agent to the Collection Account for application on the next succeeding Monthly Transfer Date as described under "--Application of Amounts in the Collection Account."

REQUIRED SPECIAL RESERVES ACCOUNT; REQUIRED SPECIAL INSURANCE RESERVES ACCOUNT

  Under the Intercreditor Agreement, upon the determination by the Manager of certain events as described below, the Collateral Agent shall transfer to the Special Reserves Account the following amounts (the "Required Special Reserves Amount") on the applicable Monthly Transfer Date:

    (i) if the Company is required to make any Required Modifications to the Equipment, an amount with respect to each Required Modification such that an amount equal to one-third of the total remaining cost of implementing such Required Modification will be on deposit in the Special Reserves Account by the date implementation of such Required Modification is scheduled to begin; plus

    (ii) if the Company has elected to implement any Programmatic Optional Modification (i.e., the aggregate cost of implementing such modification in any 12-month period is reasonably expected to exceed $750,000) to any Equipment an amount sufficient to fund the cost of such Programmatic Optional Modification; plus

    (iii) if an event shall occur with respect to which the Insurance Manager determines (in accordance with the Insurance Services Standard) that there exists a reasonable likelihood that the Company will be required to pay any claim not covered by existing insurance or any expenses not covered as a result of any insurance deductible, an amount (to be payable in level installments commencing with the first Monthly Transfer Date after the Insurance Manager shall have determined (in accordance with the Insurance Services Standard) that there exists a reasonable likelihood that such claim or the insurance deductible will be required to be paid) that will result in (A) 100% of the applicable insurance deductible or (B) such other amount (including legal costs) as the Insurance Manager deems sufficient being on deposit in the Special Reserves Account by the earliest date such claim or amount may be required to be paid.

  Amounts on deposit in the Special Reserves Account will be withdrawn by the Collateral Agent upon certification by an Authorized Representative of the Company (i) requesting amounts on deposit in the Special Reserves Account to be made available to the Company to pay for Required Modifications, Programmatic Optional Modification or to pay expenses not covered by any insurance proceeds pursuant to the Company's insurance policies or (ii) indicating that all amounts for which the respective reserves have been accumulated have been paid or otherwise reduced to zero.

  Under the Intercreditor Agreement amounts are required to be transferred to the Special Insurance Reserves Account if (i) the Company is unable to obtain certain insurance coverages required under each Lease, and (ii) the Lessor has waived such requirement under Section 12.3(c) of the Lease (and has not waived the requirement to fund the Special Insurance Reserves Account). Such amounts, if any, are accumulated only out of cash flow that would otherwise be available for transfer to the Excess Cash Account and are held, as security, and to provide payment, for the Company's obligations to the Lessors and Owner Participants which would otherwise be covered by the insurance which has not been obtained. Upon obtaining the required insurance coverage (or if such coverage is no longer necessary), the Company may withdraw any amounts on deposit in the Required Special Insurance Reserves Account.

                                  THE LEASES

  The following summary relates to, and makes use of terms defined in, the Leases. Section references in parentheses are to the relevant sections of the Leases unless otherwise indicated. The statements under this caption are a summary of the material terms of the Leases.

TERM AND RENTALS

  Each Equipment Group will be leased by each Lessor to the Company for a term commencing on the Closing Date and expiring on September 20, 2020.

  Each Lease requires the Company to pay rent on the 20th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing on October 20, 1998. Rent payments made in respect of a Lease will be used to make payments of principal and interest due on the Equipment Notes issued under the related Indenture in accordance with the Scheduled Amortization Schedule. Amounts received by the Company from the Subleases will be applied from the Collection Account monthly (pursuant to a monthly report prepared by the Manager) in the order of priority set forth in the Intercreditor Agreement. See "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account." Amounts distributed to each Indenture Trustee as assignee of its related Owner Trust will be distributed in the order of priority set forth in the related Indenture. See "Description of the Equipment Notes--Payment Account; Distributions of Amounts Received by Indenture Trustee."

  Pursuant to the Leases, Basic Rent payable on any Rent Payment Date will be payable monthly in accordance with a schedule designed to provide for the payment of (i) principal and interest on the related Equipment Notes in accordance with the Scheduled Amortization Schedule for such Equipment Notes and (ii) in certain periods, cash distributions to the related Owner Trust for distribution in accordance with the related Trust Agreement. Failure by the Company to pay Basic Rent in full, however, will not result in a Lease Event of Default so long as the amount of Basic Rent paid on any Rent Payment Date is sufficient to make payments on the related Equipment Notes in accordance with the Rated Obligations Due for such Equipment Notes. A premium equal to 1.5% per annum payable monthly will be payable on each Rent Payment Date, together with interest at the Note Rate, in respect of the cumulative amount of that portion of Basic Rent not paid as of such Rent Payment Date equal to the Payment Deficiency.

  On any Rent Payment Date on which Basic Rent under a Lease includes an amount for cash distributions to the Owner Trusts, such amounts will be distributed to the related Owner Trustee for distribution to the related Owner Participant on a specified distribution date in accordance with the related Trust Agreement. Such cash distributions will only be payable to the extent available and only to the extent that cumulative payments on the related Equipment Notes have been paid in accordance with the Scheduled Amortization Schedule for such Equipment Notes, but not including Late Payment Premium or interest on overdue principal or interest on the Equipment Notes, which shall be payable from available cash after payment to the Owner Trustees in respect of Basic Rent. The Owner Trusts will also be entitled to interest on overdue payments of Basic Rent, which shall be payable from cash available after payment of Late Payment Premiums and interest on overdue principal or interest on the Equipment Note.

RESTRICTIONS ON SUBLEASES

  Pursuant to the Leases, the Company is permitted to sublease the Equipment in the United States, Canada or Mexico to any company for use in its business; provided that pursuant to each Lease the Company has agreed that it will not sublease to a sublessee formed under the laws of Mexico or any state thereof more than the lesser of (i) 9% (or, with Rating Agency confirmation, 20%) of the Equipment Units within any Equipment Group, or (ii) the percentage of railcars subleased to Mexican sublessees in the Total Managed Fleet. In addition, in no event will the Company sublease more than 50 Equipment Units to any single Mexican sublessee (other than (A) with Rating Agency confirmation, a wholly-owned subsidiary of GATC organized under the laws of Mexico (or any province or state thereof), a "Mexican Affiliate" which is sub-subleasing such Equipment Units to Mexican sub-sublessees and which sub-sublessees, as to such Mexican Affiliate, satisfies either the 50 car limit with respect to each Mexican sub-sublessee or such Mexican sub-sublessee satisfies the credit test set forth next in this proviso, or (B) a Mexican Sublessee with a credit rating of a least BBB and Baa2 as determined by S&P and Moody's, respectively (or, in the event that either S&P or Moody's does not or ceases to provide a credit rating for such entity, a credit rating of at least BBB or Baa2 by S&P or Moody's, as the case may be)). Each Lease provides that the Equipment is to be used primarily on domestic routes in the United States and that at no time shall more than 49% of the Equipment Units within any Equipment Group be used outside the continental United States at the same time. No default by a Sublessee under a Sublease will relieve the Company of its obligations under the related Lease. The Company is prohibited from subleasing to GATC and to its Affiliates, except that (i) an aggregate of not more than 15% (or, with Rating Agency confirmation, 30%) of the Company Fleet may be subleased by the Company to wholly-owned subsidiaries of GATC organized under the laws of Canada ("Canadian Affiliates") and (ii) to Mexican Affiliates subject to the restrictions described above. Any such Equipment Units subleased to Affiliates must in turn be sub-subleased by the Canadian Affiliates or Mexican Affiliates to customers under agreements containing terms and conditions similar in all material respects to the Subleases ("Foreign Subleases"). The Foreign Subleases will be assigned as collateral by the Canadian or Mexican Affiliates to the Company, and in turn assigned by the Company to the Collateral Agent under the Intercreditor Agreement. No other Sublessee may sub-sublease any Equipment Unit. (Lease, Sections 8.2 and 8.3) If any Equipment Unit is leased or possession is otherwise transferred, such Equipment Unit will remain subject to the Lien of the Indenture. See "--The Sublessees" and "The Subleases."

LIENS

  Each Lease requires the Company to maintain the related Equipment free of any liens, other than the respective rights of the related Owner Participant and Owner Trustee, the Collateral Agent, the holders of the related Equipment Notes, the Company and any permitted sublessee, under the related Lease, Indenture or Participation Agreement or the Intercreditor Agreement or the Trust Agreement between such Owner Trustee and Owner Participant pursuant to which the Owner Trustee acts as trustee for the benefit of such Owner Participant, and other than certain limited liens permitted under the related Lease and Indenture, including liens for taxes either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of or interference with use or possession of the Equipment or interference with the payment of rent), materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations which are either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of or interference with use or possession of the Equipment), judgment liens that are being appealed and whose enforcement has been stayed pending such appeal, and salvage rights of insurers. (Lease, Section 7)

EARLY TERMINATION

  The Company may terminate a Lease pursuant to its Obsolescence Termination Option at any time on or after the seventh anniversary of the Closing Date with respect to any or all of the Equipment Units (provided that if such termination is for less than all of the Equipment Units in a Functional Group across the Company Fleet, the Company shall exercise such termination under all of the Leases, (i) with respect to at least 50 Equipment Units in the aggregate of the type included in such Functional Group, (ii) no fewer than 25 Equipment Units of the type included in such Functional Group shall in the aggregate remain subject to the Leases, (iii) such termination shall be made under the Leases pro rata in accordance with the number of Equipment Units in such Functional Group subject to each Lease, and (iv) the determination as to which Equipment Units are subject to termination shall otherwise be made by the Company on a random basis without discrimination based on maintenance status, operating condition or otherwise) (the "Terminated Units") if the Company determines in good faith (as evidenced by a certified copy of a resolution adopted by its Board of Directors and a certificate executed by the Chief Financial Officer of the Company and the Chief Financial Officer of the Manager) that such Terminated Units have become obsolete or surplus to its requirements, and that following the termination of such Terminated Units, the Units remaining subject to each Lease will constitute a pool of Units which is of sufficient quantity and quality to sustain the Coverage Ratio over the remaining Basic Term. The Company is required to give notice to the related Owner Trustee and the related Indenture Trustee of its intention to exercise its Obsolescence Termination Option at least 120 days prior to the proposed date of termination, which date shall be a Regular Distribution Date, and to provide an Officer's Certificate in connection therewith to the effect that there has been no discrimination in the selection of the Terminated Units when measured against the other Units and the Manager's Fleet. No Unit may be terminated as obsolete or surplus if it is subject to a Sublease. The Company through the Manager will act as non-exclusive agent for the related Owner Trustee in obtaining bids for the Terminated Units, and the related Owner Trustee shall sell the Terminated Units to the bidder which has submitted the highest cash bid (who may not be the Company, the Manager or any affiliate of either thereof but who may be the related Owner Participant) on the termination date. The net proceeds of such sale shall be paid to the related Owner Trustee. If the net proceeds received from such sale are less than the Termination Value for the Terminated Units, the Company shall pay to the related Owner Trustee an amount equal to the difference between such proceeds and such Termination Value, together with certain other amounts including, if applicable, unpaid Late Payment Premium and the Make-Whole Amount. All funds to be paid to or deposited with the related Owner Trustee as described in this paragraph shall, so long as the related Indenture shall not have been discharged, be deposited directly with the Collateral Agent for deposit in the Non-Shared Payments Account for the account of the related Indenture Trustee, as assignee of the related Owner Trustee. Amounts in excess of the outstanding principal amount of the Equipment Notes issued in respect of such Terminated Units, any applicable premium or Make-Whole Amount thereon, and the then accrued and unpaid interest thereon will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. The Lien of the related Indenture shall terminate with respect to the Terminated Units after the full Termination Value has been received by the related Indenture Trustee and, if all amounts due the Owner Participant have also been paid, the related Lease shall terminate with respect to such Terminated Units and the obligation of the Company thereafter to make Basic Rent payments with respect thereto shall cease. In the event any Terminated Unit is not sold by its proposed termination date, the Lease relating thereto, including all the Company's obligations thereunder, shall continue in effect. (Lease, Sections 3.5, 10.1, 10.2 and 10.4; Indenture, Section 3.2)

  The Owner Trustee shall have the option to retain the Terminated Units. In such event, the Owner Trustee shall pay, or cause to be paid, to the Indenture Trustee funds in an amount equal to the product obtained by multiplying the unpaid principal amount of the Equipment Notes with respect to such Terminated Units scheduled to be outstanding on such date (after deducting therefrom the principal installment, if any, to be paid on such date) by a fraction, the numerator of which shall be the Equipment Cost of the Terminated Units and the denominator of which shall be the aggregate Equipment cost of all Units then subject to the relevant Lease, Late Payment Premium, if any, and accrued interest on the outstanding Equipment Notes with respect to such Terminated Units, and, if applicable, an amount equal to the Make-Whole Amount. (Lease, Section 10.3)

EARLY PURCHASE OPTION

  The Company has an option to purchase on the Early Purchase Option Date all (but not less than all) of the Equipment Units subject to each Lease, across the Company Fleet, at a price equal to the Early Purchase Price of the Equipment Units. The Company is required to give notice to the related Owner Trustee not less than 90 days and not more than 180 days prior to the date of its election to exercise the Early Purchase Option described herein. So long as the related Indenture shall not have been discharged, the amount of any Early Purchase Price shall be deposited by the Company directly with the Collateral Agent for deposit in the Non-Shared Payments Account for the account of the related Indenture Trustee, as assignee of the related Owner Trustee, unless the Company exercises its right to assume all obligations of the Owner Trustee under the Equipment Notes issued in respect of such Equipment Units. Amounts in excess of the outstanding principal amount of the Equipment Notes issued in respect of such Equipment Units and the then accrued and unpaid interest thereon will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. The Lien of the related

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

Indenture shall terminate with respect to the Equipment Units after the Early Purchase Price and the payment of all other amounts due and owing by the Company with respect to such Equipment Units have been paid, unless the Company has exercised its right to assume all obligations of the Owner Trustee under the Equipment Notes issued in respect of such Equipment Units. (Lease, Section 22.1)

EVENTS OF LOSS

  If an Event of Loss occurs with respect to an Equipment Unit, the Company shall give notice of the occurrence thereof (the "initial notice") to the related Owner Trustee and Indenture Trustee as soon as reasonably practical and in any event within 60 days after obtaining knowledge thereof. Within 60 days after such initial notice the Company shall notify the applicable Owner Trustee and Indenture Trustee ("second notice") of its election to either (i) pay the Stipulated Loss Value of such Equipment Unit, together with certain additional amounts, or (ii) if no Lease Event of Default (or certain specified events which, with notice or lapse of time or both, would become a Lease Event of Default) under the applicable Lease has occurred and is continuing and sufficient amounts have been made available to the Collateral Agent for certain payments under the Intercreditor Agreement, replace such Equipment Unit. If the Company elects to replace such Equipment Unit, it must do so within 60 days after the second notice with a railcar of the same Car Type of the same or newer model year (or otherwise approved by the related Owner Trustee, which approval shall not be unreasonably withheld), having a fair market value, utility, capacity, residual value, remaining economic useful life and condition at least equal to the Equipment Unit being replaced and then subject to a currently effective sublease (which sublease shall be a permitted sublease under the terms of the relevant Lease) having a remaining term of not less than six months. If the Company elects to pay the Stipulated Loss Value of any Equipment Unit or fails to replace such Equipment Unit within 60 days after the Company gives its second notice or if the Company fails to give the second notice, it must pay the Stipulated Loss Value on the Regular Distribution Date which is not less than 25 days nor more than 60 days following the date of notice of the Company's election to pay the Stipulated Loss Value or the expiration of the 60-day period, as the case may be. Such payment will in all circumstances be at least sufficient to pay in full as of the date of payment that portion of the aggregate unpaid principal of, and Late Payment Premium, if any, on the outstanding related Equipment Notes together with all unpaid interest thereon accrued to the date on which such amount is paid, without the Make-Whole Amount. Upon making such payment, the Lien of the related Indenture and Lease shall terminate with respect to such Equipment Unit, title thereto shall be transferred to the Company or its designee and the obligation of the Company thereafter to make rental payments with respect thereto shall cease. The Stipulated Loss Value and other payments made by the Company to the Collateral Agent shall be deposited in the Non-Shared Payments Account for the account of the related Indenture Trustee, as assignee of the related Owner Trustee. Amounts in excess of the allocable portion of the outstanding principal amount of the Equipment Notes issued under the related Indenture and then accrued and unpaid interest thereon to be prepaid as a result of such Event of Loss will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. In the event of a partial loss in respect of an Equipment Unit, the Company must use the insurance proceeds or other available funds of the Company to repair the damage.

  An Event of Loss with respect to any Equipment Unit shall mean any of the following events: (i) damage or contamination of such Equipment Unit which, in the Company's reasonable judgment (as evidenced by an Officer's Certificate of the Company to such effect, confirmed by an Officer's Certificate by the Manager), makes repair uneconomic or renders such Equipment Unit unfit for commercial use; (ii) destruction of such Equipment Unit which constitutes a total loss, or theft or disappearance (after reasonable efforts by the Company to locate the same) thereof for a period exceeding twelve months (or, if earlier, the end of the Basic Term or Renewal Term of the applicable Lease);
(iii) the permanent return of such Equipment Unit to the manufacturer pursuant to any patent indemnity provisions; (iv) the taking or appropriating of title to such Equipment Unit by any governmental authority under the power of eminent domain or otherwise; or (v) the taking or requisitioning of such Equipment Unit for use by any governmental authority or any agency or instrumentality thereof under the power of eminent domain or otherwise and such taking or requisition is for a period that exceeds the remaining Basic Term or any Renewal Term then in effect (unless such taking or requisition is by any governmental authority, agency or instrumentality of Mexico or any state thereof, in which case such period shall be the lesser of the period described above or 365 days). (Lease, Section 11.1)

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

LEASE EVENTS OF DEFAULT

  Events of default (each, a "Lease Event of Default") under each Lease include, among other things: (a) failure by the Company to make any payment of Basic Rent, any purchase price to be paid by the Company for any Equipment Units pursuant to such Lease or the related Participation Agreement, Stipulated Loss Value or Termination Value within 10 Business Days after the same shall have become due; provided, however, that, so long as any Equipment Note remains outstanding, failure to pay Basic Rent on any Rent Payment Date will not be a Lease Event of Default so long as the amount of Basic Rent actually paid by the Company on any Rent Payment Date is sufficient to meet the Rated Obligations Due on the Equipment Notes; (b) failure by the Company to make any payment of Supplemental Rent, including indemnity or tax indemnity payments, but not including Stipulated Loss Value, Termination Value or any purchase price to be paid by the Company for any Equipment Unit pursuant to such Lease or the related Participation Agreement, after the same shall have become due and such failure shall continue unremedied for 10 Business Days after receipt by the Company of written notice of such failure from the related Owner Trustee, related Owner Participant or related Indenture Trustee (provided, however, that, so long as any Equipment Notes remain outstanding, failure to make payment of any of the amounts referred to in clauses Fifth through Fourteenth in "Collection and Application of the Company's Cash Flows--Application of Amounts in the Collection Account" shall not constitute a Lease Event of Default); (c) failure to maintain in effect insurance as required by such Lease, such failure not having been waived by the Owner Trustee; (d) the Company shall use or permit any use of the Equipment or any portion thereof in a way which is not permitted by such Lease (provided that such unauthorized use shall not constitute a Lease Event of Default for a period of 45 days after the occurrence thereof so long as (i) such unauthorized use is not the result of any willful action of the Company and
(ii) such unauthorized use is capable of being cured and the Company diligently pursues such cure throughout such 45-day period) or Lessee shall make or permit an unauthorized assignment or transfer of such Lease; (e) failure by the Company to observe or perform (in any material respect) certain agreements or covenants contained in the Intercreditor Agreement; (f) failure by the Company to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or other Operative Agreement to which it is a party continuing for a period of 30 days after notice of such failure from the related Owner Trustee, related Owner Participant or the related Indenture Trustee, or, if such failure is capable of being remedied (and the remedy requires an action other than, or in addition to, the payment of money), for a period of 90 days after receipt of such notice so long as the Company is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period; (g) any representation or warranty made by the Company in such Lease or other Operative Agreement to which it is a party being untrue or incorrect in any material respect at the time made and such untruth or incorrectness continues to be material and unremedied; provided that if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute a Lease Event of Default for a period of 30 days after receipt of such notice so long as the Company is diligently proceeding to remedy such untruth or incorrectness and does in fact remedy such untruth or incorrectness, including any adverse effects thereof, within such period; (h) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Company; (i) the Manager shall have defaulted in the performance of any of its obligations under the Management Agreement and the Company shall have failed to exercise its rights under the Management Agreement in respect of such default for a period of 30 days after receipt by the Company of written notice from the related Lessor, Owner Participant or Indenture Trustee demanding that such action be taken; (j) the Insurance Manager shall have defaulted in the performance of any of its obligations under the Insurance Agreement and the Company shall have failed to exercise its rights under the Insurance Agreement in respect of such default for a period of 30 days after receipt by the Company of written notice from the related Lessor, Owner Participant or Indenture Trustee demanding that such action be taken; and (k) the Administrator shall have defaulted in the performance of any of its obligations under the Administrative Services Agreement and the Company shall have failed to exercise its rights under the Administrative Services Agreement in respect of such default for a period of 30 days after receipt by the Company of written notice from the related Lessor, Owner Participant or Indenture Trustee demanding that such action be taken. There are no cross-default provisions in the Leases and events resulting in a Lease Event of Default under any particular Lease will not necessarily result in a Lease Event of Default under any other Lease. (Lease, Section 14)

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

REMEDIES UPON A LEASE EVENT OF DEFAULT

  If a Lease Event of Default has occurred and is continuing and the applicable Lease has been declared to be in default (or deemed to have been declared in default), the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, may, subject to a stay of such rights if the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, exercise one or more of the remedies provided in such Lease with respect to the Equipment subject thereto. These remedies include the right, subject to the Intercreditor Agreement, to repossess the Equipment, to terminate such Lease and any Sublease and to require the Company to pay as liquidated damages any unpaid rent plus, at the related Indenture Trustee's option, any one of the following amounts: (i) the excess of the present value of all rental payments for such Equipment Unit for the remainder of the Basic Term or any Renewal Term then in effect over the present value of the then fair market rental value of such Equipment Unit;
(ii) the excess of the Stipulated Loss Value of such Equipment Unit over the fair market sale value of such Equipment Unit; or (iii) the higher of the Stipulated Loss Value for such Equipment Unit or the fair market sales value of such Equipment Unit. If payment is made pursuant to the foregoing clause
(iii), such Equipment Unit shall be transferred to the Company. (Lease, Section 15.1)

  If the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, the Company or its bankruptcy trustee could reject the Leases. In such event, there could be no assurance that the amount of any claim for damages under the Leases that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the Equipment Notes. In any case, rejection of a Lease by the Company or its bankruptcy trustee would not deprive the related Indenture Trustee of its security interest in the Equipment in an Equipment Group.

  The Company is not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code which are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to the related Indenture Trustee upon the occurrence of a Lease Event of Default.

INSURANCE

  Each Lease requires the Company, at its own expense, to keep or cause the Insurance Manager under the Insurance Agreement to keep the Equipment insured by insurers of recognized responsibility in amounts and against risks and with deductibles and terms and conditions not less than the insurance, if any, maintained by Company or GATC with respect to similar equipment which it owns or leases, but in no event shall such coverage be for amounts or against risks less than the prudent industry standard for companies engaged in full service leasing of railcars. (Lease, Section 12.1)

  Each Lease requires that insurance against physical damage to any Unit shall be in an amount not less than the Stipulated Loss Value attributable thereto, subject to a limit of not less than $10,000,000 per occurrence (except for a $10,000,000 annual aggregate each for flood and earth movement), provided that such coverage may provide for deductible amounts of not more than $1,000,000 per occurrence. (Lease, Section 12.1(a)) The insurance maintained pursuant to the Lease is required to provide that (i) so long as the Equipment Notes remain outstanding, the proceeds up to the Stipulated Loss Value for any loss or damage to any Unit shall be made to the Indenture Trustee under a standard loss payable clause, and thereafter to Lessor and (ii) so long as no Lease Event of Default shall have occurred and be continuing, the Company will be entitled, at its own expense, to make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance. (Lease, Section 12.2(a)) In lieu of maintaining the physical damage insurance required, the Company may self-insure with respect to the Equipment for such amounts and against such risks as shall be consented to by Lessor and the Indenture Trustee, which consent shall be based upon reasonable practices then in effect in the railcar leasing and insurance industries and upon the financial condition of the Lessee taking into account the Lessee's capital structure and that the Lessee is a special purpose vehicle. (Lease, Section 12.2(b))

  Each Lease requires that public liability insurance be maintained naming the Owner Participant, the Lessor (as Lessor of the Equipment and in its individual capacity), the Indenture Trustee and the Loan Participant as additional insureds (but only with respect to liability arising out of or related to the Operative Agreements and the Equipment) against bodily injury, death or property damage arising out of the use or operation of the Equipment with general and excess liability limits of not less than $100,000,000 per occurrence or in the aggregate, provided that such coverage may provide for deductible amounts not exceeding the lesser of (x) $10,000,000 or (y) the difference (not less than zero (0)) between (i) the level of the then current deductible maintained by GATC for the GATC Fleet (or if GATC, its successors and assigns is no longer engaged in the railcar leasing business under full service leases, the average level of the then current deductible amounts maintained by the three largest companies engaged in such business in the United States), and (ii) such amount of additional coverage as may be obtained by the Lessee in reduction of the then current deductible maintained by GATC for an additional incremental annual premium payable by the Lessee in the aggregate in respect of the entire Company Fleet of up to $100,000 (adjusted periodically for inflation). (Lease, Section 12.1(b)) Each Lease requires the Company to use its reasonable efforts to obtain public liability insurance policies stipulating that coverage thereunder will not be invalidated (as to the Owner Participant, Loan Participant, Lessor, as Lessor of the Equipment and in its individual capacity, and the Indenture Trustee) by any act or neglect of the Lessee or any breach or violation by the Lessee of any warranties, declarations or conditions contained in such policies, but shall be under no obligation to obtain such policies containing such stipulations if they are not available to the Company at commercially reasonable rates in the markets in which Company has then placed its insurance program. (Lease, Section 12.3(b)) Each Lease requires the Company to use reasonable efforts to cause its independent insurance broker to agree that, with respect to any policy of insurance maintained pursuant to Section 12.1 of such Lease, such broker will provide not less than 30 days' prior written notice to Lessor, the Indenture Trustee, Loan Participant and Owner Participant of any non-renewal or material adverse change with respect to such policy. For purposes of this provision, "material adverse change" shall mean a material adverse change in policy limits, exclusions or deductibles or any material adverse change in policy coverage inconsistent with the requirements of Section 12.1(b) of each Lease. (Lease, Section 12.1(b))

  The insurance required under the Lease may be part of a company-wide insurance program of the Manager, including risk-retention and self-insurance. Any policy of insurance maintained in accordance with the Lease and any policy purchased in substitution or replacement for any of such policies shall provide that if any such insurance is canceled or terminated for any reason whatever (other than upon normal policy expiration), Lessor, the Indenture Trustee, Loan Participant and Owner Participant shall receive 30 days' prior written notice of such cancellation or termination. (Lease, Section 12.1)

  In the event any public liability insurance policy or coverage thereunder which are required by the Leases is not available to the Company in the commercial insurance market on commercially reasonable terms, each Lessor agrees not to unreasonably withhold its agreement to waive such requirement. (Lease, Section 12.3(c)). In such circumstances the Lessee will, absent a waiver from the Owner Participant of this requirement, be required to hold some or all cash that would otherwise be available for dividends to GATC in the Special Insurance Reserve Account for the benefit of the Lessor and Owner Participant. In the event that the Company is unable to procure the waiver of such certain insurance coverages required by a Lease, or the waiver by the Owner Participant of the requirement to hold cash in the Special Insurance Reserve Account, the Company has the option, in certain instances, to purchase the Equipment at a purchase price equal to the greater of the Termination Value for such Units or the fair market value of the Units as of the date of purchase including the payment of the Make-Whole Amount, if any, or other premium. The Lien of the related Indenture shall terminate with respect to the Equipment Units after the payment of such purchase price. (Participation Agreement, Section 6.9)

                         THE PARTICIPATION AGREEMENTS

  The following summary relates to, and makes use of terms defined in, the Participation Agreements. Section references in parentheses are to the relevant sections of the Participation Agreements unless otherwise indicated. The statements under this caption are a summary of material terms of the Participation Agreements.

  Pursuant to the Participation Agreements, the Company is required to indemnify each Owner Participant, each Owner Trustee, each Indenture Trustee and the Pass Through Trustee for certain losses, fees and expenses arising out of the use or operation of the Equipment Units, and for certain other matters. (Participation Agreement, Section 7.2) In addition, the Company is required to indemnify the Loan Participant, each Owner

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

Participant, each Owner Trustee and each Indenture Trustee for certain taxes in connection with the ownership, lease, sale or use of the Equipment. (Participation Agreement, Section 7.1) GATC is required to indemnify each Owner Participant, each Owner Trustee, each Indenture Trustee and the Pass Through Trustee for any failure by GATC to perform any of its obligations under any of the Operative Agreements to which it is a party, and for certain other matters. (Participation Agreements, Section 7.3)

  Each Participation Agreement provides that if the related Owner Participant or any affiliate thereof is or acquires, is acquired by, merges or otherwise consolidates with any company or affiliate thereof which competes (directly or indirectly) (other than as a passive investor or loan participant in the financing of equipment or facilities used in full service railcar leasing) with GATC in any respect material to the business of GATC of leasing railcars under full service operating leases, the Company may, on the Regular Distribution Date which next succeeds the 25th day following the date of notice to the related Owner Trustee and the related Indenture Trustee, purchase the applicable Equipment Units within the Equipment Group for a purchase price equal to either (i) the Termination Value for such Equipment Units calculated as of such Regular Distribution Date, together with all other amounts due and owing by the Company with respect to such Equipment Units, including, without limitation, all accrued and unpaid rental payments and any Make-Whole Amount or (ii) if the Company has elected to assume all of the related Owner Trustee's obligations in respect of the Equipment Notes issued with respect to such Equipment Units, either the purchase price specified in clause (i) or the difference between the Termination Value for such Equipment Units, together with all other amounts due and owing by the Company with respect to such Units, and the unpaid principal amount of the Equipment Notes scheduled to be outstanding as of the relevant Regular Distribution Date (after deducting therefrom the principal installment, if any, to be paid on such date). If the Company elects to exercise its right to purchase the applicable Equipment Units within the Equipment Group, unless the Company elects to assume the related Equipment Notes, the purchase price shall be used to prepay the Equipment Notes issued with respect to such Equipment Units and the applicable Make-Whole Amount, if any, shall be paid. See "Description of the Equipment Notes--Prepayments." (Participation Agreement, Section 6.9)

                            THE INSURANCE AGREEMENT

  The following summary relates to, and makes use of terms defined in, the Insurance Agreement. Section references in parentheses are to the relevant sections of the Insurance Agreement unless otherwise indicated. The statements under this caption are a summary of material terms of the Insurance Agreement.

GENERAL

  The Insurance Agreement establishes the terms and conditions pursuant to which GATC shall act as insurance manager (the "Insurance Manager") on behalf of the Company and perform certain specified insurance services with respect to Equipment leased by the Company under the Leases. Under the Insurance Agreement, the Insurance Manager will generally manage and administer all insurance coverage placed or maintained on the Equipment as of the Closing Date, and has the authority thereafter to enter into, administer and terminate all insurance relating to the Equipment, subject to the terms and conditions of the Insurance Agreement and the requirements of the applicable Lease. (Insurance Agreement, Section 2.1) See "The Leases-- Insurance."

  The Insurance Manager is required to use reasonable care and diligence, consistent with customary commercial practice, as would be used by a prudent Person in the railcar leasing industry and the level of care and diligence utilized by the Insurance Manager in its business and the management of its fleet. (Insurance Agreement, Section 3.1) Under the Insurance Agreement, the Insurance Manager will maintain or cause to be maintained, with insurers with whom the Insurance Manager or its Affiliates insure equipment owned or managed by them (or under certain self-insurance programs), (i) public liability insurance, in amounts not less than, and with deductibles and retentions not greater than, those customarily maintained by the Insurance Manager and its Affiliates for similar equipment owned or managed by them and (ii) casualty insurance, in amounts not less than, against risks and with deductible and retention amounts not greater than, those customarily maintained by the Insurance Manager or its Affiliates for similar equipment owned or managed by them, subject, in each case, to compliance with certain insurance-related provisions in the Lease. (Insurance Agreement, Section 2.2)

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

  In addition to being required to maintain certain specified types and levels of insurance in respect of the Equipment, the Insurance Manager will also perform certain other duties under the Insurance Agreement, including, but not limited to: (i) furnishing promptly to the Company and the Manager under the Management Agreement copies of insurance policies and certificates of insurance with respect to the Equipment; and (ii) notifying the Company, the Manager under the Management Agreement, the Owner Participants and the Lessors immediately upon (x) receipt of any notice of lapse of insurance coverage or decrease in such coverage below the limits required under the Lease or (y) any default in the payment of any premium. (Insurance Agreement, Section 2.3)

REIMBURSEMENT OF INSURANCE MANAGER

  The Company will reimburse the Insurance Manager monthly in an amount equal to the greater of (i) an appropriate share of the Insurance Manager's insurance costs for all railcars in the Total Managed Fleet, allocated on a basis customarily used by the Insurance Manager or its affiliates in allocating insurance costs or (ii) the Insurance Manager's marginal insurance costs resulting from such insurance coverage, as reasonably determined by the Insurance Manager. If insurance coverage is maintained through a separate policy, whether obtained directly by or on behalf of the Company, the cost of such policy will be borne by the Company. Furthermore, there will be no apportionment of premiums in respect of insurance maintained by the Insurance Manager under the Insurance Agreement for periods extending beyond the Insurance Agreement's termination if coverage is effected through blanket insurance policies which also cover other property owned, leased or managed by the Insurance Manager or its affiliates. (Insurance Agreement, Section 4.1)

OTHER MATTERS

  The term of the Insurance Agreement shall continue for the term of the Leases. (Insurance Agreement, Section 6.1) The Insurance Manager's services under the Insurance Agreement may, however, be terminated by the Company upon certain events, including: (i) the Insurance Manager's failure to perform in any material respect any of its obligations under the Insurance Agreement where such failure materially and adversely affects the rights of holders of the Equipment Notes, and such failure is not remedied within 60 days of receipt of written notice, subject to certain conditions and exceptions or
(ii) certain events involving the voluntary or involuntary bankruptcy of the Insurance Manager, subject to certain conditions and exceptions. (Insurance Agreement, Section 6.2)

  The Insurance Manager may not resign as Insurance Manager nor may it be terminated in whole or in part unless a successor Insurance Manager has been appointed by the Company, the Owner Trustees, the Owner Participants and the Indenture Trustees and has accepted such appointment and the Company has received written confirmation from the Rating Agencies that no lowering or withdrawal of the then current ratings on the Certificates will occur as a result of the selection of the successor Insurance Manager. (Insurance Agreement, Section 6.3)

  The Insurance Manager is required to indemnify the Company, the Owner Trustees, the Owner Participants, the Indenture Trustees, the Collateral Agent, their affiliates and their respective directors, officers, employees and agents for certain losses, fees and expenses and for certain other matters arising out of its actions under the Insurance Agreement. (Insurance Agreement, Section 7.1) The Company is also required to indemnify the Insurance Manager (to the extent occurring or arising at a time when the Company and the Insurance Manager are not Affiliates) for certain losses, fees and expenses and for certain other matters arising out of its actions under the Insurance Agreement. (Insurance Agreement, Section 7.2)

                      FORMATION OF THE PASS THROUGH TRUST

  The Pass Through Trust will be formed, and the related Pass Through Certificates will be issued, pursuant to a Trust Supplement to be entered into between the Pass Through Trustee and the Company in accordance

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with the terms of the Basic Agreement. Concurrently with the execution and delivery of the Trust Supplement, the Pass Through Trustee, on behalf of the Pass Through Trust formed thereby, will enter into a Participation Agreement with respect to each Equipment Group. Pursuant to such Participation Agreement, the Pass Through Trustee, on behalf of the Pass Through Trust, will purchase the Equipment Notes issued with respect to such Equipment Group so that all of the Equipment Notes held in the Pass Through Trust will have an interest rate equal to the interest rate on the Pass Through Certificates. The final distribution date of the Pass Through Certificates will correspond to the Rated Maturity Date on the related Equipment Notes although it is expected that the Equipment Notes will be fully amortized by the Scheduled Note Maturity Date of the related Equipment Notes. The Pass Through Trustee will distribute the amount of payments of principal, Late Payment Premium, Make-Whole Amount, if any and interest received by it as holder of the Equipment Notes to the Certificateholders of the Pass Through Trust. See "Description of the Pass Through Certificates" and "Description of the Equipment Notes."

                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

  The following summary relates to the Basic Agreement and the Trust Supplement, the Pass Through Trust to be formed thereby and the Pass Through Certificates to be issued by the Pass Through Trust. Section references in parentheses are to the relevant sections of the Basic Agreement unless otherwise indicated. The statements under this caption are a summary of material terms of the Basic Agreement and the Trust Supplement. This summary makes use of terms defined in the Basic Agreement and the Trust Supplement.

GENERAL

  Each Pass Through Certificate offered hereby will represent a fractional undivided interest in the Pass Through Trust. The property of the Pass Through Trust will consist of the Equipment Notes to be issued on a nonrecourse basis by each of the Owner Trustees in connection with three separate leveraged lease transactions to finance not more than 80% of the cost to such Owner Trustees of certain railroad tank cars and covered hopper cars to be purchased by such Owner Trustees from the Company and leased back to the Company. All of the Equipment Notes acquired by the Pass Through Trust will have an interest rate equal to the interest rate of the Pass Through Certificates and will have a Rated Maturity Date corresponding to the final distribution date of the Pass Through Certificates. The aggregate principal amount of the Equipment Notes will be the same as the aggregate principal amount of the Pass Through Certificates to be issued by the Pass Through Trust. For a description of the Equipment Notes and the Indentures, see "Description of the Equipment Notes."

  The Pass Through Certificates will be issued only in fully registered form, without interest coupons, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Sections 2.01. 2.02 and 3.01) Pass Through Certificates will be issued at the closing of the Offering only against payment in immediately available funds.

  Interest will be passed through to Certificateholders of the Pass Through Trust at the rate per annum set forth on the cover page of this Prospectus and will be calculated on the basis of a 360-day year of twelve 30-day months.

  The Pass Through Certificates represent interests only in the Pass Through Trust and all payments and distributions shall be made only from the Trust Property. (Section 2.01) The Pass Through Certificates do not represent an interest in or obligation of the Company, GATC, the Pass Through Trustee or the Owner Trustees in their individual capacities, the Owner Participants, or any affiliate of any thereof.

BOOK-ENTRY REGISTRATION

  DTC. DTC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning

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

of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

  Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Pass Through Trustee to Cede & Co. ("Cede"), as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, premium. if any, and interest on the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

  The Company understands that DTC will take any action permitted to be taken by Certificateholders only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, the Company understands that DTC will take such actions with respect to any specified percentage of the beneficial interest of Certificateholders held in the Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

  Neither the Company nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

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

  Definitive Certificates. Pass Through Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) DTC advises the Pass Through Trustee in writing that DTC is unwilling or unable to continue as depository with respect to such Pass Through Certificates and the Pass Through Trustee or the Company is unable to locate a qualified successor within 90 days of such notice, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default (as defined below), Certificate Owners representing an not less than a majority in aggregate percentage interest in the Pass Through Trust advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

  Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee in accordance with the procedures set forth in the Pass Through Trust Agreement, directly to holders of Definitive Certificates in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained with respect to the Pass Through Trust. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

  Definitive Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

  Same-Day Settlement and Payment. Settlement for the Pass Through Certificates will be required to be made in immediately available funds. So long as the Pass Through Certificates are registered in the name of Cede, all payments made by the Company to the Indenture Trustees, as assignees of the Owner Trustees' rights under the Leases, in the case of Equipment Notes, or by the Company in respect of Assumed Debt, will be in immediately available funds and will be passed through by the Pass Through Trustee to DTC in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Pass Through Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

PAYMENTS AND DISTRIBUTIONS

  Payments received by the Pass Through Trustee of principal, Late Payment Premium and Make-Whole Amount, if any, and interest on the Equipment Notes will be distributed by the Pass Through Trustee to the Certificateholders on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes are in default. See "Events of Default and Certain Rights Upon an Event of Default."

  Payments of interest on the Equipment Notes are scheduled to be received by the Pass Through Trustee on each Regular Distribution Date, commencing October 20, 1998, until the final distribution date for the Pass Through Trust, and payments of principal on the Equipment Notes are scheduled to be received in specified amounts by the Pass Through Trustee on each Regular Distribution Date commencing September 20, 1999,

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

(such regularly scheduled payments of principal of, and interest on, the Equipment Notes are herein referred to as "Regular Payments"). The Pass Through Trustee will distribute to the Certificateholders on each Regular Distribution Date all Regular Payments, the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Regular Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates on the fifteenth day immediately preceding such Regular Distribution Date, subject to certain exceptions. (Sections 4.01 and 4.02) If a Regular Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

  Each Certificateholder will be entitled to receive a pro rata share of any distribution in respect of Regular Payments of principal, Late Payment Premium and Make-Whole Amount, if any, and interest made on the Equipment Notes held by the Pass Through Trust. After a partial or full prepayment or default in respect of some or all of such Equipment Notes, a Certificateholder should refer to the information with respect to the Pool Balance and the Pool Factor for the Pass Through Trust reported periodically by the Pass Through Trustee. See "--Pool Factors" and "--Statements to Certificateholders."

  Payments of principal, Late Payment Premium and Make-Whole Amount, if any, and interest received by the Pass Through Trustee on account of a partial or full prepayment, if any, of the Equipment Notes and payments received by the Pass Through Trustee following a default in respect of such Equipment Notes (including payments received by the Pass Through Trustee on account of the purchase by the related Owner Trustee of such Equipment Notes or payments received on account of the sale of such Equipment Notes by the Pass Through Trustee) ("Special Payments") will be distributed on the 20th day of a month (a "Special Distribution Date"), except in the case of a refinancing of such Equipment Notes which will be distributed on the date of such refinancing, which may occur on any Business Day. Not less than 20 days' notice of such Special Payments or refinancing shall be provided by the Pass Through Trustee to the holders of the Pass Through Certificates. See "Description of the Equipment Notes--Prepayments" and "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default." Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates on the fifteenth day preceding such Special Distribution Date. See "Description of the Equipment Notes--Prepayments" and "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default."

  The Pass Through Trust Agreement requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust and for the benefit of the Certificateholders of the Pass Through Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Regular Payments on the Equipment Notes. (Section 4.01) The Pass Through Trust Agreement also requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust and for the benefit of the Certificateholders, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments.

  Pursuant to the terms of the Pass Through Trust Agreement, the Pass Through Trustee is required to deposit any Regular Payments received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Section 4.01) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

  At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account on a Regular Distribution Date or a Special Distribution Date, as appropriate, will be made by check mailed to each Certificateholder of record on the applicable record date at its address appearing on the register maintained by the Pass Through Trustee. (Section 4.02) The final distribution for the Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the

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

Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Termination of the Pass Through Trust."

  If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Section 12.10)

POOL FACTORS

  Unless there has been a prepayment, a payment of less principal than is provided for by the Scheduled Amortization Schedule on the Equipment Notes or a default in respect of one or more issues of the Equipment Notes held by the Pass Through Trust, the Pool Factor for the Pass Through Trust will decline in proportion to the repayments of principal on the Equipment Notes in accordance with the Scheduled Amortization Schedule as described in "Description of the Equipment Notes--Principal and Interest Payments--Principal." In the event of a partial or full prepayment or default, the Pool Factor and the Pool Balance will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders.

  The "Pool Balance" for the Pass Through Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Notes on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed. The Pool Balance for the Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.

  The "Pool Factor" for the Pass Through Trust, as of any date, is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Notes. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date. The Pool Factor for the Pass Through Trust will initially be 1.0000000, and thereafter, the Pool Factor will decline as described above to reflect reductions in the Pool Balance of the Pass Through Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of the Pass Through Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate by the Pool Factor for the Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date.

  As of the date of issuance of the Pass Through Certificates, and assuming that no prepayment, purchase or default in respect of any Equipment Notes shall occur, the repayments of principal of such Equipment Notes in accordance with both the Scheduled Amortization Schedule and the Rated Amortization Schedule and the resulting Pool Factors for the Pass Through Trust after taking into account each such repayment schedule are set forth in Appendix B. However, the Pool Factor on any particular Regular Distribution Date may fall within the values assigned for the Scheduled and Rated Pool Factors set forth on Appendix B to the extent that payments are not made in accordance with either schedule.

STATEMENTS TO CERTIFICATEHOLDERS

  On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution of a Regular Payment or Special Payment to Certificateholders of record a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, if any, setting forth the following information (per $1,000 face amount of Pass Through Certificates, as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to Late Payment Premium or Make-Whole Amount, if any;

    (ii) the amount of such distribution allocable to interest;

    (iii) the Scheduled Pool Balance, Rated Pool Balance, Scheduled Pool Factor and Rated Pool Factor; and

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

    (iv) the Pool Balance and Pool Factor, if different from the Pool Balances and Pool Factors provided in (iii) above. (Section 4.03 of the Basic Agreement and Section 4.01 of the Trust Supplement)

  So long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the applicable record date prior to such Regular Distribution Date or Special Distribution Date, the Pass Through Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates on such record date. On such Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners.

  In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.03) So long as the Certificates are registered in the name of Cede, such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

  In addition to the statements provided for above, the Pass Through Trustee will provide to the Certificateholders semiannually a statement setting forth certain information regarding the Equipment, including Sublease rates and utilization rates for such period.

  At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Pass Through Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record as the name and period of record ownership of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

  The Pass Through Trustee, as holder of the Equipment Notes, has the right to vote and give consents and waivers in respect of such Equipment Notes under the applicable Indenture. The Pass Through Trust Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of the Pass Through Trust. In circumstances in which the Pass Through Trustee is required to seek instructions from the Certificateholders, the principal amount of the Equipment Notes directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders taking the corresponding position. (Sections 6.01 and 10.01)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

  The Pass Through Trust Agreement defines an event of default (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the Indentures (an "Indenture Event of Default"). The Indenture Events of Default are described in "Description of the Equipment Notes-- Indenture Events of Default, Notice and Waiver" below. The Indenture Events of Default will include events of default under the related Lease (except in certain limited circumstances).

  The Owner Trustee and the Owner Participant under each Indenture will each have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default

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

under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default with respect to the Pass Through Trust will be deemed to be cured.

  The Pass Through Trust Agreement provides that, as long as an Indenture Event of Default under any Indenture shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Notes issued under such Indenture, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest shall vote not less than a corresponding majority of such Equipment Notes in favor of directing the related Indenture Trustee to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest or Late Payment Premium thereon to be due and payable. The Pass Through Trust Agreement also provides that, if an Indenture Event of Default under any Indenture shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest shall, subject to certain conditions, vote all of the Equipment Notes issued under such Indenture in favor of directing the related Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Sections 6.01 and 6.04)

  As an additional remedy if an Indenture Event of Default shall have occurred and be continuing, the Pass Through Trust Agreement provides that the Pass Through Trustee may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest shall, sell all or part of the Equipment Notes issued under such Indenture for cash to any Person. (Sections 6.01 and 6.02) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. If the Pass Through Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Company, the related Owner Trustee, the related Owner Participant or the Pass Through Trustee. Furthermore, neither the Pass Through Trustee nor the Certificateholders could take any action with respect to any remaining Equipment Notes held by the Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

  Any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Indenture, the related Owner Trustee exercises its option to purchase the outstanding Equipment Notes issued under such Indenture as described under "Description of the Equipment Notes-- Indenture Events of Default, Notice and Waiver", the price paid by such Owner Trustee to the Pass Through Trustee for the Equipment Notes issued under such Indenture shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02)

  Any funds held by the Pass Through Trustee in the Special Payments Account representing either payments received with respect to any Equipment Notes following an Indenture Event of Default or proceeds from the sale by the Pass Through Trustee of any such Equipment Notes, shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Government Investments pending the distribution of such funds on a Special Distribution Date. (Sections 4.01 and 4.04)

  The Pass Through Trust Agreement provides that the Pass Through Trustee shall, within 90 days after the occurrence of a default (as defined below), give to the Certificateholders notice, transmitted by mail, of all uncured or unwaived defaults with respect to the Pass Through Trust known to it; provided that, except in the case of default in the payment of principal, Late Payment Premium or Make-Whole Amount, if any, or interest

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

on any of the Equipment Notes, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Certificateholders. The term "default" shall mean any event which is, or with the giving of notice or the passage of time or both would become, an Indenture Event of Default. (Section 7.02)

  The Pass Through Trust Agreement contains a provision entitling the Pass Through Trustee, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Pass Through Certificates before proceeding to exercise any right or power under the Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03)

  In certain cases, the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest may on behalf of the holders of all Pass Through Certificates waive any past default or Event of Default and thereby annul any direction given by the Pass Through Trustee on behalf of such holders to the related Indenture Trustee with respect thereto, except (i) a default in the deposit of any Regular Payment or Special Payment or in the distribution of any such payment,
(ii) a default in payment of the principal, Late Payment Premium, if any, or interest on any of the Equipment Notes, and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder affected thereby. (Section 6.05) For a discussion of waivers of Indenture Events of Default under the Indentures, see "Description of the Equipment Notes-- Indenture Events of Default, Notice and Waiver."

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENT

  The Pass Through Trust Agreement contains provisions permitting the Company and the Pass Through Trustee to enter into supplemental trust agreements, without the consent of the holders of any of the Pass Through Certificates,
(i) to add to the covenants of the Company for the benefit of the holders of such Pass Through Certificates, (ii) to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of the Pass Through Trust Agreement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interest of the holders of the Pass Through Certificates, (iii) to evidence and provide for a successor Pass Through Trustee for the Pass Through Trust, or (iv) to make any other amendments or modifications which shall only apply to Pass Through Certificates of one or more series to be issued thereafter, provided that in each case, such modification does not adversely affect the status of a Pass Through Trust as a grantor trust under Subpart E,
Part I of Subchapter J of Chapter 1 of Subtitle A of the Code (as hereinafter defined) for U.S. federal income tax purposes. (Section 9.01)

  The Pass Through Trust Agreement also contains provisions permitting the Company and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the Pass Through Trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreement, to the extent relating to the Pass Through Trust, or modifying the rights or obligations of such Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes, or distributions in respect of any Pass Through Certificate, or make distributions payable in coin or currency other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note, except as provided in the Pass Through Trust Agreement, (c) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust provided for in the Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Pass Through Trust Agreement, (d) modify any of the provisions relating to supplemental agreements that may be executed with the consent of Certificateholders as described in this paragraph or relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment or (e) adversely affect the status of the Pass Through Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

MODIFICATION AND CONSENTS AND WAIVERS UNDER THE INDENTURES AND RELATED
AGREEMENTS

  In the event that the Pass Through Trustee, as the holder of any Equipment Notes, receives a request for its consent to any amendment, modification, waiver or supplement under an Indenture, any Lease or other document relating to such Equipment Notes, which requires the consent of the Certificateholders of the Pass Through Trust, the Pass Through Trustee shall mail a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders as to whether or not to consent to such amendment, modification, waiver or supplement. The Pass Through Trustee shall vote or consent with respect to such Equipment Notes in the same proportion as the Pass Through Certificates were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, the Pass Through Trustee, subject to the voting instructions referred to under "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification, waiver or supplement, and may so notify the Indenture Trustee to which such consent relates. (Section 10.01)

TERMINATION OF THE PASS THROUGH TRUST

  The obligations of the Company and the Pass Through Trustee with respect to the Pass Through Trust will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the disposition of all property held in the Pass Through Trust. The Pass Through Trustee will mail to each Certificateholder of record a notice of the termination of the Pass Through Trust, specifying the amount of the proposed final payment and the proposed date for the distribution of such final payment. The final distribution to any Certificateholder will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.01)

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

  The Company will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation. (Section 5.02)

THE PASS THROUGH TRUSTEE

  State Street will be the Pass Through Trustee for the Pass Through Trust. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.05) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreement, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Section 7.04) State Street will also be the Indenture Trustee of the Indentures under which the Equipment Notes are issued.

  The Pass Through Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee or becomes incapable of acting as Trustee or becomes insolvent, the Company may remove such Pass Through Trustee. In addition, any holder of Pass Through Certificates for at least six months may in such circumstances, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee and appointment of the successor trustee does not become effective until acceptance of the appointment by the successor trustee. (Section 7.09) All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity and should be read to take into account the possibility that the Pass Through Trust could have a different successor trustee in the event of such a resignation or removal.

  The Pass Through Trust Agreement provides that the Company will pay the Pass Through Trustee's fees and expenses and will indemnify the Pass Through Trustee in accordance with the Participation Agreement with respect to certain taxes. To the extent not indemnified by the Company with respect to such taxes, the Pass Through Trustee may be entitled to be reimbursed by the Pass Through Trust. (Section 7.07)

                  MATURITY, PAYMENT AND YIELD CONSIDERATIONS

  The expected maturity and weighted average life of the Pass Through Certificates have been based on certain structuring assumptions. See "Structuring Assumptions."

  Principal payments on the Equipment Notes, and thereby the Pass Through Certificates, will be affected by a number of factors, including (i) the timing of receipt of payments under the Subleases or the failure of the Sublessees to make all payments due under their Subleases, (ii) the ability to re-lease any Equipment upon expiration of the Sublease terms, (iii) the exercise by the Company of its Obsolescence Termination Option under the Lease, (iv) the occurrence of an Event of Loss with respect to any Equipment Unit held by the Owner Trust issuing such Equipment Notes and the timing of an Owner Trust's receipt of insurance proceeds, if any, in respect thereof if the Company does not elect to replace such Unit, and (v) the exercise by an Owner Trust of its refinancing option which would lead to a redemption of the Equipment Notes. The likelihood of a Lessee default or delinquency will depend in part on the financial strength of the Sublessees and their ability to make the required payments under the Subleases. The ability of the Manager on behalf of the Company to re-lease the Equipment will be affected by a variety of economic, political, geographic, legal, tax, regulatory and other factors affecting the supply of and demand for railcars in general and the Equipment in particular.

  Greater than expected payments of principal will increase the yield on the Pass Through Certificates purchased at a price less than par. Similarly, greater than anticipated payments of principal will decrease the yield on Pass Through Certificates purchased at a price greater than par. In addition, the yield on Pass Through Certificates purchased at less than par will decrease if principal payments are received later than expected.

                            STRUCTURING ASSUMPTIONS

  The following discussion summarizes certain of the key assumptions used by the Company to develop the cash flow model (the "Structuring Assumptions") from which the Scheduled Amortization Schedule has been derived. The Structuring Assumptions are based on a complex set of detailed modeling assumptions developed for each railcar type in the Company Fleet on the basis of the Manager's historical experience and other considerations deemed relevant by the Company. The summary below does not purport to describe the many variables in detail but rather is intended only to provide an overview of the resulting key assumptions used to develop the Scheduled Amortization Schedule. On the basis of the Structuring Assumptions, the resulting net cash flow computed by deducting all assumed expenses from assumed gross revenues (the "Pre-Financing Cash Flow") is sufficient to pay all amounts of interest and principal when scheduled under the Scheduled Amortization.

  Any projections, forecasts or estimates and other "forward-looking" statements reflected in or by the Structuring Assumptions are inherently subject to significant business and economic uncertainties and contingencies beyond the control of the Company. While the Company believes the Structuring Assumptions are reasonable based on the historical experience of the Manager, the model does not purport to represent a complete set of factors which may affect the revenues and expenses of the Company and is not intended to be a forecast of the Company's future results. Furthermore, actual results will vary from the Structuring Assumptions since there can be no assurance that the Company's future results will be comparable to the Manager's historical experience, and the variations may be material. Some of the factors which could cause results to differ materially include changes in interest rates, markets, financial or legal uncertainties, casualty occurrences and differences in Sublease rental rates and utilization rates.

  Also set forth below are a sensitivity analysis and stress scenario which are intended merely to illustrate certain, but not all, payment sensitivities of the Pass Through Certificates to certain, but not all, market and economic stresses. These tables have been developed by fixing certain of the Structuring Assumptions and by varying other Structuring Assumptions and certain other factors which will affect the Company's revenues and expenses. More severe stresses may lead to payments of principal on the Pass Through Certificates being delayed or decreased, or in certain cases, an Event of Default.

  The Company does not intend to update or revise the information presented to reflect changes occurring after the date hereof. Actual experience will vary from the Structuring Assumptions.

REVENUE ASSUMPTIONS

 General

  (i) The average useful life for the Equipment Units is assumed to exceed 22 years.

  (ii) All future payments in respect of the Subleases are assumed to be received on a timely basis by the Company when due.

  (iii) The one-month London Interbank Borrowing Rate ("LIBOR") is assumed to remain constant at 5.625% per annum.

  (iv) Funds on deposit in the Liquidity Reserve Account, Cash Trapping Account and Collection Account are assumed to earn interest at one-month LIBOR.

  (v) All other transaction accounts are assumed to earn no interest.

 Sublease Rates

  (i) The aggregate average monthly lease rate for the first five years is assumed to be the actual average lease rate at closing.

  (ii) After the first five years, the average sublease rate is assumed to increase at an average annual rate of 0.919%, reflecting the combined effects of assumed inflation and lease rate reductions over time due to aging of the Company Fleet.

 Utilization

  (i) The utilization for the first five years is assumed to be 100%. Thereafter, utilization rates for the Company Fleet are assumed to decline somewhat as set forth in the table below.

             YEAR                          UTILIZATION
             ----                          -----------
              6...........................      97%
             11...........................      96%
             16...........................      96%
             21...........................      94%

  (ii) The initial Subleases are assumed to have five year terms. Thereafter, the assumed lease renewal terms range from one to five years, with the average Sublease term for the Equipment assumed to be approximately 3 years over the entire transaction.

EXPENSE AND OPERATING COST ASSUMPTIONS

 Cost Inflation

  (i) An assumed inflation rate of 2.25% was applied to all Operating
Expenses.

 Maintenance

  (i) It is assumed that during the first five years of the transaction the Equipment Units will not require maintenance.

  (ii) Commencing in year six, maintenance costs are assumed to increase with the age of the Equipment Units. Maintenance age curves were developed for each of the Equipment Types. Maintenance costs are assumed to be 6.2% of gross revenues in year six, increasing to 23.4% in year 20.

 Rent Abatements

  (i) Rent is assumed to be abated for the period that an Equipment Unit is in a maintenance facility.

  (ii) It is assumed that an Equipment Unit will spend an average of 30 days in a maintenance facility each time repair or maintenance is performed on the Equipment Unit at such facility.

  (iii) An Equipment Unit is assumed to require maintenance once every five years for years 6 through 10 of the transaction and once every three years thereafter.

 Receivables Write Offs

  Write-offs are assumed to be 0.25% per year of gross revenues for the entire transaction.

 Required Maintenance Programs

  Two types of Required Maintenance Programs are assumed to be performed on each applicable Equipment Unit. The average initial incremental costs (before giving effect to the assumed cost of inflation) for the Required Maintenance Programs (including costs related to Rule HM201 and Rule 88B) are assumed to be $2,667 per Unit, which costs are assumed to be incurred once every approximately 10 years and are adjusted for inflation through the date assumed to be incurred.

 Optional Modifications

  (i) Optional Modifications that are to be made by the Company at its own expense are assumed to occur over the course of the transaction with respect to approximately 14% of the cars.

  The average amount for such Optional Modifications is assumed to be $1,359 per modified car.

  (ii) Optional Modifications are assumed to be requested by customers with respect to approximately 0.5% of the cars over the course of the transaction and are assumed to be repaid over five years with interest as specified in the Subleases.

 Management Fee

  (i) The management fee provided for in the Management Agreement is made up of a Base Component and an Incentive Component.

  (ii) The Base Component, equal to $240 per Equipment Unit per year, is assumed to be inflated by 2.25% every year.

  (iii) The Incentive Component, equal to a percentage of revenue, is $60 per Equipment Unit in the first year of the transaction, increasing thereafter based on revenue increases.

 Car Tax

  Initially, car taxes, principally ad valorem property taxes, are assumed to be $189 per Equipment Unit per year. Thereafter, car taxes are assumed to decrease with the book value of the Equipment Unit (which is amortized "straight line" over a 30-year period), inflated by 2.25% per year.

 Other Expense

  Switching, tracking, insurance and other expenses are assumed initially to be $114 per Equipment Unit per year (before inflation) and are thereafter inflated by 2.25%.

 Trustees Fees

  Aggregate fees of the Owner Trustees, Pass Through Trustee and the Indenture Trustees are assumed to be $25,000 per year.

SENSITIVITY ANALYSIS

  The following table shows the effect on the assumed Pre-Financing Cash Flow when selected factors underlying the Structuring Assumptions are varied throughout the transaction (except as otherwise noted) as indicated under the "Stress" column (in each case holding other Structuring Assumptions unchanged).

                                                        RESULTING CASH FLOW
                                                      AS A % OF PRE-FINANCING
                                                          CASH FLOW UNDER
             VARIABLE                  STRESS         STRUCTURING ASSUMPTIONS
             --------                  ------         -----------------------
      Monthly Lease Rates      20% permanent decrease          79.2%
      Annual Maintenance Cost  40% increase                    92.8
      Mandated Improvements    40% increase                    98.1
      Utilization after year   70%                             76.8
       five
      Lease Rate Growth Rate   100 bps lower than the          84.3
                               expense inflation rate
      Receivables Write-Offs   1% of revenues                  99.0

STRESS SCENARIO

  The following set of stress factors is presented for illustrative purposes only as an example of the combined effect on the cash flow model of a number of stress factors which could occur concurrently. This combination results in Cash Flow that is approximately 70.2% of the Pre-Financing Cash Flow under the Structuring Assumptions. Other combinations of stress factors could result in greater reductions in Pre-Financing Cash Flow, and expanding the above stresses would result in a still greater reduction in annual Pre-Financing Cash Flow. Unless otherwise stated, all other Structuring Assumptions remain the same.

    Monthly Lease Rates sustain a permanent 10% decrease (before inflation).

    Annual Maintenance Cost is increased by 20%.

    Required Modification Costs are increased by 20%.

    Utilization after year 5 is equal to 86% for the remainder of the transaction.

    The Lease Rate Inflation (1.90%) is 0.35% below the expense inflation rate (2.25%).

    Receivables Write-Offs are 0.50% of revenues.

  When applying all of the above stresses simultaneously:

    The Equipment Notes were repaid in 22 years.

    The weighted average life of the debt was 12.3 years.

    The resulting cash flow is 70.2% of Pre-Financing Cash Flow under the Structuring Assumptions. All rated obligations (Interest and Rated Amortization) were paid.

                               THE OWNER TRUSTS

  Each Owner Trust was formed pursuant to a Trust Agreement between the Owner Trustee and an Owner Participant, and prior to formation had no assets or obligations. Concurrently with the execution and delivery of each Trust Agreement, each Owner Trustee entered into a Participation Agreement, a Lease and an Indenture. Pursuant to the Trust Agreement and the Participation Agreement, each Owner Trust acquired an Equipment Group from the Company, and, pursuant to the Lease, leased the Equipment Group to the Company. On the Closing Date, each Owner Trust will assign all its right, title and interest (subject to certain limitations) in, to and under an Equipment Group and the Lease to the Indenture Trustee. Also, each Owner Trust will assign certain of its rights under the Intercreditor Agreement. The Owner Trusts will not engage in any business activity other than owning and leasing an Equipment Group, issuing Equipment Notes and certain other matters incidental thereto. As a consequence, each Owner Trust is not expected to have any need for, or source of, additional capital resources other than the assets of the Owner Trust. Each Owner Participant will initially be the sole beneficiary of its Owner Trust.

                      DESCRIPTION OF THE EQUIPMENT NOTES

  The summaries below make use of terms defined in the Equipment Notes, the Indentures, the Leases, the Participation Agreements and the Trust Agreements. Except as otherwise indicated, the following summaries describe material terms of the Equipment Notes, the Indenture, the Participation Agreement and the Trust Agreement relating to each Equipment Group.

GENERAL

  The Equipment Notes with respect to each Equipment Group will be issued under a separate Indenture between Wilmington Trust Company, as Owner Trustee of a Delaware business trust for the benefit of the Owner Participant who is the beneficial owner of such Equipment Group, and State Street, as Indenture Trustee.

  The related Owner Trustee will lease each Equipment Group to the Company pursuant to a separate Lease between such Owner Trustee and the Company with respect to such Equipment Group. The Company is obligated to make or cause to be made Basic Rent and other payments to the related Indenture Trustee on behalf of the related Owner Trustee in amounts that are expected to be sufficient to pay the principal of, and interest on, the Equipment Notes issued with respect to such Equipment Group when due and payable in accordance with the Scheduled Amortization Schedule. The Equipment Notes are not, however, direct obligations of, or guaranteed by, the Company or any affiliate thereof. The Company's rental and other obligations under the Leases are secured pursuant to the Intercreditor Agreement and each Owner Trustee's obligations under its Equipment Notes are secured pursuant to the related Indenture. See "The Intercreditor Agreement."

PRINCIPAL AND INTEREST PAYMENTS

 Principal

  The aggregate principal amount of the Equipment Notes is $159,574,146.

  Scheduled Amortization of the Equipment Notes represents the aggregate amount of principal which the Owner Trusts must pay (on a cumulative basis) through each Regular Distribution Date in order to avoid payment of Late Payment Premiums. The "Scheduled Maturity Date," which is September 20, 2017, represents the Regular Distribution Date on which the Owner Trusts will pay the final installments of principal, if all payments of principal are made in accordance with Scheduled Amortization. Rated Amortization of the Equipment Notes represents the minimum aggregate amount of principal which the Owner Trusts must pay (on a cumulative basis) through each Regular Distribution Date in order to avoid any Indenture Event of Default attributable to the failure to make payments of principal on the Equipment Notes. The "Rated Maturity Date," which is September 20, 2020, is the Regular Distribution Date by which the Owner Trusts must pay all outstanding principal on the Equipment Notes.

  The preliminary Scheduled Amortization and Rated Amortization for the Equipment Notes as of the particular Regular Distribution Date shown for each year in which the Equipment Notes are outstanding, are set forth below. These amortization schedules are subject to change based upon the final determination of the interest rate on the Equipment Notes and are included for illustrative purposes only. (See "Appendix B" for a schedule of monthly amortization rates and Pool Factors (as defined herein)).

                            SCHEDULED AMORTIZATION*    RATED AMORTIZATION*
                            ------------------------ ------------------------
                             PRINCIPAL   PRINCIPAL    PRINCIPAL   PRINCIPAL   CUMULATIVE EXCESS OF
   DATE                       PAYMENT     BALANCE      PAYMENT     BALANCE    SCHEDULED OVER RATED*
   ----                     ----------- ------------ ----------- ------------ ---------------------
   Closing................. $       --  $159,574,146 $       --  $159,574,146      $       --
   9/20/99.................   4,466,674  155,107,472         --   159,574,146        4,466,674
   9/20/00.................   3,535,849  151,571,623         --   159,574,146        8,002,523
   9/20/01.................   3,784,484  147,787,139         --   159,574,146       11,787,007
   9/20/02.................   5,066,473  142,720,667   4,466,674  155,107,472       12,386,806
   9/20/03.................   7,483,557  135,237,110   3,535,849  151,571,623       16,334,513
   9/20/04.................   6,840,340  128,396,770   3,784,484  147,787,139       19,390,369
   9/20/05.................   9,059,307  119,337,463   5,066,473  142,720,667       23,383,204
   9/20/06.................   7,684,405  111,653,057   7,483,557  135,237,110       23,584,052
   9/20/07.................   5,636,212  106,016,846   6,840,340  128,396,770       22,379,924
   9/20/08.................   5,265,505  100,751,341   9,059,307  119,337,463       18,586,122
   9/20/09.................   7,567,044   93,184,297   7,684,405  111,653,057       18,468,761
   9/20/10.................   9,645,166   83,539,130   5,636,212  106,016,846       22,477,715
   9/20/11.................  11,606,233   71,932,897   5,265,505  100,751,341       28,818,444
   9/20/12.................  12,629,355   59,303,542   7,567,044   93,184,297       33,880,754
   9/20/13.................  12,338,768   46,964,774   9,645,166   83,539,130       36,574,356
   9/20/14.................   7,388,763   39,576,011  11,606,233   71,932,897       32,356,886
   9/20/15.................  13,489,408   26,086,603  12,629,355   59,303,542       33,216,939
   9/20/16.................  13,147,741   12,938,862  12,338,768   46,964,774       34,025,912
   9/20/17.................  12,938,862          --    7,388,763   39,576,011       39,576,011
   9/20/18.................         --           --   13,489,408   26,086,603       26,086,603
   9/20/19.................         --           --   13,147,741   12,938,862       12,938,862
   9/20/20.................         --           --   12,938,862          --               --

--------

*  Amounts may not total due to rounding.

  The "Scheduled Amortization Amount," at any Regular Distribution Date, equals the excess, if any, of (i) the cumulative amount of all Scheduled Amortization through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date. The "Rated Amortization Amount," at any Regular Distribution Date, equals the excess, if any, of (i) the cumulative amount of all Rated Amortization through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date.

  If, on any Regular Distribution Date, a Payment Deficiency exists, Late Payment Premium will be payable on the next Regular Distribution Date with respect to such Payment Deficiency.

  If, on any Regular Distribution Date, the principal paid on such date is less than the Rated Amortization Amount, an Event of Default will occur if such default continues beyond the applicable grace period.

  If any date scheduled for any payment of principal, Late Payment Premium or Make-Whole Amount, if any, or interest on the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest. (Indenture, Section 2.04(b))

 Interest

  Interest is payable on the outstanding principal amount of the Equipment Notes at the rate set forth on the cover page hereof (computed on the basis of a 360-day year of twelve 30-day months) (the "Note Rate") on each Regular Distribution Date. Interest on principal which is overdue under the Rated Amortization Schedule and, to the extent permitted by law, overdue interest is payable at the rate per annum equal to Note Rate plus 2.0% (the "Default Rate") on each Regular Distribution Date. Interest on any overdue Late Payment Premium payable in respect of the Equipment Notes is payable at the Late Payment Rate on each Regular Distribution Date. See "--Late Payment Premium" below. Interest on overdue principal and interest is payable solely out of funds available after payment of the Scheduled Amortization Amount then due and the equity portion of all scheduled Basic Rent then due. See "Payment Account" below.

  If interest is payable on any date which is not a Business Day, the interest which would be payable on such date shall be payable on the next Business Day.

 Late Payment Premium

  The Late Payment Premium payable on any Regular Distribution Date with respect to a Payment Deficiency on the previous Regular Distribution Date equals an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) on the Payment Deficiency, for the period from and including the previous Regular Distribution Date to but excluding such Regular Distribution Date, at a rate per annum equal to the Late Payment Rate.

  Late Payment Premiums and interest on Late Payment Premiums are payable on a Regular Distribution Date solely out of funds available after payments of interest (excluding interest on any past due principal and interest or interest on Late Payment Premiums), after payment of the Rated Amortization Amount, after payment of certain fees, expenses and indemnities of the related Owner Trust, the related Indenture Trustee, the Pass Through Trustee and the related Owner Participant, after payment of the Scheduled Amortization Amount after giving effect to the payment of the Rated Amortization Amount, after payment of the equity portion of all scheduled payments of Basic Rent then due, after any required deposit to the Liquidity Reserve Account, the Special Reserve Account and the Stipulated Loss Value Deficiency Account on such Regular Distribution Date and after payment of any interest on any past due principal and interest. In addition, funds in the Liquidity Reserve Account, the Special Reserve Account and the Stipulated Loss Value Deficiency Account are not available for payment of Late Payment Premiums or interest on Late Payment Premiums to the Pass Through Trustee, as holder of the Equipment Notes. Accordingly, payments of Late Payment Premiums and interest on Late Payment Premiums are effectively subordinated to payments of the foregoing amounts, and the ratings of the Certificates are not based on the payment of Late Payment Premiums or interest on Late Payment Premiums on the Equipment Notes.

PREPAYMENTS

  If the Company elects to pay the Stipulated Loss Value following an Event of Loss with respect to an Equipment Unit, or fails to replace such Equipment Unit within a 120-day period following knowledge by the Manager of such Event of Loss, a portion of the Equipment Notes issued with respect to such Equipment Unit is required to be prepaid on the Regular Distribution Date next succeeding the date 25 days after the Company gives notice of its election to pay the Stipulated Loss Value of such Equipment Unit or the expiration of such 120-day period at a price equal to the sum of (i) as to principal, an amount equal to the product obtained by multiplying the unpaid principal amount of the Equipment Notes issued with respect to such Equipment Unit (after deducting therefrom the principal installment, if any, paid on such date) by a fraction, the numerator of which shall be the Equipment Cost of such Equipment Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment Units in such Equipment Group immediately prior to such prepayment date, (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above to but not including such prepayment date after giving effect to the application of any Basic Rent paid on such prepayment date and (iii) any unpaid Late Payment Premium (and accrued and unpaid interest thereon) in respect of the principal amount to be prepaid pursuant to clause (i), but without the payment of any Make-Whole Amount or other premium. See "The Leases--Events of Loss." (Lease, Sections 11.1 and 11.2; Indenture, Section 2.10(b))

  In the event of a termination by the Company, pursuant to its Obsolescence Termination Option, of the Lease with respect to any Equipment Unit, or the purchase by the Company pursuant to its Early Purchase Option of all of the Equipment Units (and the election by the Company not to assume the Equipment Notes as described under "The Leases--Early Purchase Option"), the applicable Owner Trustee is required to prepay all or a portion, as applicable, of the Equipment Notes issued with respect to the Equipment Group in which such Equipment Unit was included. In the case of an exercise of the Obsolescence Termination Option or the Early Purchase Option, such prepayment will be made on a Regular Distribution Date upon at least 25 days' prior notice from the applicable Owner Trustee to the applicable Indenture Trustee. In the case of an exercise of either the Obsolescence Termination Option or the Early Purchase Option, the prepayment price shall be equal to the unpaid principal amount thereof (computed as provided in the preceding paragraph in the case of the Obsolescence Termination Option) together with accrued and unpaid interest thereon to the date of prepayment and any unpaid Late Payment Premium (and accrued and unpaid interest thereon) plus the applicable Make-Whole Amount, if any. See "The Leases--Termination" and "--Early Purchase Option." (Lease, Sections 10.1, 10.2, 10.3 and 22.1; Indenture, Sections 2.10(a) and 2.10(c))

  In the event (i) the Company elects (A) to exercise its right to terminate any Lease and purchase the related Equipment Group as a result of the related Owner Participant or any affiliate thereof becoming or acquiring, or being acquired by, merged or otherwise consolidated with any company or affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor to the Company, the Manager or any affiliate of the Company or the Manager or any Person that has a material interest (whether held directly or indirectly) in an enterprise that engages in a business that is competitive with the Company's or the Manager's full service railcar leasing business, or
(B) exercises its option to purchase the Equipment due to the Company's failure to maintain certain insurance coverages and the related Owner Trustee's and Owner Participant's failure to waive such insurance coverages or have granted such waiver but have refused to further waive the requirement of holding cash in the Special Insurance Reserve Account, and (ii) the Company elects, in connection with such exercise of its right to purchase such Equipment Group, not to assume all of the applicable Owner Trustee's obligations in respect of the related Equipment Notes, all of the related Equipment Notes issued by the applicable Owner Trustee will be prepaid on a Special Distribution Date. In the event of a refinancing of the Equipment Notes issued with respect to any Equipment Group, all of the related Equipment Notes issued by the applicable Owner Trustee will be prepaid on the date of such refinancing, which may be any Business Day. In either such case, the applicable Indenture Trustee shall receive at least 25 days' prior notice from the applicable Owner Trustee and the prepayment price shall be equal to the unpaid principal amount thereof, together with accrued interest thereon to the date of prepayment, any unpaid Late Payment Premium (and accrued and unpaid interest thereon), plus Make-Whole Amount, if any. See "Description of the Equipment Notes--The Participation Agreements." (Indenture, Section 2.10(c) and (d))

  The Equipment Notes issued with respect to any Equipment Group are also subject to purchase in whole by the applicable Owner Trustee, upon 30 days' irrevocable notice on a Special Distribution Date, in the case of (i) one or more Lease Events of Default having occurred and are continuing under the related Lease, (ii) any acceleration of such Equipment Notes, or (iii) the applicable Indenture Trustee, as assignee of the related Lease, having declared such Lease to be in default and having commenced the exercise of any significant remedy in respect of the Equipment Units under such Lease. Such prepayment would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment, but without the

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payment of any Make-Whole Amount. If, however, an Owner Trustee exercises its rights pursuant to clause (i) above within 180 days of such Lease Event of Default and none of the events described in clauses (ii) and (iii) thereof has occurred, then such prepayment would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment plus Make-Whole Amount, if any. During such 30-day notice period, the applicable Indenture Trustee shall not exercise any of the rights, remedies or powers under the related Lease or the related Indenture so long as the applicable Owner Trustee (or any nominee of the Owner Trustee reasonably acceptable to the Indenture Trustee) has notified the Indenture Trustee that such notice constitutes a binding obligation of the Owner Trustee to purchase such Equipment Notes. (Indenture, Section 4.4(b))

  The Scheduled Amortization Schedule and the Rated Amortization Schedule will be adjusted in the event of a partial prepayment of the Equipment Notes.

  The Make-Whole Amount, if any, payable with respect to the Equipment Notes will be determined by an independent investment banking institution of national standing (the "Investment Banker") selected by the Company or, if the applicable Indenture Trustee does not receive notice of such selection at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Lease shall have occurred and be continuing, selected by the applicable Indenture Trustee.

  The term "Make-Whole Amount" means, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, an amount to be determined by the Investment Banker as of the third Business Day prior to the applicable prepayment date, which amount shall equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest based upon Scheduled Amortization from the prepayment date to the Scheduled Maturity Date of such Equipment Note, discounted monthly at a rate equal to the Treasury Rate plus 0.15%, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note, based upon Scheduled Amortization, plus any accrued but unpaid interest thereon by (b) a fraction, the numerator of which shall be the aggregate unpaid principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided, that the aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a) (ii) and (b) above shall be determined after deducting the principal installment, if any, due on such prepayment date.

  The term "Treasury Rate" means, with respect to each Equipment Note to be prepaid, a per annum rate (expressed as a monthly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the monthly yield to maturity for United States Treasury securities maturing on the Average Life Date (as defined below) of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Equipment
Note is reported in the most recent H.15(519), as published in H.15(519)) "H.15(519)" means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.

  The term "Average Life Date" of each Equipment Note shall be the date which follows, in the case of an Equipment Note being prepaid, the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note. The "Remaining Weighted Average Life" of such Equipment Note, at the prepayment or determination date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note in accordance with the Scheduled Amortization Schedule by (ii) the number of days from and including the prepayment or determination date to but excluding the scheduled payment date of such principal payment, by (b) the unpaid principal amount of such Equipment Note.

ASSUMPTION OF EQUIPMENT NOTES UNDER CERTAIN CIRCUMSTANCES

  In the event that the Company elects to purchase the applicable Equipment Units of an Equipment Group prior to the maturity of the related Equipment Notes, either pursuant to the Early Purchase Option or as a result of a related Owner Participant or any affiliate thereof engaging in a business in competition with the Company's or the Manager's full service railcar leasing business as described under "The Participation Agreements" or the Company being unable to procure certain insurance coverages, the Company shall have the right to assume the related Equipment Notes. Such assumption shall be subject to certain terms and conditions, including, among other things, (i) delivery by the Company of an indenture supplement giving effect to such assumption reasonably satisfactory to the related Indenture Trustee and execution and delivery by the Company of Equipment Notes reflecting such assumption, (ii) delivery by the Company to the related Indenture Trustee and the related Owner Trustee of a certificate stating that the Company has paid to such Owner Trustee all amounts required to be paid to such Owner Trustee pursuant to the applicable Lease in connection with such purchase and assumption, (iii) no Indenture Event of Default or event which with notice or passage of time or both would become an Indenture Event of Default having occurred and be continuing immediately subsequent to such assumption, and (iv) receipt by the related Indenture Trustee and the related Owner Trustee of an opinion of counsel to the Company to the effect that, after giving effect to the indenture supplement, (x) the related Indenture, the indenture supplement and the Equipment Notes issued thereunder each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms (subject to customary exceptions), (y) all filings and recordings and other action necessary or appropriate to protect the interests of the related Indenture Trustee in the Equipment Units purchased by the Company have been accomplished, and (z) no holder of Equipment Notes will be required to recognize gain or loss for tax purposes in connection with such assumption. Following such assumption, the Equipment Units so purchased by the Company shall remain subject to the lien of the Indenture securing the related Equipment Notes but the related Owner Trustee shall be released from all obligations under such Equipment Notes and under the related Indenture in respect of such Equipment Notes. (Indenture, Section 3.6; Lease, Section 22.1; and Participation Agreement, Section 6.9)

PAYMENT ACCOUNT; DISTRIBUTIONS OF AMOUNTS RECEIVED BY THE INDENTURE TRUSTEE

  Amounts distributed to the Indenture Trustee in respect of each Owner Trust will be deposited into a Payment Account maintained by the Indenture Trustee pursuant to the related Indenture. On each Regular Distribution Date the Indenture Trustee shall apply the amounts on deposit in the applicable Payment Account in the following order of priority:

    (i) First, to the payment of interest accrued and unpaid on the Equipment Notes issued by the related Owner Trust as of such date (but not including interest on past due principal and interest, or interest on Make-Whole Amounts or Late Payment Premiums);

    (ii) Second, in accordance with the Rated Amortization Schedule, to the payment of principal on the Equipment Notes issued by the related Owner Trust;

    (iii) Third, in accordance with the Scheduled Amortization Schedule, to the payment of principal on the Equipment Notes issued by the related Owner Trust, after giving effect to and without duplication of principal paid pursuant to clause (ii) above;

    (iv) Fourth, to the related Owner Trustee, the excess of the amount of Basic Rent payable under the applicable Lease on or prior to such Regular Distribution Date over the amount required to be paid pursuant to clause
  (iii);

    (v) Fifth, an amount equal to any interest on any past due principal and interest on the Equipment Notes (but not including interest on Make-Whole Amounts or Late Payment Premiums);

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

    (vi) Sixth, an amount equal to any interest on any Late Payment Premium then due and owing on the Equipment Notes;

    (vii) Seventh, to the payment of any Late Payment Premiums, if any, due on the Equipment Notes; and

    (viii) Eighth, to the related Owner Trustee, the balance of such Payment Account for distribution in accordance with the related Trust Agreement.

SECURITY

  The Equipment Notes issued with respect to each Equipment Group will be equally and ratably secured by (i) a collateral assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain rights described below) under the Lease with respect to such Equipment Group, including the right to receive certain payments of rent thereunder, (ii) a perfected first priority security interest of the related Indenture Trustee in the related Equipment Group, (iii) a collateral assignment to the Indenture Trustee of certain of the Owner Trustee's rights under the Intercreditor Agreement, including the right to receive payments on the Leases, pro rata, from the cash flows received by the Collateral Agent from rent payable by the Sublessees (after payment of certain expenses and indemnities) and (iv) certain reserve funds maintained by the Collateral Agent as described under "The Intercreditor Agreement--The Accounts." The assignment by such Owner Trustee to the related Indenture Trustee of its rights under such Lease excludes certain rights of such Owner Trustee and the related Owner Participant, including rights relating to indemnification by the Company for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by the Company under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease or certain reimbursement payments made by the Company to such Owner Trustee. (Indenture, Granting Clause)

  The Company will be required to file each Indenture, Indenture Supplement, Lease, and Lease Supplement with respect to each Equipment Group with the United States Surface Transportation Board and will be further required to deposit such documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of such deposit in accordance with such Act. The filing with the Surface Transportation Board will give the Indenture Trustee a perfected security interest in each Equipment Unit in such Equipment Group whenever it is located in the United States and in the related Lease. Such deposit and publication in Canada will be done in order to protect the lien of the Indenture Trustee in and to the Lease and the Equipment Units created by the Indenture in Canada or any province or territory thereof, to the extent provided for in the Railway Act of Canada.

  Each Equipment Unit may be operated by the Company or, subject to certain limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the Indenture Trustee's security interest would be recognized in an Equipment Unit located in countries other than the United States is uncertain.

  Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment Units, including funds held as the result of the loss or destruction of such Equipment Units or termination of the Lease relating thereto, will be invested and reinvested by such Indenture Trustee, at the direction and at the risk and expense of the Company, in Specified Investments.

  The Manager will be obligated, pursuant to the terms of the Management Agreement to maintain, repair and keep each Equipment Unit in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations.


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

LIMITATION OF LIABILITY

  Except in certain limited circumstances involving the Company's purchase of Equipment and the assumption of the Equipment Notes related thereto, the Equipment Notes will not be direct obligations of, or guaranteed by, the Company or the Owner Trustees (in their individual capacities). None of the Collateral Agent, the Owner Trustees (in their individual capacities), the Owner Participants or the Indenture Trustees, or any affiliates thereof, shall be personally liable to any holder of an Equipment Note or, in the case of the Collateral Agent, the Owner Trustees (in their individual capacities) and the Owner Participants, to the Indenture Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. Except in the circumstances described above, all payments of principal of, Make-Whole Amount, if any, Late Payment Premium and interest on Equipment Notes issued with respect to any Equipment Group (other than payments made in connection with an optional prepayment or purchase by the related Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment Group or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by the Company under the Lease with respect to such Equipment Group).

  Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Equipment Notes issued thereunder under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Indenture Trustees or to any holder of any Equipment Note.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

  Indenture Events of Default under each Indenture include: (a) a Lease Event of Default under the related Lease; provided that a Lease Event of Default resulting solely from the Company's failure to pay Supplemental Rent under the applicable Lease will only be an Indenture Event of Default if the Indenture Trustee, upon the direction of 100% of the holders of the Equipment Notes then outstanding, declares such Lease Event of Default to be an Indenture Event of Default, (b) default by the related Owner Trustee (not resulting from a default by the Company under the Lease) in making payments when due of the Rated Amortization Amount, Make-Whole Amount, if any, or interest (other than interest on overdue principal and interest) on any Equipment Note and continuance of such default for ten Business Days, (c) failure by the related Owner Trustee or the related Owner Participant to perform any covenant contained in the Indenture, the Equipment Notes issued thereunder or in the related Participation Agreement continued for a period of 30 days after written notice by the related Indenture Trustee or any holder of an Equipment
Note issued under the Indenture, or, if such failure is capable of being remedied (and the remedy requires an action other than, or in addition to, the payment of money), for an additional period of 30 days after the expiration of the aforesaid 30-day period so long as such Owner Trustee or Owner Participant, as the case may be, is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period, (d) any representation or warranty made by the related Owner Trustee in the Indenture or made by such Owner Trustee or the related Owner Participant in the related Participation Agreement or in any document or certificate furnished to the related Indenture Trustee being incorrect in any material respect as of the date made and remaining material and continuing unremedied for a period of 30 days after written notice to the related Owner Trustee and related Owner Participant, or, if such incorrectness is capable of being remedied, for an additional period of 15 days after the expiration of the aforesaid 30-day period so long as such Owner Trustee or Owner Participant, as the case may be, is diligently proceeding to remedy such incorrectness and shall in fact remedy such incorrectness, including any adverse effects thereof, within such period, and (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Participant or the related Owner Trustee as Owner Trustee (and not in its individual capacity). There are no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default under any other Indenture. (Indenture, Section 4.1)

  In the event that (i) at any time one or more Lease Events of Default under the related Lease shall occur and be continuing, (ii) such Equipment Notes shall have been accelerated or (iii) the related Indenture Trustee, as assignee of the related Lease, shall have declared such Lease to be in default and shall have commenced the exercise of any significant remedy in respect of the Equipment Units under such Lease, upon 30 days' irrevocable notice the related Owner Trustee may elect to purchase all, but not less than all, of the Equipment Notes then outstanding under such Indenture from the holders thereof by paying to each such holder an amount equal to the aggregate unpaid principal amount of all such Equipment Notes then held by such holder, together with accrued and unpaid interest thereon to the date of payment, but without the payment of any Make-Whole Amount. If, however, an Owner Trustee exercises its rights pursuant to clause (i) above within 180 days of such Lease Event of Default and none of the events described in clauses (ii) and
(iii) thereof has occurred, then such prepayment would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment plus Make-Whole Amount, if any. During such 30-day notice period, the applicable Indenture Trustee shall not exercise any of the rights, remedies or powers under the related Lease or the related Indenture so long as the applicable Owner Participant (or any nominee of the Owner Participant reasonably acceptable to the Indenture Trustee) has notified the Indenture Trustee that such notice constitutes a binding obligation of the Owner Trustee to purchase such Equipment Notes. (Indenture, Section 4.4(b))

  In the event the Company fails to make Basic Rent payments sufficient for the Indenture Trustee to make principal payments on the Equipment Notes in accordance with the Rated Amortization Schedule within ten Business Days after the date the same shall become due under a Lease, then and as long as no other Indenture Event of Default under the related Indenture (which is not being concurrently cured) shall have occurred and be continuing, the applicable Owner Participant or the applicable Owner Trustee may, during the 20 days after receiving written notice of the Indenture Event of Default resulting from such failure from the applicable Indenture Trustee, pay to the applicable Indenture Trustee the Rated Amortization Amount due and payable together with any interest thereon on account of the delayed payment thereof, in which event such payment by such Owner Participant or such Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company (but such cure shall not relieve the Company of any of its obligations); provided, that the applicable Owner Participant and the applicable Owner Trustee, collectively, shall not be entitled to cure more than 18 consecutive or 36 total failures to make such monthly Basic Rent payments. In the event there shall occur a Lease Event of Default under a Lease in respect of any payment of rent other than Basic Rent, or which is curable by the payment of money and such Lease Event of Default constitutes an Indenture Event of Default, then and as long as no other Indenture Event of Default under the related Indenture (which is not being concurrently cured) shall have occurred and be continuing, the applicable Owner Participant or the applicable Owner Trustee may, during the period of 30 days after receiving written notice of such Indenture Event of Default from the applicable Indenture Trustee, pay to such Indenture Trustee the amount of such rental payment, together with any interest thereon on account of the delayed payment thereof, or otherwise make such payment as shall effect such cure, in which event such payment by such Owner Participant or such Owner Trustee shall be deemed to cure any Indenture Event of Default which arose as a result of such Lease Event of Default (but such cure shall not relieve the Company of any of its obligations); provided that the applicable Owner Participant and the applicable Owner Trustee, collectively, shall not be entitled to cure such other Lease Events of Default if the amount of such payments which have not been reimbursed by the Company shall exceed $20,000,000, which amount shall be adjusted annually for inflation. With respect to any amounts advanced by and owing to the applicable Owner Trustee and the applicable Owner Participant, such Owner Trustee and such Owner Participant shall be expressly subordinated to the rights of the holders of the Equipment Notes to receive any and all amounts of principal and interest in accordance with the Scheduled Amortization Schedule then due and owing on the Equipment Notes prior to any payment from the Company to such Owner Participant or such Owner Trustee. (Indenture, Section 4.4(a))

  Each Indenture provides that in the event the applicable Indenture Trustee shall have knowledge of an Indenture Default or Indenture Event of Default thereunder, such Indenture Trustee shall give notice thereof to the holders of the Equipment Notes issued thereunder, the Company, the applicable Owner Trustee and the applicable Owner Participant. (Indenture, Section 5.1)

  The holders of a majority in aggregate principal amount of the outstanding Equipment Notes issued under an Indenture by notice to the related Indenture Trustee may on behalf of all holders thereof waive any past default under such Indenture except a default in the payment of the Rated Amortization Amount, Make-Whole Amount or Late Payment Premium, if any, or interest on any Equipment Note issued thereunder or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of an Equipment Note affected thereby. (Indenture, Section 4.6)

REMEDIES

  If an Indenture Event of Default shall occur and be continuing under an Indenture, the Indenture Trustee thereunder may, and when instructed by the holders of a majority in aggregate principal amount of the Equipment Notes outstanding under such Indenture shall, declare the unpaid principal of all such Equipment Notes issued thereunder to be due and payable, together with all Late Payment Premium and accrued interest thereon. The holders of a majority in aggregate principal amount of Equipment Notes outstanding under such Indenture may rescind and annul any such declaration by the related Indenture Trustee at any time prior to the sale of the related Equipment Group after such an Indenture Event of Default if (i) there has been paid to or deposited with such Indenture Trustee an amount sufficient to pay all overdue installments of interest and Late Payment Premium (and accrued interest thereon) on the Equipment Notes and the principal of any Equipment Notes outstanding under such Indenture that have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Indenture Defaults and Indenture Events of Default under such Indenture, other than nonpayment of principal, Late Payment Premium or interest on the Equipment Notes outstanding under such Indenture that have become due solely because of such acceleration, have been cured or waived. (Indenture, Section 4.2)

  Each Indenture provides that, if an Indenture Event of Default thereunder has occurred and is continuing, the Indenture Trustee thereunder may, subject to the Intercreditor Agreement, exercise certain rights or remedies available to it under applicable law, including (if the related Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Equipment Group subject to such Lease. An Indenture Trustee's right to exercise remedies under an Indenture is subject to the Intercreditor Agreement and in certain circumstances to its having proceeded to terminate such Lease and repossess the related Equipment Group, unless at the time such Indenture Trustee is stayed or otherwise prevented from doing so by operation of law, in which case such Indenture Trustee has agreed to refrain from exercising remedies under such Indenture for a period of 270 days. The Indenture Trustee, after the occurrence of any Indenture Event of Default, shall give the related Owner Participant and the related Owner Trustee 10 business days (or such shorter period as practical) prior notice of the date before which the Indenture Trustee shall not exercise any remedy which would result in the exclusion of such Owner Trustee from the relevant trust indenture estate. Further, an Indenture Trustee may not exercise remedies under an Indenture in those circumstances in which the Company, as the debtor in a bankruptcy proceeding, shall have assumed such Lease with the approval of the bankruptcy court having jurisdiction over such case, under
Section 365 of Title 11 of the United States Code (the "Bankruptcy Code") or any amended or successor version thereof, and no Lease Event of Default (other than a Lease Event of Default arising from the bankruptcy of the Company) has occurred and is continuing under such Lease and no Indenture Event of Default unrelated to a Lease Event of Default occurring solely as a result of the bankruptcy of the Company shall have occurred and be continuing under such Indenture. See "The Leases--Lease Events of Default." Such remedies may be exercised by an Indenture Trustee to the exclusion of a related Owner Trustee and, subject to the terms of the related Lease, the Company. Any Equipment sold in the exercise of such remedies will be free and clear of any rights of those parties including the rights of the Company under such Lease with respect to such Equipment; provided that no exercise of any remedies by such Indenture Trustee may conflict with the terms of the Intercreditor Agreement, or affect the rights of the Company under such Lease unless a Lease Event of Default under such Lease has occurred and is continuing. (Indenture, Sections 4.3(a) and (c), 4.4(c) and 4.5; Lease, Section 15)

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

  In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and the Lease and the Equipment Notes related thereto might become part of, or otherwise be affected by, the bankruptcy proceeding. In such event, payments on such Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. In addition, in the event of an Owner Participant bankruptcy, the bankruptcy estate might seek court approval to reject the related Lease under Section 365 of the Bankruptcy Code. Such a Lease rejection, if successful, would leave the Indenture Trustee as a secured creditor in respect of the related Equipment Group with a claim for damages against the bankruptcy estate.

  The holders of a majority of the aggregate principal amount of the Equipment Notes outstanding under an Indenture may instruct the Indenture Trustee thereunder to give such notice, direction or consent, or exercise such right, remedy or power under such Indenture or the related Lease or in respect of the Indenture Estate or take such other action as shall be specified in such instructions, but in such event such Indenture Trustee shall not be required to take or refrain from taking any action in connection therewith if it shall have reasonable grounds for believing that adequate indemnity against such risk is not reasonably assured to it. (Indenture, Sections 5.2 and 5.3)

  If an Indenture Event of Default occurs and is continuing under an Indenture and the Indenture Trustee thereunder (as security assignee) has declared the related Lease to be in default or the Equipment Notes outstanding under such Indenture have been accelerated or such Indenture Trustee has exercised any remedies under such Indenture, any sums held or received by such Indenture Trustee may be applied to reimburse such Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts then due such Indenture Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indenture, Section 3.3)

MODIFICATION OF INDENTURES AND LEASES

  Without the consent of holders of a majority of the aggregate principal amount of the Equipment Notes outstanding under an Indenture, the provisions of such Indenture and the related Lease and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

  Certain provisions of each Lease and each Participation Agreement may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture so long as no Indenture Event of Default thereunder shall have occurred and be continuing. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of such Equipment Group at the end of the term of such Lease and (ii) the renewal of such Lease and the option of the Company at the end of the term of such Lease to purchase such Equipment Group. (Indenture, Section 9.5)

  Without the consent of the holder of each Equipment Note outstanding under an Indenture, no amendment or modification of such Indenture may (a) change the final maturity of, or reduce the principal amount of, or Late Payment Premium or Make-Whole Amount, if any, or interest payable on any Equipment Notes issued under such Indenture or impair the right to institute suit for the enforcement of any such payment or change the date on which any principal, Late Payment Premium or Make-Whole Amount, if any, or interest is due and payable, (b) create any lien with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture, except as permitted in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the Lien of such Indenture or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Section 9.1)

                       FEDERAL INCOME TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of all of the material United States federal tax consequences resulting from the ownership and disposition of Pass Through Certificates, subject to the limitations stated herein. This summary does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the Pass Through Certificates, and it is not intended to reflect the individual tax position of any Certificateholder. Except as expressly indicated, it is addressed only to Certificateholders which are "United States persons" (as defined below) purchasing Pass Through Certificates at their issue price and holding such Certificates as capital assets and does not deal with Certificateholders which are: (i) dealers in securities or currencies, (ii) holding such Pass Through Certificates as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") consisting of a Pass Through Certificate and one or more other investments, or (iii) situations in which the functional currency of the Certificateholder is not the U.S. dollar. Except to the extent discussed below under "--Taxation of Non-United States Certificateholders," this discussion may not be applicable to non-United States persons not subject to United States federal income tax on a net income basis. It is based upon the United States federal tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. It does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the Pass Through Certificates or Certificateholders thereof. Certificateholders should consult their own tax advisors concerning the application of the United States federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

  For purposes of this discussion, (i) "United States person" means a citizen or resident of the United States, a corporation, partnership or certain other entities created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes regardless of its source and (ii) "non-United States person" means a person other than a United States person.

TAX STATUS OF THE TRUST

  Vedder, Price, Kaufman & Kammholz, counsel to the Company, has provided its opinion that the Pass Through Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. Accordingly, each Certificateholder will be treated as if it owned directly the portion of the class of Equipment Notes allocable to such Pass Through Certificate.

TAXATION OF UNITED STATES CERTIFICATEHOLDERS

  Each Certificateholder that is a United States person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest with respect to the Equipment Notes that is allocable to the Pass Through Certificates held by such Certificateholder. Failure of an Owner Trust to make payments on the Equipment Notes in accordance with the Scheduled Amortization Schedule will result in the payment of Late Payment Premiums, increasing the effective interest rate in the Equipment Notes (See "Description of the Equipment Notes--Principal and Interest Payments--Late Payment Premium"). Under the original issue discount ("OID") regulations, the possibility of such an increase will not cause the Equipment Notes to be considered to be issued with OID provided that, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that an Owner Trust will make payments on the Equipment Notes in accordance with the Scheduled Amortization Schedule. In this regard, GATC has concluded that it is significantly more likely than not that payments on the Equipment Notes will be made in accordance with the Scheduled Amortization Schedule. If, however, an Owner Trust fails to make payments on the Equipment Notes in accordance with the Scheduled Amortization Schedule, then, for purposes only of the OID rules, the Equipment Notes would be treated as having been retired and reissued, possibly with OID.

  Each Certificateholder that is a United States person will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Pass Through Trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended (the "Code"). Certain fees and expenses, including fees paid to the Trustee, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Pass Through Trust, in which event a Certificateholder that is a United States person will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a Certificateholder that is a United States person is an individual, estate or trust, the deduction for such Certificateholder's share of such fees or expenses will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including such Certificateholder's share of such fees and expenses, exceed 2% of such Certificateholder's adjusted gross income. In addition, in the case of United States Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

  A Certificateholder that is a United States person will recognize capital gain or loss upon the sale or exchange of a Certificate equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest on the underlying Equipment Note) and its tax basis in the Pass Through Certificate. Amounts attributable to accrued interest are treated as interest subject to the treatment described above. A Certificateholder that is a United States person will have a tax basis in a Pass Through Certificate equal to the Certificateholder's purchase price for such Pass Through Certificate, decreased by any principal repayments and any amortization of bond premium. Capital gain or loss recognized on the sale or exchange of a Pass Through Certificate will be long-term capital gain or loss if at the time of sale or exchange, the Pass Through Certificate has been held for more than one year. In the case of individuals, the long-term capital gains tax rate is generally 20% for capital assets held for more than 12 months and 28% for capital assets held for 12 months or less.

TAXATION OF NON-UNITED STATES CERTIFICATEHOLDERS

  Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Pass Through Certificate that is a non-United States person (a "Non-U.S. Certificateholder") will not be subject to United States federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such Owner Participant's interest in the Owner Trust, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to any Owner Participant or any transferee of such Owner Participant's interest in the Owner Trust and
(iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is a non-U.S. person and provides its name and address (and after December 31, 2000, proof of foreign status and possibly a U.S. taxpayer identification number) or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Pass Through Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

  Any capital gain realized upon the sale, exchange, retirement or other disposition of a Pass Through Certificate will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a United States trade or business of the holder and (ii) in the case of an individual, such Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

  Notwithstanding the foregoing, if interest or other income received with respect to the Pass Through Certificates is effectively connected with a United States trade or business conducted by a Certificateholder that is a non-United States person, such Certificateholder, although exempt from the withholding tax described above, may be subject to United States federal income tax on such interest in the same manner as if it were a United States person. In addition, if such Certificateholder is a corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING

  Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Pass Through Certificates to Certificateholders who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required by IRS regulations. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Pass Through Certificates to a Certificateholder that is a United States person must be reported to the IRS, unless the Certificateholder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in clause (iii)(A) of the first paragraph of the preceding section would establish an exemption from backup withholding for those non-U.S. Certificateholders who are not exempt recipients.

  Payment of the proceeds from the sale of a Pass Through Certificate to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except to the extent that, if the broker is
(i) a United States person, (ii) a controlled foreign corporation for United States federal income tax purposes or (iii) a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, information reporting may apply to such payments. Payments of the proceeds from the sale of a Certificate to or through the United States office of a broker is subject to information reporting and backup withholding unless the Certificateholder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                            CERTAIN ILLINOIS TAXES

  Vedder, Price, Kaufman & Kammholz has provided its opinion that, under existing Illinois law as of the date hereof (i) the Pass Through Trust will not be classified as an association taxable as a corporation for purposes of franchise and income taxation by the State of Illinois or any political subdivision thereof; (ii) Certificateholders will be treated as the owners of undivided interests in the assets of the Pass Through Trust for purposes of franchise and income taxation by the State of Illinois and any political subdivision thereof; (iii) the Pass Through Trust will not be subject to taxation or any other governmental fee or charge by the State of Illinois or any political subdivision thereof; (iv) neither the Equipment Notes nor the Pass Through Certificates will be subject to ad valorem taxation or any other tax on intangible property by the State of Illinois or any political subdivision thereof; (v) neither the delivery of the Equipment Notes to the Pass Through Trust nor the acquisition, ownership or disposition of the interest of any Certificateholder in any Pass Through Certificate will be subject to any sales, use or transfer taxes imposed by the State of Illinois or any political subdivision thereof; and (vi) a Certificateholder will not be subject to taxation or any governmental fee or charge by the State of Illinois or any political subdivision thereof, if a Certificateholder (a) is not a resident of the State of Illinois, or otherwise subject to any tax, governmental charge or fee imposed by the State of Illinois or any political subdivision thereof, (b) does not otherwise have part of its receipt or income includible (either directly or indirectly) in a tax return filed by a Certificateholder (or an affiliate of the Certificateholder) in the State of Illinois, and (c) would not be subject to taxation or any governmental fee or charge by the State of Illinois if, instead of owning said Pass Through Certificates, the Certificateholder owned its share of the assets of the Pass Through Trust directly.

  Neither the Pass Through Trust nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Pass Through Trust could result in a reduction in the amounts available for the distribution to the Certificateholders of the Pass Through Trust. In general, should a Certificateholder of the Pass Through Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a successor Pass Through Trustee in such other jurisdiction will be appointed.

                             ERISA CONSIDERATIONS

IN GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

  In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A nonexempt prohibited transaction may have to be rescinded, and the party in interest or disqualified person that engages in the nonexempt prohibited transaction may be subject to excise taxes and other penalties under ERISA and the Code.

  An investment in Pass Through Certificates by a Plan might also result in the assets of the corresponding Pass Through Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, or actions involving the assets of the Pass Through Trust, might be or become prohibited transactions under ERISA and/or the Code, and the Plan fiduciary might have engaged in an improper delegation of its investment management responsibilities. Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "DOL Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Pass Through Certificate, for purposes of such fiduciary responsibility and prohibited transaction provisions the Plan would be considered to own its share of the underlying assets of the Pass Through Trust unless equity participation by "benefit plan investors" in the Pass Through Certificates is not "significant".

  Ownership of the Pass Through Certificates by benefit plan investors, which are defined in the DOL Regulation as Plans, employee benefit plans not subject to ERISA (for example, governmental plans and foreign plans) and other entities deemed to hold Plan assets, would not be "significant" if at all times less than 25 percent of the value of the Pass Through Certificates is held by benefit plan investors. Investment in and transfer of the Pass Through Certificates will not be restricted or monitored with respect to this 25% limit. Accordingly, it is possible that during the term of the Equipment Notes more than 25 percent or more of the Pass Through Certificates will be held by Plans and other benefit plan investors. Accordingly, under the DOL Regulation, an investment by a Plan in a Pass Through Certificate during such period could, in effect, be considered, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, to be an investment in the corresponding Equipment Note and an ongoing loan to the applicable Owner Trust and such transactions could be subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

  Regardless of whether the assets of the Pass Through Trust are deemed to be Plan assets, the fiduciary of a Plan that proposes to purchase and hold any Pass Through Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange or lease of any property between a Plan and a party in interest or a disqualified person, (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Company, GATC and its affiliates, the Initial Purchaser, the Pass Through Trustee and the Indenture Trustee.

  Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Pass Through Certificates were acquired pursuant to and in accordance with one or more "class exemptions" issued by the

DOL, such as Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions determined by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions determined by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts). However, there can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Pass Through Certificates.

  Governmental plans and certain church plans that are not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Pass Through Certificates.

  Any Plan fiduciary which proposes to cause a Plan to purchase any Pass Through Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a nonexempt prohibited transaction or any other violation of an applicable requirement of ERISA.

UNDERWRITER EXEMPTION

  In addition to the class exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Pass Through Certificates by Plans, provided that certain specified conditions are met. In particular, the DOL has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to Salomon Brothers Inc (the predecessor to Salomon Smith Barney Inc.) in Prohibited Transaction Exemption 89-89 (54 Fed. Reg. 42569
(1989)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds equipment notes secured by leases and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

  The Underwriter Exemption sets forth a number of general and specific conditions that must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arms'-length transaction with an unrelated party; the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes; the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc., and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Pass Through Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Pass Through Certificates or the assets of the Pass Through Trust. Therefore, the fiduciary of a Plan considering the purchase of a Pass Through Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriter Exemption may not apply.

  A plan fiduciary making an investment in the Pass Through Certificates should consult its tax and/or legal advisors regarding under what circumstances the assets of the Pass Through Trust would be considered plan assets, the possibility of exemptive relief from any potential prohibited transaction and other fiduciary issues and their potential consequences.

  EACH HOLDER OF A PASS THROUGH CERTIFICATE WILL BE DEEMED TO REPRESENT OR HAVE REPRESENTED AT THE TIME OF PURCHASE EITHER THAT IT IS NOT USING PLAN ASSETS OR THAT ITS PURCHASE AND HOLDING OF THE PASS THROUGH CERTIFICATE WILL NOT OR DID NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE.

  The sale of a Pass Through Certificate to a Plan is in no respect a representation by the Underwriter, the Pass Through Trustee, the Indenture Trustee, the Company or any of their affiliates that such an investment meets all of the relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                 UNDERWRITING

  Under the terms of and subject to the conditions contained in the underwriting agreement with the Company (the "Underwriting Agreement"), Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters") have severally agreed to purchase from the Pass Through Trustee the aggregate principal amount of Pass Through Certificates set forth opposite their respective names below:

                                                               AMOUNT OF
UNDERWRITERS                                           PASS THROUGH CERTIFICATES
------------                                           -------------------------
Salomon Smith Barney Inc..............................       $
Morgan Stanley & Co. Incorporated.....................
                                                             ------------
    Total.............................................       $159,574,146
                                                             ============

  The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Pass Through Certificates is subject to, among other things, the approval of certain legal matters by its counsel and certain other conditions. The Underwriters are obligated to take and pay for all of the Pass Through Certificates if any are taken.

  The Underwriters propose to offer all or part of the Pass Through Certificates directly to the public at the public offering price set forth on the cover page of this Prospectus and may offer a portion of the Pass Through Certificates to certain dealers at a price that represents a concession not in
excess of    % of the principal amount of the Pass Through Certificates. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of    % of the principal amount of the Pass Through Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

  The Company and GATC have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company, against certain liabilities, including liabilities under the Securities Act.

  The Company does not intend to apply for listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters presently intend to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Pass Through Certificates and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

  During and after the Offering, the Underwriters may purchase and sell the Pass Through Certificates in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Pass Through Certificates sold in the Offering for their account may be reclaimed by the Underwriters if such Pass Through Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Pass Through Certificates which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

  It is expected that the delivery of the Pass Through Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus, which will be the fifth business day following the date of pricing the Pass Through Certificates (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Pass Through Certificates on the date of pricing or the next succeeding business day will be required by virtue of the fact that the Pass Through Certificates initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Pass Through Certificates who wish to trade Pass Through Certificates on the date of pricing or the next succeeding business day should consult their own advisor.

                                 LEGAL MATTERS

  The validity of the Pass Through Certificates offered hereby will be passed upon for the Company by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois. Certain legal matters in connection with the Pass Through Certificates offered hereby will be passed upon for the Underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. Both Vedder, Price, Kaufman & Kammholz and Milbank, Tweed, Hadley & McCloy will rely on the opinion of Bingham Dana LLP, Hartford, Connecticut, special counsel to the Pass Through Trustee, as to basic matters relating to the authorization, execution and delivery of the Pass Through Certificates under the Basic Agreement and the Trust Supplement.

                                    RATINGS

  It is a condition to their issuance that the Pass Through Certificates be rated at least Aa2 and AA by Moody's and S&P, respectively. The ratings of the Pass Through Certificates are based primarily on the value of the Equipment, the lease payments due under the Leases and the availability of amounts on deposit in the Accounts. The Owner Trusts' ability to pay any Make-Whole Amount on the Pass Through Certificates has not been rated by the Rating Agencies. The Owner Trusts' ability to pay Late Payment Premiums has not been rated by the Rating Agencies. The ratings of the Pass Through Certificates address the likelihood that any payments of interest which are not timely made will be made with accrued interest no later than the "Rated Maturity Date." Late Payment Premiums, if any, will be payable solely out of funds available after providing for payment of certain expenses and indemnities, all Basic Rent under the Leases in an amount sufficient to pay accrued and unpaid interest and principal then due on the Equipment Notes in accordance with the Scheduled Amortization Schedule and the equity portion of all scheduled payments of Basic Rent due and payable and after making the contributions required to be made to certain reserve accounts required to be maintained pursuant to the Intercreditor Agreement. The Owner Trusts' ability to pay in full the principal on the Equipment Notes on the Scheduled Maturity Date for the corresponding series of Pass Through Certificates (or on any other date prior to the Rated Maturity Date) has not been rated by any of the Rating Agencies. See "Description of the Equipment Notes--Principal and Interest Payments." The ratings assigned to the Pass Through Certificates do not address the possible imposition of withholding tax on any payments under the Leases, the Equipment Notes, the Pass Through Certificates or otherwise.

                                                                     APPENDIX A

                           GLOSSARY OF CERTAIN TERMS

  The following is a glossary of certain terms used in this Prospectus relating to the Pass Through Certificates. The definitions of terms used in this glossary that are also used in the Basic Agreement, the Trust Supplements, Indentures, Leases or Participation Agreements are qualified in their entirety by reference to the definitions of such terms contained therein.

  "AAR" means the Association of American Railroads.

  "ACF" means the Shippers Car Line division of ACF Industries, Incorporated.

  "Administrative Services Agreement" means the Administrative Services Agreement (GARC II) dated as of September 1, 1998 between the Company and GATC, as such agreement may be amended or supplemented in accordance with its terms.

  "Accounts" means each of the Collection Account, the Operating Account, the Liquidity Reserve Account, the Special Reserves Account, the Non-Shared Payments Account, the Stipulated Loss Value Deficiency Account, the Cash Trapping Account, the Post Lease Term Reserve Account, the Special Insurance Reserves Account, and the Excess Cash Account.

  "Accumulated Equity Deficiency Amount" shall mean, on any Payment Date, the aggregate amount equal to the Equity Portion of Basic Rent previously scheduled for payment and not paid plus the Equity Portion of any Stipulated Loss Value, Equity Portion of Termination Value or Equity Portion of Early Purchase Price, or Basic Term Purchase Price, if any, then due and owing.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Agent" means each Lender Agent and each Lessor Agent.

  "Assumed Debt" means any Lender Loan which, subject to Section 6.4(c) of the Intercreditor Agreement, shall have been assumed by the Company in connection with Section 22.1 of any Lease or Section 6.9 of a Participation Agreement.

  "Available Amounts" means, in respect of any Calculation Date, the amount in the Collection Account on such Calculation Date, less the amounts which would be allocated on the next succeeding Monthly Transfer Date pursuant to clauses First, Second, Third, Fifth and Sixth of "Applications of Amounts in Collection Account" without giving effect to any transfers from any other Account.

  "Average Life Date" of each Equipment Note shall be the date which follows, in the case of an Equipment Note being prepaid, the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note.

  "Bankruptcy Code" means Title 11 of the United States Code.

  "Base Component" for each calendar month means the product of (i) the Unit Monthly Fee, multiplied by (ii) the number of Units managed under the Management Agreement, each as determined on the first day of such month. The Unit Monthly Fee shall initially be $20 per Unit, and shall be thereafter adjusted annually.

  "Basic Agreement" means the Pass Through Trust Agreement, to be dated as of September 1, 1998, between the Company and the Pass Through Trustee.

  "Basic Rent" shall mean the rent payable by the Company to a Lessor under a Lease.

  "Beneficiaries" means the Lessors, the Manager and the Insurance Manager for whose benefit the Company grants a security interest in and pledge to the Collateral Agent of all of its right, title and interest in and to the Company Documents and the Collateral, pursuant to the terms of the Intercreditor Agreement.

  "Business Day," when used with respect to the Pass Through Certificates of any series, means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the Pass Through Trustee or any related Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, regulation or executive order to be closed.

  "Calculation Date," with respect to any Monthly Transfer Date, means the close of business on the last Business Day of the calendar month immediately preceding such Monthly Transfer Date.

  "Canadian Affiliate" means a wholly-owned subsidiary of GATC organized under the laws of Canada.

  "Car Type" means each of the six categories of railcars being: general covered hopper, general service tank, high pressure tank, specialty covered hopper, alloy and specialty chemical.

  "Cash Trapping Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

  "Cash Trapping Cap" has the meaning given to such term in "Collection and Application of the Company's Cash Flows--Cash Trapping Events; Required Cash Trapping Amount."

  "Cash Trapping Event" has the meaning given to such term in "Collection and Application of the Company's Cash Flows--Cash Trapping Events; Required Cash Trapping Amount."

  "Cash Trapping Hold" has the meaning given to such term in "Collection and Application of Company's Cash Flows--Cash Trapping Events, Required Cash Trapping Amount, Release from Cash Trapping Account."

  "Category 1 Supplemental Expenses" means all Supplemental Rent payable under a Lease for (a) payments due from the Company to each Lender Agent, each Loan Participant and each Lessor Agent in respect of fees and expenses payable pursuant to each Participation Agreement; and (b) payments due from the Company to each Lender Agent, each Loan Participant, each Lessor Agent and each Owner Participant in respect of indemnities (including, without limitation, the general tax indemnity and general indemnity) in each Participation Agreement.

  "Category 2 Supplemental Expenses" means all Supplemental Rent payable under a Lease to pay any Late Rent Premium due and payable under such Lease.

  "Category 3 Supplemental Expenses" means all Supplemental Rent or other amounts payable under a Lease, any other Operative Agreement to which the Company is a party or any other Company Document to pay any and all other amounts, liabilities, indemnities and obligations (other than Basic Rent, renewal rent and other amounts included in other Categories of Supplemental Expenses) which the Company assumes or agrees to pay to any Person under any Lease or other Company Documents.

  "Cede" means Cede & Co., as nominee for DTC.

  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

  "Certificate Account" means the one or more non-interest-bearing accounts established and maintained by the Pass Through Trustee pursuant to the Pass Through Trust Agreement on behalf of the Certificateholders of the Pass Through Trust for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Pass Through Trust.

  "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company.

  "Certificateholder" means the Person in whose name a Pass Through Certificate is registered.

  "Claims" means all liabilities, charges, costs, losses, damages, expenses or demands (including reasonable attorneys' fees and court costs) made against the Company or which the Company may incur arising out of a Sublessee's failure to comply with the terms and conditions of a Sublease.

  "Closing Date" means September   , 1998.

  "Code" means the United States Internal Revenue Code of 1986, as amended.

  "Collateral," with respect to the security interest granted by the Company pursuant to the Intercreditor Agreement, means all of the Company's right, title and interest in and to (i) the Company Documents, including the right to receive payments thereunder, (ii) the Accounts (provided that (i) the Post Lease Term Reserve Account is not included, (ii) only the specific Beneficiary to which any Non-Shared Payment relates will have the benefit of the security interest in the related subaccount of the Non-Shared Payments Account, and
(iii) with respect to the Special Insurance Reserves Account, only for the Owner Participants to secure certain amounts payable) including any securities purchased with funds on deposit therein and all income from the investment of funds therein and (iii) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property, now owned or hereafter acquired, of the Company described in (i) and (ii) above (including any claims for indemnity thereunder and payments with respect thereto).

  "Collateral Agent" means The First National Bank of Chicago, in its capacity as Collateral Agent under the Intercreditor Agreement, and each other Person which may from time to time act as successor Collateral Agent under such Intercreditor Agreement.

  "Collection Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The
Intercreditor Agreement--The Accounts."

  "Collections" for any period means, without duplication, (i) all amounts paid to the Collection Account in respect of the Subleases, including amounts received in respect of claims for damages or in respect of breaches of contract or nonpayment of any amount due thereunder, (ii) all income earned on amounts on deposit in the Accounts and (iii) all other payments of whatever kind (other than Non-Shared Payments and the proceeds from the sale of the Equipment Units to the Lessors pursuant to the Participation Agreements on the Closing Date) received by the Company pursuant to any other Company Document.

  "Combined Exposure" means, as of any date of determination, the sum (calculated without duplication) of all the Transaction Exposures as of such date.

  "Commission" means the Securities and Exchange Commission.

  "Company" means General American Railcar Corporation II, a corporation formed under the laws of the state of Delaware.

  "Company Documents" means each Sublease, the Insurance Agreement, the Management Agreement, the Administrative Services Agreement, the Transfer and Assignment Agreement and any other agreement or document (other than the Operative Agreements) to which the Company is or becomes a party or under which the Company has rights as third party beneficiary or otherwise.

  "Company Fleet" means the Equipment leased by the Company pursuant to the Leases.

  "Corporate Trust Office" with respect to the Pass Through Trustee and the Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

  "Coverage Ratio" means either of the Historical Coverage Ratio or the Projected Coverage Ratio.

  "D&B" means Dun & Bradstreet.

  "Default Rate" means a rate per annum equal to the Note Rate plus 2.0%.

  "Definitive Certificates" means Pass Through Certificates which are issued in fully registered, certificated form.

  "DOL Regulations" means rules and regulations promulgated by the DOL.

  "DOL" means the United States Department of Labor.

  "DOT" means the United States Department of Transportation.

  "DTC" means the Depository Trust Company.

  "DTC Participants" means participants whose securities are held by DTC.

  "Early Purchase Option" means the right of the Company pursuant to the Leases to purchase all of the Equipment on the Early Purchase Option Date.

  "Early Purchase Option Date" means the date on or after the seventh anniversary of the Closing Date as set forth in each Lease on which the Company can elect, subject to certain conditions, to purchase all of the Units subject to such Lease.

  "Early Purchase Price" shall mean the amount set forth in each Lease which represents the price the Company is required to pay to acquire all of the Units on the Early Purchase Option Date.

  "EPA" means the United States Environmental Protection Agency.

  "Equipment" means all of the Equipment Units leased by the Owner Trustees to the Company pursuant to the Leases.

  "Equipment Cost" means the amount paid by the Owner Trust to the Company for an Equipment Group or the amount of such payment allocable to an Equipment Unit within such Equipment Group.

  "Equipment Group" means all the railcars (which may include various types or categories of standard gauge rolling stock) in respect of which a particular series of Equipment Notes is issued.

  "Equipment Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustees pursuant to the Indentures relating to the Equipment.

  "Equipment Unit" or "Unit" means an individual railcar.

  "Equity Portion of Basic Rent" shall mean, at any Payment Date, the amount set forth in on Schedule 3 of the relevant Participation Agreement corresponding to such Payment Date.

  "Equity Portion of Early Purchase Price" shall mean the amount designated as such in accordance with Schedule 6 to the relevant Participation Agreement.

  "Equity Portion of Stipulated Loss Value" shall mean, as of any date, the amount set forth in Schedule 4 of the relevant Participation Agreement corresponding to such date.

  "Equity Portion of Termination Value" shall mean, as of any date, the amount set forth in Schedule 4 to the relevant Participation Agreement corresponding to such date.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Plans" means employee benefits subject to the requirements of ERISA.

  "Event of Default" means, with respect to the Equipment Notes held in any Pass Through Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures.

  "Event of Loss" means, for any Equipment Unit, each of the events designated as such in the related Lease. For a description of certain events constituting an Event of Loss, see "The Leases."

  "Excess Cash Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The
Intercreditor Agreement--The Accounts."

  "Excess Cash Flow" means any amount delivered to the Company on a Monthly Transfer Date after payment of all amounts due on such Monthly Transfer Date pursuant to the Intercreditor Agreement.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Field Service Network" means the service centers where the Manager maintains, repairs and modifies railcars.

  "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

  "Forecasting Error" means the occurrence of either of the following: (i) the certification by the Manager of a Projected Coverage Ratio equal to or greater than 1.15:1 for which the Historical Coverage Ratio for the same period is below 1.15:1, or (ii) the certification by the Manager of a Projected Coverage Ratio equal to or greater than 1.10:1 for which the Historical Coverage Ratio for the same period is below 1.10:1. Once a Forecasting Error is in effect, it shall remain in effect until such time as the Projected Coverage Ratios certified by the Manager have equaled or been exceeded by the Historical Coverage Ratios for the same periods over a period of 6 consecutive Calculation Dates.

  "Foreign Subleases" means subleases of Equipment Units by Canadian Affiliates or Mexican Affiliates upon terms and conditions similar in all material respects to the Subleases.

  "FRA" means the Federal Railroad Administration, a division of the DOT.

  "Functional Group" means each and all of the various groups of Equipment Units within an Equipment Group as designated in the applicable Participation Agreement.

  "GATC" means General American Transportation Corporation, a New York corporation.

  "GATC Leases" means the leases maintained by GATC (in its individual capacity and not as Manager for the Company or manager for any other entity) with certain sublessees.

  "GATC Managed Leases" means the leases maintained by GATC (in its capacity as manager or agent) with certain sublessees.

  "GATC Managed Subsidiary" means a subsidiary of GATC for which GATC manages railcars owned by or leased to such subsidiary on substantially similar terms as those in the Management Agreement.

  "GATX" means GATX Corporation, a New York corporation.

  "GE Railcar" means General Electric Railcar Service Corporation.

  "H.15(519)" means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication published by the Board of Governors of the Federal Reserve System.

  "Historical Coverage Ratio" as of any Calculation Date, means the ratio of
(i) the sum of Available Amounts as of the Calculation Date for each of the six consecutive calendar months immediately preceding such Calculation Date to
(ii) the aggregate of Basic Rent that was paid or payable on the Rent Payment Dates which occurred or occur during the six consecutive calendar months ending immediately after such Calculation Dates, as such amounts are certified to in an officer's certificate signed by an authorized representative of each of the Company and the Manager.

  "Incentive Component" means (i) $5.00 per Unit per month during the period from the Closing Date through December 31, 1999, and (ii) the Current
Incentive Amount per Unit per month from and after January 1, 2000. The "Current Incentive Amount per Unit" is an amount determined for each calendar month, commencing January 1, 2000, which is equal to the product of (x)
 .000238%, and (y) the gross sublease revenues of the Company net of any write-offs.

  "Indenture" means each of the separate trust indenture and security agreements entered into from time to time between an Owner Trustee and an Indenture Trustee with respect to the issuance of Equipment Notes, as each such agreement may be amended or supplemented in accordance with its respective terms.

  "Indenture Event of Default" means each of the events designated as an event of default in an Indenture, as described in this Prospectus.

  "Indenture Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture, and any successor to such Indenture Trustee as such trustee.

  "Indirect Participants" means entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly.

  "Insolvency Law" means any Federal or state bankruptcy, insolvency, reorganization or similar law for the relief of debtors in effect from time to time.

  "Insurance Agreement" means the Insurance Agreement (GARC II) dated as of September 1, 1998 between GATC and the Company, as such agreement may be amended or supplemented in accordance with its terms.

  "Insurance Manager" means GATC as insurance manager under the Insurance Agreement.

  "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of September 1, 1998 among the Company, the Collateral Agent, the Owner Trustees, the Indenture Trustees, the Manager and the Insurance Manager, as such agreement may be amended or supplemented in accordance with its terms.

  "Investment Banker" means an independent investment banking institution of national standing selected by the Company or the applicable Indenture Trustee to determine the Make-Whole Amount, if any, payable with respect to the Equipment Notes.

  "Late Payment Premium" means the premium due on any Regular Distribution Date on the amount of any Payment Deficiency.

  "Late Payment Rate" means 1.5% per annum.

  "Late Rent Premium" means, with respect to any Lease and on any Monthly Transfer Date, any premium on rent due under such Lease, in an amount sufficient to pay the sum of (i) the supplemental rent or premiums, if any, due on any overdue portions of principal and interest in respect of any related Lender Loan, at the late payment rate set forth in the related Lender Documents; (ii) the default rate interest or premiums, if any, due on any defaulted principal or interest in respect of any related Lender Loan, at the default interest rate set forth in the related Lender Document; and (iii) default interest, if any, due on any unpaid cash distributions to the related Owner Participants at the rate set forth in such Lease.

  "Lease" means each of the lease agreements entered into with respect to the Equipment between an Owner Trustee and the Company, as each such lease agreement may from time to time be amended or supplemented.

  "Lease Event of Default" means each of the events designated as an event of default in a Lease, as described in this Prospectus.

  "Lender Agent" means any agent which is acting on behalf of holders of Assumed Debt which, so long as any Assumed Debt is the Equipment Notes, means the person acting as Indenture Trustee with respect to such Equipment Notes or such other agent as the Indenture Trustee shall have notified to the Lessor, the Manager and the Collateral Agent.

  "Lender Document" means any Indenture, loan agreement or other document pursuant to which a Lender makes a Lender Loan to a Lessor.

  "Lender Loan" means, with respect to any Lease, any security issued or loan made to a Lessor to finance all or any part of the Equipment Cost with respect to any Equipment Unit leased to the Company pursuant to such Lease.

  "Lessee" means the Company.

  "Lessor" means each Owner Trustee and each other owner trustee or other person who may from time to time lease equipment to the Company pursuant to a Lease.

  "Lessor Agent" means, with respect to each Lease, the Lessor thereunder, and, so long as any Equipment Notes of such Lessor are issued and outstanding, the Indenture Trustee with respect to such Equipment Notes or such other agent as such Indenture Trustee shall have notified to the Lessor, the Company, the Manager and the Collateral Agent.

  "LIBOR" means the London Interbank Borrowing Rate.

  "Lien" means, as applied to the property or assets (or the income, proceeds, products, rents or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, right of detention, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets (or such income, proceeds, products, rents or profits) are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

  "Liquidity Reserve Account" means the account of that name established pursuant to the Inter-creditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

  "Loan Documentation" means the documentation evidencing the Assumed Debt.

  "Loan Participant" shall mean and include each registered holder from time to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under the Pass Through Trust Agreement.

  "Lockbox Bank" means The First National Bank of Chicago.

  "Make-Whole Amount" means the premium, if any, due in certain circumstances upon the prepayment of the Equipment Notes, calculated as described under "Description of the Equipment Notes--Prepayments."

  "Management Agreement" means the Operation, Servicing, Maintenance and Remarketing Agreement (GARC II) dated as of September 1, 1998 between the Company and GATC, as such agreement may be amended or supplemented in accordance with its terms.

  "Management Fee" means the Base Component plus the Incentive Component plus a charge for reimbursable expenses.

  "Manager" means GATC, in its capacity as Manager under the Management Agreement, and each other Person which may from time to time act as a successor Manager under such Management Agreement.

  "Manager's Fleet" means all railcars owned or leased by the Manager in the United States, and those managed for other wholly-owned special purpose subsidiaries of GATC, other than the Company Fleet.

  "Mark" means the identification mark of a railcar registered with the AAR, consisting of letters registered in the name of the owner of the railcar mark and the car number.

  "Marks Company" or "General American Marks Company" means General American Marks Company, a Delaware business trust, formed in 1997, to own the marks previously registered to GATC and its affiliates or the marks relating to certain cars managed by GATC or its affiliates.

  "Mexican Affiliate" means a wholly-owned subsidiary of GATC organized under the laws of Mexico or any political subdivision thereof.

  "Mileage Credits Lockbox" means the lockbox account in the name of "General American Marks Company, as agent for the beneficiaries of the Railroad Mileage Credits as their interest may appear" into which all payments of Railroad Mileage Credits in respect of railcars carrying marks owned by the Marks Company will be deposited.

  "Monthly Average Lease Rate," for any calendar month, means the aggregate Sublease monthly rental rates with respect to the Total Managed Fleet for such calendar month divided by the total number of railcars in the Total Managed Fleet which are subject to a lease or sublease on the last day of such calendar month.

  "Monthly Report Date," with respect to any Monthly Transfer Date, means the second Business Day prior to such Monthly Transfer Date.

  "Monthly Transfer Date" means the 20th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day.

  "Monthly Utilization Rate," for any calendar month, means the percentage determined by dividing (i) the total number of railcars in the Total Managed Fleet which are subject to a lease or Sublease on the last day of such calendar month, by (ii) the total number of railcars in the Total Managed Fleet on the last day of such calendar month.

  "Moody's" means Moody's Investors Service, Inc. or any successor to such corporation's business of rating securities which is then providing a rating for any securities.

  "Non-Shared Payments" means any (a) contribution of capital by GATC to the Company subsequent to the Closing Date made expressly for the purpose of paying the Stipulated Loss Value, Termination Value, Early Purchase Price, Basic Term Purchase Price or other purchase price or termination sum of or relating to any Unit or Units pursuant to a Lease or amounts due with respect to a purchase by the Company of any Unit or Units at the termination of a Lease, (b) insurance proceeds received with respect to any Event of Loss or damage to any Equipment, (c) proceeds of the sale of the Equipment or (d) excess cash available to the Company from the Excess Cash Account that the Company requests the Collateral Agent to transfer to the Non-Shared Payments Account for the express purpose of paying the Stipulated Loss Value pursuant to a Lease or amounts due with respect to a purchase by the Company of any Unit or Units at the termination of a Lease.

   "Non-Shared Payments Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

  "Non-U.S. Certificateholder" means any beneficial owner of a Pass Through Certificate that is a non-United States person.

  "Note Rate" means the rate per annum set forth on the cover page of the Prospectus (computed on the basis of a 360-day year of 12 30-day months).

  "Obsolescence Termination Option" means the right of the Company pursuant to the Leases to terminate a Lease with respect to one or more Equipment Units within any Equipment Group because such Equipment Units have become obsolete or surplus to the Company's needs.

  "Offering" means the offering of the Pass Through Certificates by the Pass Through Trust.

  "Officer's Certificate" shall mean a certificate signed (i) in the case of a corporation, by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership or limited liability company, by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner or member, as the case may be, and
(iii) in the case of a commercial bank or trust company, by the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

  "OID" means original issue discount.

  "Operating Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The
Intercreditor Agreement--The Accounts."

  "Operative Agreements" shall mean the Transfer and Assignment Agreement, the GATC Bill of Sale, the Participation Agreements, the Bills of Sale, the Trust Agreements, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Pass Through Certificates, the Equipment Notes, the Leases, the Lease Supplements, the Indentures, the Indenture Supplements, the Tax Indemnity Agreements, the Purchase Agreement, the Management Agreement, the Insurance Agreement, the Intercreditor Agreement, and the agreement between GATC and the Lockbox Bank relating to the Sublease Lockbox.

  "Operating Expenses" means expenses provided for in the annual budget of the Company, including (a) payments due to the Collateral Agent in respect of fees, expenses or indemnities pursuant to the Intercreditor Agreement, (b) any payments in respect of insurance premiums required to be paid in respect of the Insurance Agreement or other insurance maintained by the Company, (c) any payment in respect of Reimbursable Services pursuant to the Management Agreement, (d) the fees and expenses payable pursuant to the Administrative Services Agreement, (e) maintenance or repair expenses related to Events of Loss (including the payment of Stipulated Loss Value or the cost of replacement of Equipment in connection with such Event Loss) not in excess of $100,000 in any calendar month and (f) expenses in connection with Optional Modifications to the Equipment (other than Programmatic Optional Modifications).

  "Optional Modifications" means, with respect to any Lease, all modifications to the related Equipment other than Required Modifications or Programmatic Optional Modifications.

  "Owner Participant" means each owner participant or other person for whose benefit Lessor owns an Equipment Group leased to the Company pursuant to a Lease, and its permitted successors and assigns.

  "Owner Trust" means the Delaware business trust formed between the Owner Trustee, not in its individual capacity but solely as trustee, and an Owner Participant.

  "Owner Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto or the Lease related thereto, means the "Owner Trustee" referred to in the applicable Indenture, not in its individual capacity but solely as trustee and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the applicable Indenture, Lease or Participation Agreement.

  "Participation Agreement" when used with respect to any Equipment Note, means the note purchase, participation, refinancing or similar agreement or agreements referred to in the related Indenture, providing for, among other things, the purchase of Equipment Notes by the Pass Through Trustee.

  "Pass Through Certificate" means each of the Pass Through Certificates to be issued by the Pass Through Trust pursuant to the Pass Through Trust Agreement.

  "Pass Through Trust" means the General American Railcar Corporation II 1998-1 Pass Through Trust to be formed pursuant to the Pass Through Trust Agreement.

  "Pass Through Trust Agreement" means the Basic Agreement as supplemented by the Trust Supplement.

  "Pass Through Trustee" means State Street Bank and Trust Company, in its capacity as Pass Through Trustee and each other Person which may from time to time act as successor Pass Through Trustee under such Pass Through Trust.

  "Payment Deficiency" means the difference between (i) the greater of (a) the principal amount of the Equipment Notes paid on a Regular Distribution Date and (b) the Rated Amortization Amount payable on such Regular Distribution Date and (ii) the Scheduled Amortization Amount payable on such Regular Distribution Date.

  "Permitted Government Investment" means obligations of the United States of America and agencies thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

  "Permitted Investments" means (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having remaining maturities of no more than the number of remaining days until the next Monthly Transfer Date), (ii) commercial paper (other than commercial paper issued by the Company or GATC or any Affiliate thereof having remaining maturities of no more than the number of days to the Business Day next preceding the next Monthly Transfer Date having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category), (iii) a Guaranteed Investment Contract (a "GIC") from an Acceptable GIC provider, (iv) a GIC provided by GATX; provided that such obligations are supported by an Acceptable Letter of Credit, (v) investments in funds rated in the highest investment category by each Rating Agency, (vi) repurchase agreements and similar short term instruments, (vii) so long as (A) no Cash Trapping Event is in effect, (B) GATC maintains at least a rating of BBB- from S&P and Baa3 from Moody's, and (C) GATC is not on credit watch with negative implications if its rating is BBB- from S&P or Baa3 from Moody's, then, with respect to no more than $3,000,000 of amounts on deposit in the Cash Trapping Account which are in excess of $3,000,000, Permitted Investments will include securities or obligations of GATC which are priced and documented on an arm's length basis (which will be deemed to include notes issued by GATC priced with references to GATC's commercial paper) and have a rating of A2/P2 or better; provided further that if a Cash Trapping Event has occurred and is continuing, such investments as they mature shall not be reinvested in GATC securities or obligations until such Cash Trapping Event shall no longer be continuing and all amounts in excess of those required to be on deposit in the Cash Trapping Account in excess of those specified in clause (i) thereof shall have been released, and (viii) with respect to all amounts on deposit in the Special Insurance Reserve Account, Permitted Investments will include securities or obligations of GATC which are priced and documented on an arm's length basis (which will be deemed to include notes issued by GATC priced with references to GATC's commercial paper).

  "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, or a government or political subdivision thereof.

  "Plans" means those plans not subject to ERISA but which are subject to
Section 4975 of the Code, together with ERISA Plans.

  "Pool Balance" means, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Pass Through Trust and distribution thereof to be made on that date.

  "Pool Factor" means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Pass Through Trust by (ii) the aggregate original principal amount of the Equipment Notes held in such Pass Through Trust. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Pass Through Trust and distribution thereof to be made on that date.

  "Pre-Financing Cash Flow" means the net cash flow computed by deducting all assumed expenses from assumed gross revenues of the Company.

  "Programmatic Optional Modifications" means any Optional Modification (other than a Required Modification) to one or more Equipment Units in the Company Fleet the aggregate cost of implementation for which in any 12-month period is reasonably expected to cost more than $750,000.

  "Projected Coverage Ratio," as of any Calculation Date, means the ratio of
(i) the sum of projected Available Amounts for the six month period immediately succeeding such Calculation Date to (ii) the sum of the Basic Rent due or to become due and payable on the six consecutive Rent Payment Dates (or corresponding dates in respect of the Assumed Debt) which occur following such Calculation Date, as such amounts are certified to by an officer's certificate signed by an authorized representative of each of the Company and the Manager.

  "PTCE" means a Prohibited Transaction Class Exemption issued by the DOL.

  "Railroad Mileage Credits" means the mileage credit payments made by the railroads under their applicable tariffs to the registered owner of the identifying marks on the railcar.

  "Rated Amortization" means the minimum amount of principal of the related Equipment Notes which an Owner Trustee must pay on a cumulative basis on or prior to each Regular Distribution Date in order to avoid a payment default under the applicable Indenture.

  "Rated Amortization Amount" as of a Regular Distribution Date, means the excess of (i) the cumulative amount of all Rated Amortization which is required to have been paid through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date.

  "Rated Maturity Date" means September 20, 2020.

  "Rated Obligations Due" means, at any Regular Distribution Date, the sum of
(a) the Rated Amortization Amount at such Regular Distribution Date plus (b) accrued and unpaid interest on the unpaid portions of the principal amounts of the outstanding Equipment Notes that is due and payable on such Regular Distribution Date.

  "Rated Pool Balance" means the Pool Balance determined in accordance with the Rated Amortization Schedule.

  "Rated Pool Factor" means the Pool Factor determined in accordance with the Rated Amortization Schedule.

  "Rated Rent" means, as of any Rent Payment Date with respect to any Lease, that portion of the accrued and unpaid Basic Rent and Supplemental Rent which equals the Rated Obligations Due thereunder.

  "Rating Agencies" means, at any time, S&P and Moody's, or any successor to any such corporation's business of rating securities, which is then providing a rating for the Equipment Notes.

  "Rating Agency Confirmation" means a confirmation by each of the Rating Agencies that, after taking into account the event which necessitated such confirmation, such Rating Agency will maintain a rating of at least A in the case of S&P or A2 in the case of Moody's and in any event not reduce its then current rating on the Pass Through Certificates.

  "Record Date," for each Regular Distribution Date or Special Distribution Date, means the close of business on the day 15 days prior to such Regular Distribution Date or Special Distribution Date.

  "Registration Statement" means the Registration Statement on Form S-3 with respect to the Pass Through Certificates filed with the Commission by the Company.

  "Regular Distribution Date" means the 20th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

  "Regular Payment" means each payment of interest or principal on an Equipment Note scheduled to be received by the Pass Through Trustee on a Regular Distribution Date.

  "Regulators" means the AAR, DOT, RSPA and FRA.

  "Remaining Weighted Average Life" of such Equipment Note, at the prepayment or determination date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note in accordance with the Scheduled Amortization Schedule by (ii) the number of days from and including the prepayment or determination date to but excluding the scheduled payment date of such principal payment, by (b) the unpaid principal amount of such Equipment Note.

  "Rent Abatements" means sums not charged to a customer's rent during the time that a railcar is not in use for certain maintenance conducted by GATC.

  "Rent Payment Date" or "Payment Date" shall mean the 20th day of each month occurring during the Lease Term, commencing October 20, 1998, provided that if any such date shall not be a Business Day, then "Rent Payment Date" or "Payment Date" shall mean the next succeeding Business Day; provided, however, that interest and Late Payment Premium payable on such Rent Payment Date, shall be computed as of the date which would have been a Rent Payment Date if such date were a Business Day.

  "Required Beneficiaries" means, at any time, Beneficiaries (excluding the Manager, the Administrator and the Insurance Manager) that at such time hold at least 66 2/3% of the Combined Exposure.

  "Required Cash Trapping Amount" means the amount required to be deposited in the Cash Trapping Account on any Monthly Transfer Date, calculated as described under "Collection and Application of the Company's Cash Flows--Cash Trapping Events; Required Cash Trapping Amount."

  "Required Liquidity Reserve Amount" as of the Closing Date will be $2,000,000 (of which $500,000 will be funded on the Closing Date and the balance in equal monthly installments of $42,000) and thereafter will mean such amount as the Owner Participants shall consent to and which will not result in a reduction of the then current rating on the Pass Through Certificates by the Rating Agencies.

  "Required Modification," with respect to any Equipment Unit, means the definition of such term in the related Lease, whether expressly set forth therein or by reference to another related document.

  "Required Special Insurance Reserves Amount" means the sum of: (i) the amount (not to exceed $90,000,000) by which the general and excess liability limits of public liability insurance maintained by or on behalf of the Company pursuant to Section 12.1(b) of the Leases, in respect of the current or any prior period (which prior periods shall not include any period for which the statute of limitations for making claims has expired), falls below $100,000,000 per occurrence or in the aggregate, and
(ii) the amount by which the deductible for such public liability exceeds $10,000,000, in each case for which the Lessee shall, pursuant to Section 12.3(c) of each of the Leases, have received a waiver by the respective Lessor in respect of the public liability insurance coverage required thereunder. Notwithstanding the foregoing, the Required Special Insurance Reserves Amount shall be zero if consented to by each of the Owner Participants in writing.

  "Required Special Reserves Amount" means the amount required to be deposited in the Special Reserves Account on any Monthly Transfer Date, calculated as described under "Collection and Application of the Company's Cash Flows-- Required Special Reserves Amount."

  "Required Stipulated Loss Value Deficiency Amount" as of any Calculation Date and with respect to any Lease, means the aggregate of the Stipulated Loss Value Deficiency Amounts due and payable as of the next succeeding Monthly Transfer Date.

  "Rider" means the rider to a car service contract entered into between the Company and its customer which describes the specific Equipment Units to be leased by the customer, together with the applicable term and lease rates applicable to such Equipment Units.

  "RSPA" means the Research and Special Programs Administration, a division of the DOT.

  "Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

  "S&P" or "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to such Corporation's business of rating securities, which is then providing a rating for any securities.

  "Scheduled Amortization" means the amount of principal of the related Equipment Notes which an Owner Trustee must have paid (on a cumulative basis) through each Regular Distribution Date in order to avoid the payment of a Late Payment Premium.

  "Scheduled Amortization Amount" as of a Regular Distribution Date, means the excess of (i) the cumulative amount of all Scheduled Amortization which is required to have been paid through and including such Regular Distribution Date over (ii) the cumulative amount of all principal paid on the Equipment Notes prior to and excluding such Regular Distribution Date.

  "Scheduled Maturity Date" means September 20, 2017.

  "Scheduled Pool Balance" means the Pool Balance determined in accordance with the Scheduled Amortization Schedule.

  "Scheduled Pool Factor" means the Pool Factor determined in accordance with the Scheduled Amortization Schedule.

  "Scheduled Rent" means, as of any Rent Payment Date with respect to any Lease, that portion of the accrued and unpaid Basic Rent which equals the Scheduled Obligations Due (as defined in such Lease) thereunder.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Servicing Agreement" means the Amended and Restated Management and Servicing Agreement dated as of September 1, 1998, between the Marks Company and GATC, as such agreement may be amended or supplemented in accordance with its terms.

  "Services Standard" means customary commercial practices as would be used by a prudent person in the full service railcar leasing industry.

  "Servicer" means GATC as servicer for the Mileage Credits Lockbox pursuant to the Servicing Agreement.

  "Special Distribution Date" means each date on which a Special Payment will be distributed.

  "Special Insurance Reserves Account" means the Account of that name established pursuant to the Intercreditor Agreement for the purposes described under the "Intercreditor Agreement--The Accounts."

  "Special Payment" means (i) any payment of principal, Make-Whole Amount, if any, and interest resulting from the prepayment or purchase of an Equipment Note held in a Pass Through Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on or any other amount in respect of an Equipment Note held in a Pass Through Trust upon an Indenture Event of Default in respect of, or upon acceleration relating to, such Equipment Note, (iii) any payment of principal, Make-Whole Amount if any, and interest on an Equipment Note which is not in fact paid within five days of a Regular Distribution Date or (iv) any proceeds from the sale of any Equipment Note upon an Event of Default.

  "Special Payments Account" means the one or more accounts established and maintained by the Pass Through Trustee pursuant to the Pass Through Trust Agreement on behalf of the Certificateholders for the deposit of payments representing Special Payments on the Equipment Notes held in such Pass Through Trust.

  "Special Reserves Account" means the account of that name established pursuant to the Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Account."

  "Specified Investments" (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having remaining maturities of no more than the number of remaining days until the next Monthly Transfer Date), (ii) commercial paper (other than commercial paper issued by the Company or GATC having remaining maturities of no more than the number of days remaining until the next Monthly Transfer Date having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category), (iii) a Guaranteed Investment Contract (a "GIC") from an Acceptable GIC provider, (iv) a GIC provided by GATX, provided that such obligations are supported by an Acceptable Letter of Credit, (v) investments in funds rated in the highest investment category by each Rating Agency and (vi) repurchase agreements and similar short term instruments.

  "State Street" means State Street Bank and Trust Company which will act as Pass Through Trustee and as Indenture Trustee with respect to the Equipment Notes issued by each Owner Trust.

  "Stipulated Loss Value Deficiency Account" means the Account of that name established pursuant to Intercreditor Agreement for the purposes described under "The Intercreditor Agreement--The Accounts."

  "Stipulated Loss Value Deficiency Amount" with respect to each Event of Loss under a Lease, means the Stipulated Loss Value which will become due and payable with respect to such Event of Loss within 120 days after such Event of Loss occurs.

  "Structuring Assumptions" means the key assumptions used by the Company to develop the cash flow model from which the Scheduled Amortization Schedule is derived.

  "Sublease" means each of the lease agreements entered into from time to time with respect to the Equipment between the Company and a Sublessee, as each such lease agreement may from time to time be amended or supplemented.

  "Sublease Lockbox" means the lockbox account in the name of "GATC, as Trustee for GATC, individually, General American Railcar Corporation, General American Railcar Corporation II and other beneficiaries as their interests may appear" into which all payments made by the Sublessees under the Subleases, the GATC Leases and other GATC Managed Leases will be deposited.

  "Sublessee" means any Person who subleases the Equipment from the Company pursuant to a Sublease.

  "Sublessor" means the Company.

  "Successor Manager" means any successor Manager appointed upon the termination of GATC as Manager.

  "T+5" means the settlement cycle pursuant to which delivery of the Pass Through Certificates will be made against payment therefor on or about the fifth business day following the date of pricing of the Pass Through Certificates.

  "Terminated Units" means any Equipment Units with respect to which the Company has terminated a Lease pursuant to its Obsolescence Termination Option.

  "Total Managed Fleet" means the Manager's Fleet and the Company Fleet.

  "Transaction Exposure" means as of any date of determination and with respect to each Lease, the present value (discounted at the interest rate on the related Lender Loan) of all the remaining payments of Basic Rent under such Lease through the remaining term of such Lease, plus (ii) if all or a portion of a Lender Loan related to such Lease shall have been assumed by the Company, the present value (discounted at the interest rate on such assumed debt) of all the remaining payments of principal of such assumed debt through the remaining term of such assumed debt.

  "Treasury Rate" means, with respect to each Equipment Note to be prepaid, a per annum rate (expressed as a monthly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the monthly yield to maturity for United States Treasury securities maturing on the Average Life Date (as defined below) of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519))

  "Trial Court" means the Civil District Court in the Parish of Orleans (Louisiana).

  "Trinity" means Trinity Industries Inc., a manufacturer of railcars.

  "Trigger Event" means the occurrence under any Operative Agreement or Company Document (other than the Subleases) of an "Event of Default" as such term, or a similar term, is defined under such Operative Agreement or Company Document.

  "Trust Property" means, with respect to any Pass Through Trust, the Equipment Notes held as the property of such Pass Through Trust and all funds from time to time deposited in the related Certificate Account, the related Special Payments Account and any other account maintained as a part of such Pass Through Trust, including any proceeds from the sale by the Pass Through Trustee of any such Equipment Note in connection with an Event of Default.

  "Trust Supplement" means each of the Pass Through Trust Supplements between the Company and the Pass Through Trustee, pursuant to each of which a Pass Through Trust is formed and a series of Pass Through Certificates is issued to evidence fractional undivided ownership interests in the Trust Property held in such Pass Through Trust.

  "Underwriters" mean Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated.

  "Underwriting Agreement" means the underwriting agreement by and among the Company and the Underwriters, pursuant to which the Underwriters have agreed to purchase the Pass Through Certificates.

  "Underwriter Exemption" means the individual administrative exemption issued to Salomon Brothers Inc. (the predecessor to Salomon Smith Barney Inc.) by the DOL in Prohibited Transaction Exemption 89-89 (54 Fed. Reg. 42569 (1989)), as amended.

  "Union Tank Car" means Union Tank Car Company.

                                                                      APPENDIX B

            SCHEDULE OF MONTHLY AMORTIZATION RATES AND POOL FACTORS

  The Scheduled Amortization, Rated Amortization and Pool Factors for the Equipment Notes, as of the 20th day of each month, are set forth below.

                 SCHEDULED AMORTIZATION       RATED AMORTIZATION     CUMULATIVE
               -------------------------- -------------------------- EXCESS OF
               PRINCIPAL PRINCIPAL  POOL  PRINCIPAL PRINCIPAL  POOL  SCHEDULED
     DATE       PAYMENT   BALANCE  FACTOR  PAYMENT   BALANCE  FACTOR OVER RATED
     ----      --------- --------- ------ --------- --------- ------ ----------
Closing.......
10/20/98......
11/20/98......
12/20/98......
01/20/99......
02/20/99......
03/20/99......
04/20/99......
05/20/99......
06/20/99......
07/20/99......
08/20/99......
09/20/99......
10/20/99......
11/20/99......
12/20/99......
01/20/00......
02/20/00......
03/20/00......
04/20/00......
05/20/00......
06/20/00......
07/20/00......
08/20/00......
09/20/00......
10/20/00......
11/20/00......
12/20/00......
01/20/01......
02/20/01......
03/20/01......
04/20/01......
05/20/01......
06/20/01......
07/20/01......
08/20/01......
09/20/01......
10/20/01......
11/20/01......
12/20/01......
01/20/02......

                 SCHEDULED AMORTIZATION       RATED AMORTIZATION     CUMULATIVE
               -------------------------- -------------------------- EXCESS OF
               PRINCIPAL PRINCIPAL  POOL  PRINCIPAL PRINCIPAL  POOL  SCHEDULED
     DATE       PAYMENT   BALANCE  FACTOR  PAYMENT   BALANCE  FACTOR OVER RATED
     ----      --------- --------- ------ --------- --------- ------ ----------
02/20/02......
03/20/02......
04/20/02......
05/20/02......
06/20/02......
07/20/02......
08/20/02......
09/20/02......
10/20/02......
11/20/02......
12/20/02......
01/20/03......
02/20/03......
03/20/03......
04/20/03......
05/20/03......
06/20/03......
07/20/03......
08/20/03......
09/20/03......
10/20/03......
11/20/03......
12/20/03......
01/20/04......
02/20/04......
03/20/04......
04/20/04......
05/20/04......
06/20/04......
07/20/04......
08/20/04......
09/20/04......
10/20/04......
11/20/04......
12/20/04......
01/20/05......
02/20/05......
03/20/05......
04/20/05......
05/20/05......
06/20/05......
07/20/05......
08/20/05......
09/20/05......
10/20/05......
11/20/05......
12/20/05......
01/20/06......

                 SCHEDULED AMORTIZATION       RATED AMORTIZATION     CUMULATIVE
               -------------------------- -------------------------- EXCESS OF
               PRINCIPAL PRINCIPAL  POOL  PRINCIPAL PRINCIPAL  POOL  SCHEDULED
     DATE       PAYMENT   BALANCE  FACTOR  PAYMENT   BALANCE  FACTOR OVER RATED
     ----      --------- --------- ------ --------- --------- ------ ----------
02/20/06......
03/20/06......
04/20/06......
05/20/06......
06/20/06......
07/20/06......
08/20/06......
09/20/06......
10/20/06......
11/20/06......
12/20/06......
01/20/07......
02/20/07......
03/20/07......
04/20/07......
05/20/07......
06/20/07......
07/20/07......
08/20/07......
09/20/07......
10/20/07......
11/20/07......
12/20/07......
01/20/08......
02/20/08......
03/20/08......
04/20/08......
05/20/08......
06/20/08......
07/20/08......
08/20/08......
09/20/08......
10/20/08......
11/20/08......
12/20/08......
01/20/09......
02/20/09......
03/20/09......
04/20/09......
05/20/09......
06/20/09......
07/20/09......
08/20/09......
09/20/09......
10/20/09......
11/20/09......
12/20/09......
01/20/10......

                 SCHEDULED AMORTIZATION       RATED AMORTIZATION     CUMULATIVE
               -------------------------- -------------------------- EXCESS OF
               PRINCIPAL PRINCIPAL  POOL  PRINCIPAL PRINCIPAL  POOL  SCHEDULED
     DATE       PAYMENT   BALANCE  FACTOR  PAYMENT   BALANCE  FACTOR OVER RATED
     ----      --------- --------- ------ --------- --------- ------ ----------
02/20/10......
03/20/10......
04/20/10......
05/20/10......
06/20/10......
07/20/10......
08/20/10......
09/20/10......
10/20/10......
11/20/10......
12/20/10......
01/20/11......
02/20/11......
03/20/11......
04/20/11......
05/20/11......
06/20/11......
07/20/11......
08/20/11......
09/20/11......
10/20/11......
11/20/11......
12/20/11......
01/20/12......
02/20/12......
03/20/12......
04/20/12......
05/20/12......
06/20/12......
07/20/12......
08/20/12......
09/20/12......
10/20/12......
11/20/12......
12/20/12......
01/20/13......
02/20/13......
03/20/13......
04/20/13......
05/20/13......
06/20/13......
07/20/13......
08/20/13......
09/20/13......
10/20/13......
11/20/13......
12/20/13......
01/20/14......

                 SCHEDULED AMORTIZATION       RATED AMORTIZATION     CUMULATIVE
               -------------------------- -------------------------- EXCESS OF
               PRINCIPAL PRINCIPAL  POOL  PRINCIPAL PRINCIPAL  POOL  SCHEDULED
     DATE       PAYMENT   BALANCE  FACTOR  PAYMENT   BALANCE  FACTOR OVER RATED
     ----      --------- --------- ------ --------- --------- ------ ----------
02/20/14......
03/20/14......
04/20/14......
05/20/14......
06/20/14......
07/20/14......
08/20/14......
09/20/14......
10/20/14......
11/20/14......
12/20/14......
01/20/15......
02/20/15......
03/20/15......
04/20/15......
05/20/15......
06/20/15......
07/20/15......
08/20/15......
09/20/15......
10/20/15......
11/20/15......
12/20/15......
01/20/16......
02/20/16......
03/20/16......
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06/20/16......
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06/20/17......
07/20/17......
08/20/17......
09/20/17......
10/20/17......
11/20/17......
12/20/17......
01/20/18......

                 SCHEDULED AMORTIZATION       RATED AMORTIZATION     CUMULATIVE
               -------------------------- -------------------------- EXCESS OF
               PRINCIPAL PRINCIPAL  POOL  PRINCIPAL PRINCIPAL  POOL  SCHEDULED
     DATE       PAYMENT   BALANCE  FACTOR  PAYMENT   BALANCE  FACTOR OVER RATED
     ----      --------- --------- ------ --------- --------- ------ ----------
02/20/18......
03/20/18......
04/20/18......
05/20/18......
06/20/18......
07/20/18......
08/20/18......
09/20/18......
10/20/18......
11/20/18......
12/20/18......
01/20/19......
02/20/19......
03/20/19......
04/20/19......
05/20/19......
06/20/19......
07/20/19......
08/20/19......
09/20/19......
10/20/19......
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01/20/20......
02/20/20......
03/20/20......
04/20/20......
05/20/20......
06/20/20......
07/20/20......
08/20/20......
09/20/20......

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CRE-ATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICI-TATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS
NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OF SOLICITATION.
                                 ------------
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................  ii
Reports to Certificateholders by The Trustee...............................  ii
Prospectus Summary.........................................................   1
Risk Factors...............................................................  16
Use of Proceeds............................................................  24
The Company................................................................  24
The Equipment..............................................................  25
Railcar Leasing Industry...................................................  27
The Subleases..............................................................  30
The Sublessees.............................................................  37
The Manager................................................................  40
The Management Agreement...................................................  43
The Intercreditor Agreement................................................  46
Collection And Application Of the Company's Cash Flows.....................  48
The Leases.................................................................  59
The Participation Agreements...............................................  65
The Insurance Agreement....................................................  66
Formation of The Pass Through Trust........................................  67
Description of The Pass Through Certificates...............................  68
Maturity, Payment And Yield Considerations.................................  77
Structuring Assumptions....................................................  77
The Owner Trusts...........................................................  81
Description of The Equipment Notes.........................................  81
Federal Income Tax Considerations..........................................  91
Certain Illinois Taxes.....................................................  94
ERISA Considerations.......................................................  95
Underwriting...............................................................  97
Legal Matters..............................................................  98
Ratings....................................................................  98
Appendix A--Glossary of Certain Terms...................................... A-1
Appendix B--Schedule of Monthly Amortization Rates and Pool Factors........ B-1

                                 ------------
 UNTIL      , 1998 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEAL-
ERS EFFECTING TRANSACTIONS IN THE PASS THROUGH CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               $159,574,146

                           GENERAL AMERICAN RAILCAR
                                CORPORATION II

                        1998-1 PASS THROUGH TRUST

                        % PASS THROUGH CERTIFICATES,
                                 SERIES 1998-1

                                   --------

                                  PROSPECTUS

                                       , 1998

                                   --------

                             SALOMON SMITH BARNEY

                          MORGAN STANLEY DEAN WITTER

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table shows estimates of the various expenses to be paid in connection with the registration of the Certificates offered pursuant to this registration statement.

      Securities and Exchange Commission Registration Fee........... $   96,465
      Legal Fees....................................................    600,000
      Accounting Fees...............................................     35,000
      Trustees' Fees and Expenses...................................     25,000
      Rating Agencies' Fees.........................................    100,000
      Printing Costs................................................    100,000
      Miscellaneous.................................................     43,535
                                                                     ----------
          Total..................................................... $1,000,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's officers and directors are and will be indemnified against certain liabilities in accordance with Section 145 of the Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation and the By-laws of the Company. The Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time under the DGCL. The DGCL permits a corporation to indemnify its directors and officers, among others, against expenses (including reasonable attorneys' fees), judgments, fines and amounts they incur actually and reasonably in connection with any proceeding to which they are a party by reasons of their service in these or other capacities provided that it is established that the director or officer acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Corporation, and, in the case of any criminal action, such person had no reasonable cause to believe such person's conduct was unlawful.

ITEM 16. EXHIBITS

  The exhibits to this registration statement are listed in the Exhibit Index which follows the signature page and which is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

  A. Undertaking Regarding Documents Subsequently Filed under the Exchange
Act.

    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  B. Undertaking in Respect of Indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions contained in the Certificate of Incorporation and By-laws of the Company and the laws of the State of Delaware, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  C. Undertakings Pursuant to Rule 430A.

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus field by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  D. Undertakings Under the Trust Indenture Act of 1939.

    The Company hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
  Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the security rating required for use of Form S-3 will be assigned by the date of the sale of the securities offered hereby, and thus the registrant meets all of the requirements for filing on Form S-3 and has duly caused this document or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois on the 21st day of September, 1998.

                                          General American Railcar
                                          Corporation II


                                               /s/  D. Ward Fuller
                                          By: ____________________________
                                            Name: D. Ward Fuller
                                            Title: President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT, OR AMENDMENT THERETO, HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 21ST DAY OF SEPTEMBER, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


          /s/ D. Ward Fuller*               President and Director
___________________________________________
              D. Ward Fuller

        /s/ Donald J. Schaffer*             Principal Financial and Accounting Officer
___________________________________________
            Donald J. Schaffer

        /s/ David B. Anderson*              Director
___________________________________________
             David B. Anderson

         /s/ David M. Edwards*              Director
___________________________________________
             David M. Edwards

          /s/ Ronald H. Zech*               Director
___________________________________________
              Ronald H. Zech

         /s/ Frank B. Bilotta*              Director
___________________________________________
             Frank B. Bilotta

        /s/ Peter H. Sorensen*              Director
___________________________________________
             Peter H. Sorensen


*Signed pursuant to power of attorney by:

      /s/ Ronald J. Ciancio
_____________________________________
          Ronald J. Ciancio

                                 EXHIBIT INDEX

  EXHIBIT
    NO.    DESCRIPTION
  -------  -----------
  1.1      Form of Underwriting Agreement+
  3.1      Certificate of Incorporation of the Company*
  4.1      Form of Pass Through Trust Agreement+
  4.2      Form of Pass Through Certificate (included in Exhibit 4.1)
  4.3      Form of Owner Trust Agreement+
  4.4      Form of Trust Indenture+
  4.5      Form of Equipment Note (included in Exhibit 4.4)
  4.6      Form of Intercreditor Agreement+
  5.1      Opinion of Vedder, Price, Kaufman & Kammholz, counsel for the
           Company+
  5.2      Opinion of counsel for the Pass Through Trustee+
  8.1      Tax opinion of Vedder, Price, Kaufman & Kammholz, counsel for the Company*
 10.1      Form of Operation, Maintenance, Servicing and Remarketing
           Agreement+
 10.2      Form of Administrative Services Agreement+
 10.3      Form of Insurance Agreement+
 10.4      Form of Equipment Lease Agreement+
 10.5      Form of Participation Agreement+
 23.1      Consent of Vedder, Price, Kaufman & Kammholz (included in Ex-
           hibit 5.1)*
 23.2      Consent of counsel for the Pass Through Trustee (included in
           Exhibit 5.2)
 24.1      Powers of Attorney (filed herewith or previously filed on the signature page to the Registration Statement)
 25.1      Statement of Eligibility of Pass Through Trustee on Form T-1+

--------
*  Previously filed.

+Filed herewith.